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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SCIENTIFIC GAMES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 30, 2015

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Scientific Games Corporation to be held at 10:00 a.m. (local time) on Wednesday, June 10, 2015, at Latham & Watkins LLP, 885 Third Avenue, 12th Floor, New York, New York.

        At the meeting, we will be electing 11 members of our Board of Directors. We will also be considering an amendment and restatement of, and re-approval of certain material provisions of, our 2003 Incentive Compensation Plan and ratification of the appointment of Deloitte & Touche LLP as our independent auditor. These matters are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

        Even if you plan to attend the annual meeting in person, we encourage you to vote your shares right away using one of the advance voting methods described in the accompanying materials.

        We look forward to seeing you at the annual meeting.

Sincerely,

M. Gavin Isaacs President and Chief Executive Officer

SCIENTIFIC GAMES CORPORATION
6650 S. El Camino Road
Las Vegas, NV 89118

 NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

        Notice is hereby given that the annual meeting of stockholders of Scientific Games Corporation (the "Company") will be held at 10:00 a.m. (local time) on Wednesday, June 10, 2015, at Latham & Watkins LLP, 885 Third Avenue, 12th Floor, New York, New York, for the following purposes:

  1.
  To elect 11 members of the Board of Directors to serve for the ensuing year and until their respective successors are duly elected and qualified.

  2.
  To approve an Amended and Restated 2003 Incentive Compensation Plan and to re-approve certain material provisions of such plan.

  3.
  To ratify the appointment of Deloitte & Touche LLP as independent auditor for the fiscal year ending December 31, 2015.

  4.
  To consider and act upon any other matter that may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on April 15, 2015 are entitled to receive notice of and to vote at the meeting and any adjournment thereof. A list of the holders will be open to the examination of stockholders for ten days prior to the date of the meeting, between the hours of 9:00 a.m. and 5:00 p.m., at the office of the Corporate Secretary of the Company at 6650 S. El Camino Road, Las Vegas, NV 89118 and will be available for inspection at the meeting itself.

        To obtain directions to attend the meeting and vote in person, please telephone the Company at (702) 897-7150.

        Whether you plan to be personally present at the meeting or not, we encourage you to submit your vote by proxy as soon as possible using one of the advance voting methods (see page 1 for additional details).

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on June 10, 2015:

The Proxy Statement and 2014 Annual Report will be available on or about April 30, 2015 through the Investors link on our website at
www.scientificgames.com or through www.proxyvote.com.

By Order of the Board of Directors

Scott Schweinfurth Executive Vice President, Chief Financial Officer and Corporate Secretary

Dated: April 30, 2015

i

SCIENTIFIC GAMES CORPORATION
6650 S. El Camino Road
Las Vegas, NV 89118

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Scientific Games Corporation ("Scientific Games," the "Company," "we" or "us") of proxies to be voted at the annual meeting of stockholders to be held at 10:00 a.m. (local time) on Wednesday, June 10, 2015, at Latham & Watkins LLP, 885 Third Avenue, 12th Floor, New York, New York, and any adjournment or postponement of the meeting, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

Notice and Access to Proxy Materials

        We expect our proxy materials, including this Proxy Statement and our 2014 Annual Report, to be made available to stockholders on or about April 30, 2015 through the Investors link on our website at www.scientificgames.com or through www.proxyvote.com. In accordance with the rules of the Securities and Exchange Commission ("SEC"), most stockholders will not receive printed copies of these proxy materials unless they request them. Instead, most stockholders will receive by mail a "Notice of Internet Availability of Proxy Materials" that contains instructions as to how they can view our materials online, how they can request copies be sent to them by mail or electronically by email and how they can vote online (the "Notice").

Stockholders Entitled to Vote

        All stockholders of record at the close of business on April 15, 2015 are entitled to vote at the meeting. At the close of business on April 15, 2015, 85,818,900 shares of common stock were outstanding. Each share is entitled to one vote on all matters that properly come before the meeting.

Voting Procedures

        You may vote your shares by proxy without attending the meeting. You may vote your shares by proxy over the Internet by following the instructions provided in the Notice, or, if you receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you are voting over the Internet or by telephone, you will need to provide the control number that is printed on the Notice or proxy card that you receive.

        If you are the record holder of your shares, you may also vote your shares in person at the meeting. If you are not the record holder of your shares (i.e., they are held in "street" name by a broker, bank or other nominee), you must first obtain a proxy issued in your name from the record holder giving you the right to vote the shares at the meeting.

Voting Matters

        Stockholders are being asked to vote on the following matters at the annual meeting:

Proposal	Board's Recommendation
Proposal 1: Election of Directors (page 4)	FOR each Nominee

The Board and the Nominating and Corporate Governance Committee believe that the eleven (11) director nominees possess a combination of qualifications, experience and judgment necessary for a well-functioning Board and the effective oversight of the Company.

Proposal 2: Approval of amendment and restatement of, and re-approval of certain material provisions of, the Amended and Restated 2003 Incentive Compensation Plan (page 59)	FOR

The Compensation Committee and the Board have adopted a proposal, subject to stockholder approval, to consolidate the share pools under the Company's Amended and Restated 2003 Incentive Compensation Plan (the "2003 Plan") and amend the Company's 2003 Incentive Compensation Plan to eliminate legacy provisions related to the legacy Bally Technologies, Inc. ("Bally") equity plan. In connection with the Company's acquisition of Bally, certain shares from the Bally equity plan were converted to Company shares under the Company's equity plan, with such converted shares subject to legacy Bally terms and conditions. The consolidation of the share pools and application of uniform plan terms and conditions for legacy Bally and legacy Scientific Games participants under the proposed amendment would, among other things, facilitate the administration of consistent equity compensation programs across the combined company. Re-approval of certain material provisions of the 2003 Plan would permit the Company to continue to have the ability to grant awards to the Company's named executive officers that will be tax deductible. The proposed amendment and restatement and re-approval would not increase the aggregate number of shares available for issuance under the 2003 Plan.

Proposal 3: Ratification of the Appointment of Deloitte & Touche LLP ("Deloitte") as Independent Auditor (page 74)	FOR

The Audit Committee has appointed Deloitte to serve as our independent auditor for the fiscal year ending December 31, 2015. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee's appointment of Deloitte.

        All valid proxies received prior to the meeting will be voted in accordance with the instructions specified by the stockholder. If a proxy card is returned without instructions, the persons named as proxy holders on your proxy card will vote in accordance with the above recommendations of the Board.

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

Changing Your Vote

        A stockholder may revoke a proxy at any time prior to its being voted by delivering written notice to the Corporate Secretary of the Company, by delivering a properly executed later-dated proxy (including over the Internet or by telephone), or by voting in person at the meeting.

Quorum

        The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting constitutes a quorum for the transaction of business.

Vote Required

        Assuming a quorum is present, directors will be elected (Proposal 1) by a plurality of the votes cast in person or by proxy at the meeting.

        The proposals to approve the amendment and restatement of, and re-approval of certain material terms of, the 2003 Plan (Proposal 2) and to ratify the appointment of our independent auditor (Proposal 3) require the affirmative vote of a majority of the shares entitled to vote represented at the meeting.

Effect of Withheld Votes or Abstentions

        If you vote "WITHHOLD" in the election of directors or vote "ABSTAIN" (rather than vote "FOR" or "AGAINST") with respect to any other proposal, your shares will count as present for purposes of determining whether a quorum is present. A "WITHHOLD" vote will have no effect on the outcome of the election of directors (Proposal 1) and an "ABSTAIN" vote will have the effect of a negative vote on the other proposals (Proposals 2 through 3).

Effect of Broker Non-Votes

        A broker "non-vote" occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power on that item and has not received specific instructions from the owner. If any broker "non-votes" occur at the meeting, the broker "non-votes" will count for purposes of determining whether a quorum is present but will not have an effect on any proposals presented for your vote. A broker or other nominee holding shares for a beneficial owner may not vote these shares with respect to the election of directors (Proposal 1) or approval of the amendment and restatement of, and re-approval of certain material terms of, the 2003 Plan (Proposal 2) without specific instructions from the beneficial owner as to how to vote with respect to such proposals. Brokers and other nominees will have discretionary voting power to vote without instructions from the beneficial owner on the ratification of the appointment of our independent auditor (Proposal 3) and, accordingly, your shares may be voted by your broker or nominee on Proposal 3 without your instructions.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Board is elected by our stockholders to oversee the management of the business and affairs of the Company. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved for or shared with stockholders. The Board appoints our executives, who are charged with conducting the business and affairs of the Company, subject to oversight by the Board.

Nominees for Election

        The Board has nominated for election to the Board the eleven (11) persons named below to serve for a one-year term and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Each of the director nominees is presently serving as a director and each of the nominees was previously elected to the Board by our stockholders, other than Mr. Isaacs who joined the Board in June 2014, and Judge McDonald and Mr. Haddrill, who joined the Board in October 2014 and December 2014, respectively. Three of the nominees (Messrs. Perelman and Schwartz and Ms. Townsend) were designated for election to the Board by MacAndrews & Forbes Incorporated, our largest stockholder, pursuant to its rights under a stockholders' agreement with us (discussed more fully below). Pursuant to its rights under a stockholders' agreement, MacAndrews & Forbes Incorporated has the right to designate four nominees for election to the Board.

        The Board recommends that you vote in favor of the election of each of the nominees named below as directors of the Company for the ensuing year, and the persons named as proxies on the enclosed proxy card will vote the proxies received by them for the election of each of the nominees unless otherwise specified on those proxy cards. All of the nominees have indicated a willingness to serve as directors; however, if any nominee becomes unavailable to serve before the election, proxies may be voted for a substitute nominee selected by the Board, or the Board may decide to reduce the number of directors.

        The name, age, business experience and certain other information regarding each of the nominees for director are set forth below.

Name	Age	Position with the Company	Director Since
Ronald O. Perelman	72	Director (Chairman)	2003
M. Gavin Isaacs	50	Director (President and Chief Executive Officer)	2014
Richard Haddrill	61	Director (Executive Vice Chairman)	2014
Peter A. Cohen	68	Director (Vice Chairman)	2000
David L. Kennedy	68	Director (Vice Chairman)	2009
Gerald J. Ford	70	Director	2005
Judge Gabrielle K. McDonald	73	Director	2014
Paul M. Meister	62	Director	2012
Michael J. Regan	73	Director	2006
Barry F. Schwartz	66	Director	2003
Frances F. Townsend	53	Director	2010

        Ronald O. Perelman was named Chairman of the Board in November 2013. Mr. Perelman has been Chairman of the Board and Chief Executive Officer of MacAndrews & Forbes Incorporated, a diversified holding company with interests in a diversified portfolio of public and private companies, and various affiliates since 1980. Mr. Perelman is also Chairman of the Board of Revlon Consumer Products Corporation and Revlon, Inc. During the past five years, Mr. Perelman has also served as Chairman of the Board of M & F Worldwide Corp.

        M. Gavin Isaacs was appointed to the position of President and Chief Executive Officer of the Company in June 2014. Mr. Isaacs is an accomplished gaming industry executive with more than 15 years of leadership experience. Most recently, he served as Chief Executive Officer of SHFL entertainment, Inc. from April 2011 through November 2013 when the company was acquired by Bally Technologies, Inc. Prior to joining SHFL entertainment, Inc., Mr. Isaacs served as Executive Vice President and Chief Operating Officer of Bally Technologies, Inc. from 2006 through 2011. Prior to joining Bally Technologies, Inc., he held senior roles at Aristocrat Leisure Limited, including Head of Global Marketing and Business Development, Managing Director of Aristocrat's London-based European subsidiary and President of Aristocrat Technologies, Inc., Aristocrat's Las Vegas-based subsidiary. Mr. Isaacs previously served as a Trustee and the President of the International Association of Gaming Advisors, and currently is a member of the Board of Directors of the American Gaming Association.

        Richard Haddrill was appointed Executive Vice Chairman of the Board and as a member of the Board's Executive and Finance Committee in December 2014. Prior to joining the Board, Mr. Haddrill served as Bally Technologies, Inc.'s Chief Executive Officer from 2004 to 2012 and from May 2014 until the Company's acquisition of Bally in November 2014. He served on Bally's Board of Directors from 2003 until the acquisition, including serving as Chairman of the Board from 2012 to 2014. Prior to becoming Bally's Chief Executive Officer, Mr. Haddrill served as Chief Executive Officer and as a member of the Board of Directors of Manhattan Associates, Inc., a global leader in software solutions to the supply-chain industry. Prior to that, he served as President and Chief Executive Officer of Powerhouse Technologies, Inc., a technology and gaming company involved in the video lottery industry and online lottery and pari-mutuel wagering systems. Mr. Haddrill is Chairman of the Board of Directors of Corrective Education Company, a company involved in providing training and education alternatives to judicial prosecution. In addition, he is a member of the Board of Directors of The Smith Center for the Performing Arts in Las Vegas.

        Peter A. Cohen has served as Vice Chairman of the Board since September 2004. Mr. Cohen is Chairman and Chief Executive Officer of Cowen Group, Inc., a diversified financial services company. Mr. Cohen was a founding partner and principal of Ramius LLC, a private investment management firm formed in 1994 that was combined with Cowen in late 2009. Mr. Cohen also serves as a member of the Board of Directors of Chart Acquisition Corp. From November 1992 to May 1994, Mr. Cohen was Vice Chairman of the Board and a director of Republic New York Corporation, as well as a member of its executive management committee. Mr. Cohen was Chairman and Chief Executive Officer of Shearson Lehman Brothers from 1983 to 1990.

        David L. Kennedy was the President and Chief Executive Officer of the Company from November 2013 to June 2014 and served as Executive Vice Chairman from June 2014 to August 2014 after which time he was no longer an employee of the Company but continued to serve on the Board as Vice Chairman, in a non-executive capacity. Mr. D. Kennedy serves as a Vice Chairman of the Board, a position he has held since October 2009. Mr. D. Kennedy served as an executive of the Company from November 2010 until March 2012, including as Chief Administrative Officer from April 2011 until March 2012. Mr. D. Kennedy also serves as Vice Chairman of the Board of Revlon, Inc. and is a director of Revlon Consumer Products Corporation. Mr. D. Kennedy is Senior Executive Vice President of MacAndrews & Forbes Incorporated and has held senior executive positions with Revlon, Inc. and The Coca-Cola Company and affiliates during his 40-year business career.

        Gerald J. Ford has been a financial institutions entrepreneur and private investor involved in numerous mergers and acquisitions of private and public sector financial institutions over the past 30 years. Mr. Ford was Chairman of the Board and Chief Executive Officer of Golden State Bancorp Inc. from September 1998 until its merger with Citigroup Inc. in November 2002. Mr. Ford is Chairman of Hilltop Holdings, Inc. and a member of the Board of Directors of Freeport-McMoRan Inc. and SWS Group, Inc. During the past five years, Mr. Ford has also served as Chairman of the Boards of First Acceptance Corporation and Pacific Capital Bancorp and as a director of McMoRan Exploration Company.

        Judge Gabrielle K. McDonald, a former U.S. District Court judge, has been the Special Counsel on Human Rights to Freeport-McMoRan Inc., a leading international natural resources company, since 1999.

From 2001 until 2013, Judge McDonald served as a judge on the Iran-United States Claims Tribunal, The Hague, The Netherlands. Judge McDonald served as a judge on the International Criminal Tribunal for the former Yugoslavia in The Hague for six years, and was President of the Tribunal from 1997 until 1999. Judge McDonald is a member of the Board of Directors of the American Arbitration Association. During the past five years, Judge McDonald has also served as a director of Freeport-McMoRan Inc.

        Paul M. Meister is President of MacAndrews & Forbes Incorporated. He is also Co-Founder of Liberty Lane Partners, a private investment company with investments in healthcare, technology, and distribution-related industries, and Perspecta Trust, a trust company that provides trust and investment services. Mr. Meister previously served as Chairman and Chief Executive Officer of inVentiv Health, a leading provider of commercial, consulting and clinical research services to the pharmaceutical and biotech industries. He formerly was Chairman of the Board of Thermo Fisher Scientific Inc., a provider of products and services to businesses and institutions in the field of science, which was formed by the merger of Fisher Scientific International Inc. and Thermo Electron Corporation in November 2006. Mr. Meister was Vice Chairman of Fisher Scientific International, Inc. from 2001 to 2006, and served as its Chief Financial Officer from 1991 to 2001. Fisher Scientific International Inc. provided products and services to research, healthcare, industrial, educational and government markets. Mr. Meister is a member of the Board of Director of Quanterix Corporation, a developer of ground-breaking tools in high definition diagnostics, and inVentiv Health. Mr. Meister is Co-Chair of the University of Michigan's Life Sciences Institute External Advisory Board and serves on the Executive Advisory Board of the Chemistry of Life Processes Institute at Northwestern University. Mr. Meister is a member of the Board of Directors of LKQ Corporation, Inc. During the past five years, Mr. Meister has also served as a member of the Board of Directors of M & F Worldwide Corp.

        Michael J. Regan is a former Vice Chairman and Chief Administrative Officer of KPMG LLP and was the lead audit partner for many Fortune 500 companies during his 40-year tenure with KPMG. Mr. Regan is a member of the Board of Directors of Lifetime Brands, Inc. During the past five years, Mr. Regan has also served as a member of the Board of Directors of Citadel Broadcasting Corporation and DynaVox Inc.

        Barry F. Schwartz has been Executive Vice Chairman and Chief Administrative Officer of MacAndrews & Forbes Incorporated and various affiliates since October 2007. Prior to that, he was Executive Vice President and General Counsel of MacAndrews & Forbes Incorporated and various affiliates since 1993 and Senior Vice President of MacAndrews & Forbes Incorporated and various affiliates from 1989 to 1993. Mr. Schwartz is a director of Revlon Inc. and Revlon Consumer Products Corporation. During the past five years, Mr. Schwartz has also served as a director of Harland Clarke Holdings Corp. and M & F Worldwide Corp.

        Frances F. Townsend is Executive Vice President of Worldwide Government, Legal and Business Affairs of MacAndrews & Forbes Incorporated. She has been with MacAndrews & Forbes Incorporated since October 2010. Ms. Townsend was a corporate partner at the law firm of Baker Botts LLP from April 2009 to October 2010. Prior to that, she was Assistant to President George W. Bush for Homeland Security and Counterterrorism and chaired the Homeland Security Council from May 2004 until January 2008. Prior to serving the President, Ms. Townsend was the first Assistant Commandant for Intelligence for the U.S. Coast Guard and spent 13 years at the U.S. Department of Justice in various senior positions. She also serves on numerous governmental advisory and nonprofit boards. Ms. Townsend is a trustee on the board of the New York City Police Foundation and the Intrepid Sea, Air & Space Museum. She is also a member of the Council on Foreign Relations and the Trilateral Commission. Ms. Townsend is a director of The Western Union Company and Freeport-McMoRan Inc.

Designees of MacAndrews & Forbes Incorporated

        Messrs. Perelman and Schwartz and Ms. Townsend were designated for election to the Board by MacAndrews & Forbes Incorporated pursuant to its rights under a stockholders' agreement with us dated

September 6, 2000, as supplemented by agreements dated June 26, 2002, October 10, 2003 and February 15, 2007. The stockholders' agreement was originally entered into with holders of our Series A Convertible Preferred Stock in connection with the initial issuance of such preferred stock and provides for, among other things, the right of the holders to designate up to four members of our Board based on their ownership of preferred stock or the common stock issued upon conversion thereof. All of the preferred stock was converted into common stock in August 2004. MacAndrews & Forbes Incorporated, which owned approximately 92% of the preferred stock prior to conversion and currently owns approximately 39.92% of our outstanding common stock, currently has the right to designate up to four directors based on its level of share ownership. The percentages that must be maintained in order to designate directors are as follows: (a) 20% to designate four directors; (b) 16% to designate three directors; (c) 9% to designate two directors; and (d) 4.6% to designate one director. Such percentages, in each case, are to be determined based on our fully diluted common stock subject to certain exclusions of common stock or other securities that may be issued in the future.

Qualifications of Directors

        Our directors are responsible for overseeing the management of the Company's business and affairs, which requires highly skilled and experienced individuals. The Nominating and Corporate Governance Committee is responsible for evaluating and making recommendations to the Board concerning the appropriate size and needs of the Board with the objective of maintaining the necessary experience, skills and independence on the Board. The Nominating and Corporate Governance Committee and the Board believe that there are general qualifications that are applicable to all directors and other skills and experience that should be represented on the Board as a whole, but not necessarily by each director. The Nominating and Corporate Governance Committee and the Board consider the experience and qualifications of prospective directors individually and in the context of the Board's overall composition.

        In its assessment of prospective directors, the Nominating and Corporate Governance Committee and the Board generally consider, among other factors, the individual's character and integrity, experience, judgment, independence and ability to work collegially, as well as the ability of a potential nominee to devote the time and effort necessary to fulfill his or her responsibilities as a director. The Nominating and Corporate Governance Committee and the Board also assess particular qualifications, attributes, skills and experience that they believe are important to be represented on the Board as a whole, in light of the Company's business. These include a high level of financial literacy, relevant chief executive officer or similar leadership experience, gaming, lottery and interactive industry experience, experience with global operations, exposure to the development and marketing of technology and consumer products, and legal and regulatory experience.

        As a matter of practice, the Nominating and Corporate Governance Committee and the Board also consider the diversity of the backgrounds and experience of prospective directors as well as their personal characteristics (e.g., gender, ethnicity, age) in evaluating, and making decisions regarding, Board composition, in order to facilitate Board deliberations that reflect a broad range of perspectives. The Nominating and Corporate Governance Committee and the Board believe that the Board is comprised of a diverse group of individuals.

        The Nominating and Corporate Governance Committee and the Board believe that each nominee has valuable individual skills and experiences that, taken together, provide the variety and depth of knowledge, judgment and vision necessary for the effective oversight of the Company. As indicated in the foregoing biographies, the nominees have extensive experience in a variety of fields, including gaming, lottery and interactive (Messrs. Isaacs, Haddrill and a number of our other long-serving directors), global operations (all directors), technology (Messrs. Isaacs, Haddrill, D. Kennedy and Meister), consumer products and marketing (Messrs. Isaacs, Haddrill, D. Kennedy, Perelman and Schwartz), legal and regulatory (Messrs. Isaacs and Schwartz and Madams Townsend and McDonald), investment and financial services (Messrs. Cohen, Ford, D. Kennedy, Meister, Perelman and Schwartz) and public accounting (Mr. Regan), each of which the Board believes provides valuable knowledge about important elements of our business. Most of our nominees have leadership experience at major companies or organizations that operate inside and outside the United States and/or experience on other companies' boards, which provides an understanding of ways other companies address various business matters, strategies, corporate governance and other issues. As indicated in the foregoing biographies, the nominees have each demonstrated significant leadership skills, including as a chief executive officer (Messrs. Isaacs, Haddrill, D. Kennedy, Cohen, Ford, Meister, Perelman and Schwartz), as a chief administrative officer of a major accounting firm (Mr. Regan), as chair of the Homeland Security Council and an officer in the U.S. Coast Guard (Ms. Townsend) and as a judge on an international criminal tribunal (Ms. McDonald). Ms. Townsend has extensive public policy, government or regulatory experience, which can provide valuable insight into issues faced by companies in regulated industries such as that of the Company. Mr. Isaacs has served as a senior executive and director of other gaming companies, which service has given him a deep knowledge of the Company and its businesses and directly relevant management experience. The Nominating and Corporate Governance Committee and the Board believe that these skills and experiences, together with their other qualities, qualify each nominee to serve as a director of the Company.

THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE ELEVEN (11) NOMINEES

Corporate Governance

        Overview.    The Company is committed to good corporate governance, which we believe promotes the long-term interests of our stockholders and strengthens Board and management accountability. Highlights of our corporate governance structure and policies include:

Corporate Governance Highlights
• Annual election of all directors	• Cash and equity compensation clawback policy
• Eight independent director nominees	• Anti-hedging policy
• Entirely independent Board committees (other than Executive and Finance Committee and Compliance Committee)	• Executive compensation based on pay-for-performance philosophy
• Regular executive sessions of independent directors	• Code of Business Conduct (and related training)
• Separate Chairman and Chief Executive Officer roles	• Stockholder right to call special meetings
• Regular Board and committee self-evaluations	• Stockholder right to act by written consent
• Director and officer stock ownership guidelines	• Absence of rights plan and other "anti-takeover" provisions
• Risk management oversight by the Board and committees

        Director Independence.    The Board has adopted Director Independence Guidelines as a basis for determining that individual directors are independent under the standards of the NASDAQ Stock Market. This determination, which is made annually, helps assure the quality of the Board's oversight of management and reduces the possibility of damaging conflicts of interest. Under these standards, a director will not qualify as independent if:

  (1)
  the director has been employed by the Company (or any subsidiary) at any time within the past three years, other than service as an interim executive officer for a period of less than one year;

  (2)
  the director has an immediate family member who has been employed as an executive officer of the Company (or any subsidiary) at any time within the past three years;

  (3)
  the director or an immediate family member of the director has accepted any compensation (including any political contribution to a director or family member) from the Company (or any subsidiary) in excess of $120,000 during any period of 12 consecutive months within the past three years other than (a) for Board or Board committee service, (b) in the case of the family member, as compensation for employment other than as an executive officer, (c) benefits under a tax-qualified retirement plan or non-discretionary compensation, or (d) compensation for service as an interim executive officer for a period of less than one year;

  (4)
  the director or an immediate family member of the director is a partner, controlling shareholder or executive officer of an organization (including a charitable organization) that made payments to, or received payments from, the Company for property or services in the current year or in any of the past three years that exceed the greater of 5% of the recipient's consolidated gross revenues or $200,000, other than (a) payments arising solely from investments in the Company's securities or (b) payments under non-discretionary charitable contribution matching programs;

  (5)
  the director or an immediate family member of the director is employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

  (6)
  the director or an immediate family member of the director is a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years.

        In applying these standards, the Board determined that each of Messrs. Cohen, Ford, Meister, Perelman, Regan and Schwartz, and Madams Townsend and McDonald, qualify as independent directors and none has a business or other relationship that would interfere with the director's exercise of independent judgment. Messrs. Isaacs, Haddrill and D. Kennedy do not qualify as independent directors.

        The full text of the Board's Director Independence Guidelines, including information on the additional independence requirements applicable to Board committee members, can be accessed through the Investors—Corporate Governance link on our website at www.scientificgames.com.

        Corporate Governance Guidelines.    The Board has adopted Corporate Governance Guidelines that outline the structure, role and functioning of the Board and address various governance matters including director independence, the Board selection process, length of Board service, Board meetings and executive sessions of independent directors, Board and committee performance evaluations and management succession planning. The full text of these guidelines can be accessed through the Corporate Governance link in the Investors section of our website at www.scientificgames.com.

        Board Leadership Structure.    As described above, the Board is comprised entirely of independent directors, other than Mr. Isaacs, our President and Chief Executive Officer, Mr. D. Kennedy, our former President and Chief Executive Officer during 2014, and Mr. Haddrill, our Executive Vice Chairman. The Audit, Compensation, and Nominating and Corporate Governance Committees are comprised entirely of independent directors. The Executive and Finance Committee is comprised of independent directors and non-independent directors and the Compliance Committee is comprised of independent directors and an industry consultant. The Board has the flexibility to select the leadership structure that is most appropriate for the Company and its stockholders and has determined that the Company and its stockholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman of the Board and Chief Executive Officer. This approach allows the Board to elect the most qualified director as Chairman of the Board, while maintaining the ability to separate the Chairman of the Board and Chief Executive Officer roles when deemed appropriate. The Chairman of the Board and Chief Executive Officer roles are currently held by two different individuals.

        Messrs. Cohen and Kennedy serve as Vice Chairmen of the Board and Mr. Haddrill serves as Executive Vice Chairman of the Board and the Board has also designated Mr. Cohen as the lead independent director. When the positions of Chairman of the Board and Chief Executive Officer are held by the same individual, Mr. Cohen's lead independent director responsibilities include presiding over regularly held executive sessions of independent directors, facilitating communication between the independent directors and the Chief Executive Officer, and coordinating the activities of the independent directors. Mr. Cohen also provides assistance to the Board and the committees of the Board in their evaluations of management's performance and he carries out other duties that the Board assigns to him from time to time in areas of governance and oversight.

        The Executive and Finance Committee, which includes two independent directors (Messrs. Cohen and Perelman) as well as Messrs. Isaacs, Haddrill and D. Kennedy, meets regularly to support the Board in the performance of its duties between regularly scheduled Board meetings, to implement the policy decisions of the Board and to provide strategic guidance and oversight to the Company.

        The Board believes its current leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the independent members of the Board.

        Board's Role in Risk Oversight.    The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company's approach to risk management. The Board exercises these responsibilities on an ongoing basis as part of its meetings and through the Board's committees, each of which examines various components of enterprise risk as part of its responsibilities. An overall review of risk is inherent in the Board's consideration of the Company's strategies and other matters presented to the Board, including financial matters, investments, acquisitions and divestitures. The Board's role in risk oversight is consistent with the Company's leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for managing the Company's risk exposure, and the Board and its committees providing oversight of those efforts.

        The Company has implemented internal processes and controls to identify and manage risks and to communicate with the Board regarding risk management. These include an enterprise risk management program, regular internal management meetings that identify risks and discuss risk management, a Code of Business Conduct (and related training), a strong ethics and compliance function that includes suitability reviews of customers, partners, vendors and other persons/entities with which the Company does business, an internal and external audit process, internal approval and signature authority processes and legal department review of contracts. In connection with these processes and controls, management regularly communicates with the Board, Board committees and individual directors regarding identified risks and the management of these risks. Individual directors often communicate directly with senior management on matters relating to risk management. In particular, the Board committee chairmen regularly communicate with members of senior management, including Mr. Isaacs, to discuss potential risks in connection with accounting and audit matters, compensation matters, compliance matters and financing-related matters.

        The Board committees, which meet regularly and report to the full Board, play significant roles in carrying out the Board's risk oversight function. In particular, the Audit Committee oversees risks related to the Company's financial statements, the financial reporting process, accounting and certain legal matters. The Audit Committee also oversees the internal audit function and regularly meets in private with both the Vice President of Internal Audit (who reports functionally to the Chief Financial Officer and has a direct reporting line to the Audit Committee) and representatives of the Company's independent auditing firm. The Compensation Committee evaluates risks associated with the Company's compensation programs and discusses with management procedures to identify and mitigate such risks. See "Executive Compensation—Compensation Discussion and Analysis—Compensation Program as it Relates to Risk" below. The Compliance Committee is active in overseeing the Company's program with respect to compliance with the laws applicable to the Company's business, including gaming laws, as well as compliance with our Code of Business Conduct and related policies by employees, officers, directors and other representatives of the Company. In addition, the Compliance Committee oversees a compliance review process, which is designed to ensure that the vendors, consultants, customers and business partners of the Company are "suitable" or "qualified" as those terms are used by applicable gaming and lottery authorities, and regularly meets separately with the Senior Vice President, Chief Compliance Officer and Corporate Director of Security (who reports functionally to the Chief Executive Officer and has a direct reporting line to the Compliance Committee).

        Board Meetings.    The Board held a total of 14 meetings during 2014, including 4 at which executive sessions were held with no members of management present. During 2014, all incumbent directors attended at least 75% of the total number of meetings of the Board and committees of the Board on which they served.

        Board Committees.    The Board has five committees: the Audit Committee; the Compensation Committee; the Compliance Committee; the Executive and Finance Committee; and the Nominating and Corporate Governance Committee. All committees are comprised solely of independent directors with the exception of the Executive and Finance Committee, which is comprised of two independent directors as well as Messrs. Isaacs, Haddrill and D. Kennedy, and the Compliance Committee, which is comprised of four independent directors as well as Patricia Becker, a gaming industry consultant. Debra G. Perelman, who is a member of the Board and Compliance Committee, has decided to not stand for reelection. Ms. Perelman's directorship will expire on June 10, 2015, at which time she will no longer be a member of the Board or the Compliance Committee. Ms. Perelman's decision is not in connection with any disagreement with the Company on any matter relating to operations, policies or practices. The Board has approved charters for each Board committee, which can be accessed through the Investors—Corporate Governance link on our website at www.scientificgames.com. The current membership of each committee is as follows:

Audit Committee	Compensation Committee	Compliance Committee	Executive and Finance Committee	Nominating and Corporate Governance Committee
Michael J. Regan (Chair)	Peter A. Cohen (Chair)	Barry F. Schwartz (Chair)	Peter A. Cohen (Chair)	Gerald J. Ford (Chair)
Peter A. Cohen	Paul M. Meister	Gabrielle K. McDonald	Ronald O. Perelman	Michael J. Regan
Gerald J. Ford	Barry F. Schwartz	Debra G. Perelman	M. Gavin Isaacs	Frances F. Townsend
		Frances F. Townsend	Richard Haddrill
		Patricia Becker	David L. Kennedy

        Audit Committee.    The Audit Committee is responsible for hiring the Company's independent auditor and for overseeing the accounting, auditing and financial reporting processes of the Company. In the course of performing its functions, the Audit Committee reviews, with management and the independent auditor, the Company's internal accounting controls, the financial statements, the report and recommendations of the independent auditor, the scope of the audit, and the qualifications and independence of the auditor. The Audit Committee also oversees the Company's internal audit function. The Board has determined that each member of the Audit Committee is independent under the listing standards of the NASDAQ Stock Market and that Mr. Regan qualifies as an "audit committee financial expert" under the rules of the SEC. The Audit Committee held 6 meetings during 2014.

        Compensation Committee.    The Compensation Committee sets the compensation of the Chief Executive Officer and other senior executives of the Company, administers the equity incentive plans and executive compensation programs of the Company, determines eligibility for, and awards under, such plans and programs, and makes recommendations to the Board with regard to the adoption of new employee benefit plans and equity incentive plans and with respect to the compensation program for non-employee directors. The Board has determined that each member of the Compensation Committee is independent under the listing standards of the NASDAQ Stock Market. The Compensation Committee held 8 meetings during 2014.

        Compliance Committee.    The Compliance Committee is responsible for providing oversight of the Company's program with respect to compliance with laws and regulations applicable to the business of the Company, including gaming and anticorruption laws, and with respect to compliance with the Code of Business Conduct by employees, officers, directors and other representatives of the Company. The Board has determined that each director member of the Compliance Committee is independent under the listing standards of the NASDAQ Stock Market. The Compliance Committee held 5 meetings during 2014.

        Executive and Finance Committee.    The Executive and Finance Committee has broad authority to act on behalf of the Board in the oversight of the business and affairs of the Company between regular meetings of the Board and assists the Board in implementing Board policy decisions. The Executive and Finance Committee held 8 meetings during 2014.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee is responsible for identifying individuals who are qualified to become directors, recommending nominees for membership on the Board and on committees of the Board, reviewing and recommending corporate governance principles, procedures and practices and overseeing the annual self-assessment of the Board and its committees. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the listing standards of the NASDAQ Stock Market. The Nominating and Corporate Governance Committee held 7 meetings during 2014.

        The Nominating and Corporate Governance Committee does not have specific qualifications that must be met by a candidate for director and will consider individuals suggested as candidates by stockholders. A stockholder wishing to propose a nominee for director should submit a recommendation in writing to the Company's Corporate Secretary at least 120 days before the anniversary of the mailing date of the proxy materials applicable to the prior year's annual meeting, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director. The Nominating and Corporate Governance Committee will review the candidate's background, experience and abilities, and the contributions the candidate can be expected to make to the collective functioning of the Board and the needs of the Board at the time. In prior years, candidates have been identified through recommendations made by directors, the Chief Executive Officer and other third parties. The Nominating and Corporate Governance Committee anticipates that it would use these sources as well as stockholder recommendations to identify candidates in the future.

        Stockholder Communications with Directors.    Stockholders may communicate with the Board or an individual director by sending a letter to the Board or to a director's attention care of the Corporate Secretary of the Company at Scientific Games Corporation, 6650 S. El Camino Road, Las Vegas, NV 89118. The Corporate Secretary will open, log and deliver all such correspondence (other than advertisements, solicitations or communications that contain offensive or abusive content) to directors on a periodic basis, generally in advance of each Board meeting.

        Attendance at Stockholders' Meetings.    The Company encourages directors to attend the annual stockholders' meeting. Last year, four of the nine directors then serving attended the annual meeting.

        Code of Ethics.    The Board has adopted a Code of Business Conduct that applies to all of our officers, directors and employees. The Code sets forth fundamental principles of integrity and business ethics and is intended to ensure ethical decision making in the conduct of professional responsibilities. Among the areas addressed by the Code are standards concerning conflicts of interest, confidential information and compliance with laws, regulations and policies. The full text of the Code can be accessed through the Corporate Governance link in the Investors section of our website at www.scientificgames.com.

Director Compensation

        Non-Employee Director Compensation. The compensation program for non-employee directors consists of annual retainers and equity awards. Under the director compensation program currently in effect non-employee directors are eligible to receive:

  (1)
  an annual retainer for service by non-employee directors on the Board of $75,000;

  (2)
  an annual committee retainer (in lieu of fees per committee meeting) of $10,000 (or $15,000, in the case of the Audit Committee) per committee;

  (3)
  annual retainers for committee chairs of $20,000 (or, in case of the chair of the Audit Committee, $35,000); and

  (4)
  annual grants of restricted stock units ("RSUs") to eligible non-employee directors with a grant date value of $160,000 and a four-year vesting schedule.

        Mr. Cohen will continue to receive $250,000 for his service as a Vice Chairman of the Board without any additional retainers for his service as Chairman of the Executive and Finance Committee or Chairman of the Compensation Committee. New non-employee directors will continue to receive stock options for 10,000 shares (with a four-year vesting schedule) upon joining the Board. Directors who are employed by the Company do not receive any additional compensation in connection with their services as directors.

        The Compensation Committee established the director compensation program described above for 2014 following a review in 2013 of competitive director compensation data provided by Compensation Advisory Partners, LLC ("CAP") for companies in a peer group of comparably sized companies in related industries as well as a general industry group of comparably sized companies. The Compensation Committee used the comparative data provided by CAP as a general indicator of relevant market conditions, but did not set specific benchmark targets for total director compensation or for individual elements of the director compensation program.

        Awards of stock options and RSUs are subject to forfeiture if a director leaves the Board prior to the scheduled vesting date for any reason, except that the vesting of such awards would accelerate in full upon a director ceasing to serve on the Board due to death or disability.

        For 2014, each non-employee director was eligible to receive an annual award of RSUs having a grant date value of $160,000 and a four-year vesting schedule, provided such director satisfied the Board's attendance requirements for the prior calendar year, as discussed below. In light of the trading price of the Company's stock and the limited availability of shares under the Company's equity incentive plans, for the fourth consecutive year, the grant date value of the annual award of RSUs to non-employee directors was discounted by approximately 10% relative to the "target" grant date value. Accordingly, the number of RSUs awarded in 2014 was determined by discounting the "target" grant date value of $160,000 by 10% (i.e., $144,000) and dividing such value by the average of the high and low sales price of our common stock on the trading day immediately prior to the grant date ($10.30) and rounding down to the nearest whole number. As a result, 13,980 RSUs were awarded to each non-employee director for 2014, provided the non-employee director satisfied the Board's attendance requirement for 2013.

        Only non-employee directors who have attended at least 75% of the total number of meetings held by the Board and committees on which they served in the prior year are eligible to receive an annual award of RSUs, except that a new director with less than six months of service in the prior year is not subject to such threshold with respect to the first grant made after becoming a director. All non-employee directors serving at the time of grant (June 2014) satisfied the attendance requirements applicable for the 2014 awards.

        Haddrill Employment Agreement.    On December 8, 2014, the Company entered into an employment agreement with Mr. Haddrill in connection with his appointment as Executive Vice Chairman of the Board. The term of Mr. Haddrill's employment agreement is scheduled to expire on December 31, 2017, subject to automatic one-year extensions at the end of the term and each succeeding annual anniversary thereafter unless timely notice of non-renewal is given.

        Under the agreement, Mr. Haddrill receives an annual base salary of $1,500,000 and on December 8, 2014, received a sign-on equity award of 30,384 RSUs, which are scheduled to vest over four years. In addition, on January 1, 2015, Mr. Haddrill received an award of performance-conditioned RSUs with a grant date value of $4,500,000 at "target" opportunity, with 50% of such RSUs subject to vesting after three years if certain financial criteria are met and 50% of such RSUs subject to annual vesting if certain strategic and business goals are met and if Mr. Haddrill continues in the employment of the Company during the applicable period.

        If Mr. Haddrill's employment is terminated by the Company without "cause" or by Mr. Haddrill for "good reason" (as such terms are defined in his employment agreement), he would then be entitled to receive: (1) an amount equal to his base salary payable in accordance with the Company's normal payroll practices over a period of twelve (12) months; (2) continued vesting of his sign-on RSUs in accordance with their original vesting schedule for a period of 12 months following termination; and (3) payment of COBRA premiums for 12 months if Mr. Haddrill elects to continue medical coverage under the Company's group health plan in accordance with COBRA. Mr. Haddrill would also be eligible for a pro rata payout with respect to his performance-conditioned RSUs if his employment is terminated without cause during the relevant performance period.

        In the event of Mr. Haddrill's death, his beneficiary or estate would be entitled to receive any benefits that may be payable under any life insurance benefit of Mr. Haddrill for which the Company pays premiums and full vesting of the sign-on RSUs. In the event Mr. Haddrill is terminated due to his "total disability" (as such term is defined in the agreement), he would be eligible to receive disability payments under the Company's disability plans and full vesting of the sign-on RSUs. Mr. Haddrill's agreement also contains, among other things, covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 12 months after termination of his employment for any reason.

        The table below shows the compensation earned by our directors for 2014; provided that, the compensation for Mr. Isaacs and the compensation for Mr. D. Kennedy for the period relating to his employment with the Company in 2014 are reflected in the Summary Compensation Table below.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Peter A. Cohen	325,000	143,994	—	—	468,994
Gerald J. Ford	105,833	143,994	—	—	249,827
Richard Haddrill(5)	134,615	449,987	—	3,612	588,214
David L. Kennedy(6)	31,250	—	—	—	31,250
Gabrielle K. McDonald(7)	14,167	—	51,058	—	65,225
Paul M. Meister	97,500	143,994	—	—	241,494
Debra G. Perelman(8)	55,833	143,994	67,916	—	267,743
Ronald O. Perelman	75,000	143,994	—	—	218,994
Michael J. Regan	120,000	143,994	—	—	263,994
Barry F. Schwartz	105,000	143,994	—	—	248,994
Frances F. Townsend	107,500	143,994	—	—	251,494

(1)
Reflects annual retainers earned by directors for 2014, other than in the case of Mr. Haddrill. For Mr. Haddrill, reflects his base salary earned in 2014 under his employment agreement described above.

(2)
Reflects the grant date fair value of RSUs awarded during 2014, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("FASB ASC Topic 718"). The grant date fair value of the RSUs was determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date. For a discussion of valuation assumptions, see Note 18 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2014. As discussed above, for directors who received a grant of RSUs in June 2014 as part of the compensation program for non-employee directors, this grant date fair value reflects a 10% discount relative to the "target" value of $160,000. Judge McDonald did not receive any RSUs in 2014, because she did not become a director until October 30, 2014. Mr. D. Kennedy did not receive any RSUs in 2014 related to his service as a director, because he was still an employee of the Company at the time grants were made.

(3)
Reflects the grant date fair value of stock options awarded to Judge McDonald and Ms. Perelman in connection with their appointment to the Board during 2014, computed in accordance with Financial Accounting Standards Board Accounting

  Standards Codification Topic 718, Compensation—Stock Compensation ("FASB ASC Topic 718"). The fair value of the stock options is estimated on the date of grant using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 18 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2014.

(4)
Reflects the tax gross-up for imputed income associated with Mr. Haddrill's attendance of the Company's Sales Club meeting.

(5)
Mr. Haddrill was elected Executive Vice Chairman of the Board on December 8, 2014.

(6)
Reflects compensation earned by Mr. D. Kennedy in his capacity as a non-employee director in 2014 (which was pro-rated from the date he ceased serving as Executive Vice Chairman of the Board in August 2014). Mr. D. Kennedy's compensation related to his service as an executive is reflected in the Summary Compensation Table below.

(7)
Judge McDonald joined the Board on October 30, 2014.

(8)
Ms. Perelman joined the Board on April 23, 2014.

        The table below shows the number of stock options and unvested RSUs held by each of our directors, other than Mr. Isaacs, as of December 31, 2014.

Name	Stock Options (in shares)(1)	5-Year Vesting RSUs(2)(3)	4-Year Vesting RSUs(2)(4)	Total RSUs
Peter A. Cohen	—	747	26,247	26,994
Gerald J. Ford	—	747	26,247	26,994
Richard Haddrill	—	—	30,384	30,384
David L. Kennedy	113,470	747	129,783	130,530
Gabrielle K. McDonald	10,000	—	—	—
Paul M. Meister	10,000	—	23,896	23,896
Debra G. Perelman	10,000	—	13,980	13,980
Ronald O. Perelman	—	747	26,247	26,994
Michael J. Regan	—	747	26,247	26,994
Barry F. Schwartz	—	747	26,247	26,994
Frances F. Townsend	—	—	26,247	26,247

(1)
Reflects stock options granted to Judge McDonald, Mr. Meister and Ms. Perelman on October 30, 2014, March 20, 2012, and April 23, 2014, respectively, upon the applicable directors' joining the Board, each with a four-year vesting schedule and an exercise price of $9.65, $11.10 and $12.38, respectively. The first three installments of Mr. Meister's stock options vested and became exercisable on the first, second and third anniversaries of the date of grant and the balance of which is scheduled to vest and become exercisable in one installment on the fourth anniversary of the date of grant.

(2)
In April 2013, Messrs. Cohen, Ford, D. Kennedy, Perelman, Regan and Schwartz entered into amendments to RSU awards granted prior to June 7, 2011, with such amendments pertaining to the treatment of such RSUs in the event of a change in control. On May 13, 2014, a qualifying change in control was triggered when the Company's largest shareholder, MacAndrews & Forbes Incorporated, acquired shares of Class A common stock resulting in ownership exceeding 40% of such outstanding shares. Pursuant to these amendments, outstanding RSUs granted prior to June 7, 2011 were treated as follows: (a) one-half vested and were distributed immediately upon the change in control, and (b) one-half were subject to a transfer restriction, lapsing upon the earlier of the original vesting date or the director's termination as a result of death or disability and forfeited if the director terminated for any reason other than death or disability prior to the original vesting date.

(3)
Reflects, for non-employee directors who were serving as such on the applicable grant date, one-tenth of an award of RSUs granted on January 4, 2010 (747 RSUs, which were subject to transfer restrictions until January 4, 2015 per footnote (2), and are shown as unvested in the table above, which provides information as of December 31, 2014).

(4)
Reflects, for non-employee directors who were serving as such on the applicable grant date, as applicable, (a) one-fourth of an award of RSUs granted on September 7, 2011 (2,351 RSUs, which vested on January 3, 2015 but are shown as unvested in the table above, which provides information as of December 31, 2014), (b) one-half of an award of RSUs granted on June 5, 2012 (4,748 RSUs, which are scheduled to vest in two equal annual installments on each of June 5, 2015 and 2016), (c) three-fourths of an award of RSUs granted on June 4, 2013 (5,175 RSUs, which are scheduled to vest in three equal installments on each of June 4, 2015, 2016 and 2017), and (d) 13,980 RSUs granted on June 11, 2014 (which are scheduled to vest in four equal annual installments beginning on June 11, 2015). For Mr. Haddrill, reflects his sign-on RSUs granted on December 8, 2014 (which are scheduled to vest in four equal annual installments beginning on December 8, 2015). For Mr. D. Kennedy, includes one-eighth of an award of RSUs granted on March 22, 2011 (7,367 RSUs, which were subject to transfer restrictions until March 22, 2015 per footnote (2), and are shown as unvested in the table above, which provides information as of December 31, 2014) and three-fourths of an award of RSUs granted on December 8, 2013 (112,500 RSUs, which are scheduled to vest in three equal annual installments on each of November 18, 2015, 2016 and 2017).

  Director Stock Ownership Guidelines

          The stock ownership guidelines are intended to align the financial interests of our non-employee directors with the interests of our stockholders. Under the guidelines, non-employee directors are required to own shares of our common stock with a market value equal to the lesser of five times the director's annual retainer for Board service and 15,000 shares. Shares of our common stock held directly or indirectly, including shares acquired upon the exercise of stock options, shares held within retirement and deferred compensation plans, time-vesting RSUs and shares owned by immediate family members will count for purposes of the policy, whereas outstanding (vested or unvested) stock options and performance-conditioned RSUs will not count. Each director has five years to comply from the later of the effective date of the policy and the date the director became subject to the policy. At present, all of our non-employee directors have the requisite level of stock ownership except for Judge McDonald, who became a director in October 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in their ownership with the SEC. Based on a review of the copies of the reports that our directors, officers and ten percent holders filed with the SEC and on the representations made by such persons, we believe all applicable filing requirements were met during 2014, except for the filing of one Statement of Change in Beneficial Ownership of Securities on Form 4 for Mr. Regan (which reported one transaction), the filing of which was inadvertently delayed due to an issue with Edgar filing codes.

SECURITY OWNERSHIP

        The following table sets forth certain information as to the security ownership of each person known to us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, each of our directors, each of our named executive officers, and all of our directors and executive officers as a group. The number of shares and the percentages of beneficial ownership set forth below are calculated as of April 15, 2015 based on outstanding shares of 85,818,900. Except as otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.

	Shares of Common Stock
	Number(1)		Percent(1)
MacAndrews & Forbes Incorporated 35 East 62nd Street New York, New York 10065	34,255,737	(2)	39.92%
Fine Capital Partners, L.P. 590 Madison Avenue, 5th Floor New York, New York 10022	8,208,137	(3)	9.56%
Park West Asset Management LLC 900 Larkspur Landing Circle, Suite 165 Larkspur, California 94939	5,670,000	(4)	6.61%
Baker Street Capital, L.P. 12400 Wilshire Blvd., Suite 940 Los Angeles, California 90025	5,000,000	(5)	5.83%
Plymouth Lane Capital Management, LLC 717 Fifth Avenue, 11th Floor New York, New York 10022	4,627,962	(6)	5.39%
BlackRock, Inc. 55 East 52nd Street New York, New York 10022	4,349,860	(7)	5.07%
Ronald O. Perelman	34,309,781	(8)	39.98%
M. Gavin Isaacs	61,778		*
Richard Haddrill	0		*
Peter A. Cohen	287,334	(9)	*
David L. Kennedy	305,709		*
Gerald J. Ford	349,298		*
Judge Gabrielle K. McDonald(10)	0		*
Paul M. Meister	15,090		*
Debra G. Perelman(11)	5,995		*
Michael J. Regan	48,516		*
Barry F. Schwartz	84,044		*
Frances F. Townsend	27,162		*
Steven W. Beason	127,792		*
William J. Huntley(12)	291,103		*
James C. Kennedy	141,954		*

	Shares of Common Stock
	Number(1)	Percent(1)
Jeffrey S. Lipkin(13)	92,328	*
Larry A. Potts	144,744	*
Scott D. Schweinfurth	41,204	*
Andrew E. Tomback(14)	0	*
All current directors and executive officers as a group (consisting of 19 persons)(15)	36,333,832	42.34%

*
Represents less than 1% of the outstanding shares of common stock.

(1)
In accordance with SEC rules, this column includes shares that a person has a right to acquire within 60 days of April 15, 2015 through the exercise or conversion of stock options, RSUs or other securities. Such securities are deemed to be outstanding for the purpose of calculating the percentage of outstanding securities owned by such person but are not deemed to be outstanding for the purpose of calculating the percentage owned by any other person. The securities reported for the directors and named executive officers listed in the table above include shares subject to the following awards as to which the equivalent number of underlying shares may be acquired through exercise or conversion within 60 days of April 15, 2015:

Mr. Perelman, 7,590 RSUs; Mr. Cohen 7,590 RSUs; Mr. Ford 7,590 RSUs; Mr. Meister 7,590 RSUs; Ms. Perelman, 3,495 RSUs and 2,500 stock options; Mr. Regan 7,590 RSUs; Mr. Schwartz 7,590 RSUs; Ms. Townsend 7,590 RSUs; Mr. Isaacs 21,483 RSUs and 40,295 stock options; and Mr. D. Kennedy 4,095 RSUs.

(2)
Based on an amendment to Schedule 13D filed with the SEC on April 1, 2015 by MacAndrews & Forbes Incorporated, SGMS Acquisition Corporation, RLX Holdings Two LLC and SGMS Acquisition Two Corporation. SGMS Acquisition Corporation, RLX Holdings Two LLC and SGMS Acquisition Two Corporation are holding companies owned by MacAndrews & Forbes Incorporated, whose Chairman, Chief Executive Officer and sole stockholder is Mr. Perelman. The Schedule 13D states that (a) MacAndrews & Forbes Incorporated has sole voting and dispositive power with respect to 34,255,737 shares, (b) SGMS Acquisition Corporation has sole voting and dispositive power with respect to 26,385,737 shares, (c) RLX Holdings Two LLC has sole voting and dispositive power with respect to 3,125,000 shares and (d) SGMS Acquisition Two Corporation has sole voting and dispositive power with respect to 4,745,000 shares. The shares so owned are, or may from time to time be, pledged to secure obligations of MacAndrews & Forbes Incorporated or its affiliates.

(3)
Based on an amendment to Schedule 13G filed with the SEC on February 17, 2015 jointly by Fine Capital Partners, L.P., Fine Capital Advisors, LLC and Ms. Debra Fine, reporting beneficial ownership as of December 31, 2014. The amendment to Schedule 13G states that each such person has shared voting power and shared investment power with respect to 8,208,137 shares.

(4)
Based on a Schedule 13G filed with the SEC on March 27, 2015 jointly by Peter S. Park and Park West Investors Master Fund, Limited, reporting beneficial ownership as of March 23, 2015. The Schedule 13G states that each such person has sole voting power and sole investment power with respect to 5,670,000 shares.

(5)
Based on a Schedule 13G filed with the SEC on March 17, 2015 jointly by Baker Street Capital, L.P., Baker Street Capital Management, LLC, Baker Street Capital GP, LLC and Vadim Perelman, reporting beneficial ownership as of December 31, 2014. The Schedule 13G states that each such person has sole voting power and sole investment power with respect to 5,000,000 shares.

(6)
Based on a Schedule 13G filed with the SEC on March 17, 2015 jointly by Plymouth Lane Capital Management, LLC, Plymouth Lane General Partner, LLC, Plymouth Lane Partners (Master), LP and Jonathan Salinas, reporting beneficial ownership as of March 9, 2015. The Schedule 13G states that each such person has shared voting power and shared investment power with respect to 4,627,962 shares.

(7)
Based on an amendment to Schedule 13G filed with the SEC on January 12, 2015 jointly by BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, and BlackRock Investment Management, LLC, reporting beneficial ownership as of December 31, 2014. The amendment to Schedule 13G states that each such person has sole voting power with respect to 4,237,101 shares and shared investment power with respect to 4,349,860 shares.

(8)
Includes the 34,255,737 shares reported in footnote 2 above, which may be deemed to be beneficially owned by Mr. Perelman, the Chairman, Chief Executive Officer and sole stockholder of MacAndrews & Forbes Incorporated. Mr. Perelman's address is 35 East 62nd Street, New York, New York 10065.

(9)
Includes 5,900 shares held by members of Mr. Cohen's immediate family and 25,500 shares held by third party accounts managed by Ramius Advisors, LLC. Mr. Cohen is one of four managing members of C4S & Co., LLC, which is the managing member of RCG Holdings LLC. RCG Holdings LLC is a significant shareholder of Cowen Group, Inc., which is the sole member of Ramius LLC ("Ramius"). Ramius is the sole managing member of Ramius Advisors, LLC. Mr. Cohen disclaims beneficial ownership of the securities held in the third party accounts except to the extent of his pecuniary interest therein.

(10)
Judge McDonald joined the Board in October 2014.

(11)
Ms. Perelman joined the Board in April 2014.

(12)
Mr. Huntley was a "named executive officer" for 2014 but terminated employment with the Company effective December 31, 2014. Beneficial ownership is based solely upon the information known to the Company as of the effective date of Mr. Huntley's termination and includes 229,991 stock options that were currently exercisable or exercisable within 60 days and 20,078 RSUs that were scheduled to vest within 60 days.

(13)
Mr. Lipkin was a "named executive officer" for 2014 but ceased serving as an executive officer of the Company effective April 1, 2014 and terminated employment with the Company effective May 31, 2014. Beneficial ownership is based solely upon the information known to the Company as of the date upon which Mr. Lipkin ceased to serve as an executive officer of the Company.

(14)
Mr. Tomback was a "named executive officer" for 2014 but terminated employment with the Company effective September 30, 2014. Beneficial ownership is based solely upon the information known to the Company as of the effective date of Mr. Tomback's termination.

(15)
Includes 504,607 shares issuable upon exercise of stock options and 102,281 shares issuable upon vesting of RSUs.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the compensation decisions made by the Compensation Committee and the matters considered in making such decisions. The Company's executive compensation program is administered by the Compensation Committee of the Board, referred to in this section as the "Committee." The Committee is responsible for determining the compensation of the Company's Chief Executive Officer and other executive officers of the Company and for overseeing the Company's executive compensation and benefits programs.

        Our executive compensation program is designed to attract, reward and retain our executive officers. This Compensation Discussion and Analysis focuses on the compensation of our "named executive officers" for the fiscal year ended December 31, 2014, who were:

Executive	Position
M. Gavin Isaacs(1)	President and Chief Executive Officer
David L. Kennedy	Former President and Chief Executive Officer
Scott D. Schweinfurth(2)	Executive Vice President, Chief Financial Officer and Corporate Secretary
Jeffrey S. Lipkin(3)	Former Senior Vice President and Chief Financial Officer
James C. Kennedy	Executive Vice President and Group Chief Executive of Lottery
Steven W. Beason	Enterprise Chief Technology Officer
Larry A. Potts	Senior Vice President, Chief Compliance Officer and Corporate Director of Security
William J. Huntley(4)	Former Executive Vice President and Group Chief Executive of Gaming
Andrew E. Tomback(5)	Former Senior Vice President and General Counsel

(1)
In June 2014, Mr. Isaacs succeeded Mr. D. Kennedy as Chief Executive Officer.

(2)
In April 2014, Mr. Schweinfurth succeeded Mr. Lipkin as Chief Financial Officer. In March 2015, Mr. Schweinfurth was elected Corporate Secretary.

(3)
In April 2014, Mr. Lipkin ceased being an executive officer of the Company effective April 1, 2014 and terminated employment on May 31, 2014.

(4)
In November 2014, Mr. Huntley ceased being an executive officer of the Company and terminated employment on December 31, 2014.

(5)
In September 2014, Mr. Tomback terminated employment with the Company.

        As used in the Compensation Discussion and Analysis, (1) "MICP" refers to our management incentive compensation program, (2) "target compensation" refers to salary and annual cash and equity incentive compensation opportunities under the MICP and (3) "special performance-conditioned RSUs" refers to the special performance-conditioned RSUs granted to certain of our named executive officers in 2012.

Executive Summary

        2014 was a transformational year for the Company, highlighted by our $5.1 billion acquisition of Bally in November 2014, following the WMS acquisition in October 2013. These acquisitions have transformed the Company into one of the largest suppliers of player-appealing content and world-class systems for gaming, lottery and interactive operators worldwide. We believe that these acquisitions (1) significantly expand our gaming business, (2) diversify our mix of products, customers and geographies in which we do business, (3) allow the combined company to leverage its unique core competencies and executive talent to generate growing free cash flow and (4) quickly implement our integration plans to realize targeted cost savings and additional cash flow improvements. Already our integration teams are making meaningful progress toward the goals of improving the overall structure and enhancing our ability to support our customers.

        While management of our recent acquisitions and the related integration efforts have been very positive, operating performance of our legacy businesses failed to meet expectations in 2014. Our lottery business' performance was mixed, with shortfalls in revenue and attributable EBITDA but full achievement of the cash flow objective. Our gaming business failed to meet its financial goals. On the positive side, our interactive business outperformed expectations. Given the results of our three businesses, corporate performance was far below the goals we set. Because we have a strong pay-for-performance compensation program, annual cash bonus payments were far below target levels for most participants and certain equity awards were forfeited.

Compensation Program Highlights for 2014

        The following is a summary of the highlights of the Company's executive compensation program:

  •
  At-risk pay.  Executive pay is substantially at risk because it largely consists of one or more types of performance-based compensation that vary in value based on our stock price, or that can only be earned upon achievement of pre-approved financial targets. The amount of target at-risk pay as a percentage of target compensation of the named executive officers is shown below:

Executive	Target At-Risk Pay (as a % of Target Compensation)
Mr. Isaacs(1)	75%
Mr. D. Kennedy(1)	75%
Other Named Executive Officers	62% to 67%

(1)
The percentages shown for Messrs. Isaacs and D. Kennedy are based on their target cash bonus and equity grant date fair value compensation.
  •
  Compensation for Mr. Isaacs, our newly hired CEO, is governed by an employment agreement with competitive terms consisting of: (i) $1.5 million base salary; (ii) 100% annual cash bonus target under the MICP; (iii) sign-on equity grant of stock options and RSUs with an approximate grant date fair value of $1.5 million, subject to four-year installment vesting; and (iv) ongoing participation in annual equity grants at the discretion of the Committee.

  •
  2014 MICP cash bonuses to our named executive officers with Company-wide responsibilities paid out at only 12% of target because goals for revenue, attributable EBITDA and AEBITDA less CapEx (as defined below) were not met.

  •
  Annual MICP cash bonuses for our named executive officers with Company-wide responsibilities have varied with the Company's financial performance over the past five years as follows:

Actual MICP Bonus as a % of Target Bonus Opportunity
2010	2011	2012	2013	2014
42%	101%	84%	58%	12%
  •
  Four named executive officers (Messrs. Isaacs, Schweinfurth, Beason and Potts) contributed substantially to the Bally acquisition and were awarded separate discretionary cash bonus payments for 2014 in recognition of their contributions.

  •
  In light of the Company's stock price performance and to manage potential dilution and share usage under the 2003 Plan, the Committee determined to reduce the value of the 2014 annual equity awards by 10% relative to the executives' equity award opportunity, following approximately 50% and 30% reductions in 2012 and 2013, respectively.

  •
  2014 annual equity awards were composed of performance-conditioned RSUs (75% weighting) and stock options (25% weighting).

  •
  In March 2015, the Committee determined that the financial targets established for performance-conditioned RSUs granted in 2014 were not met, resulting in the forfeiture of such performance-conditioned RSUs.

  •
  Special performance-conditioned equity awards with challenging EBITDA targets granted in 2012 did not vest as the EBITDA targets for those awards have not yet been achieved; these awards may still potentially vest if goals are met in 2015.

Commitment to Good Governance and Best Practices

        As part of its on-going review of our executive compensation program, the Committee considers the results of our last "say on pay" proposal (approved by more than 69% of the votes cast at the 2014 annual meeting) and we have responded to questions or concerns regarding our executive compensation program that are raised from time to time by our stockholders. In response to questions and concerns raised by certain stockholders or proxy advisory firms in recent years, the Committee has taken a number of actions that it believes should be viewed favorably by our stockholders. Those actions include the following:

  •
  No guaranteed salary increases.  Our named executive officers are not entitled to contractual inflation-based salary increases.

  •
  Management of potential dilution and share usage under equity plans.

  •
  In light of the Company's stock price performance and to reduce potential dilution and share usage under the 2003 Plan, the Committee determined to reduce the value of the 2014 annual equity awards by 10% relative to the executives' equity award opportunity, following approximately 50% and 30% reductions in 2012 and 2013, respectively.

  •
  In connection with the Bally acquisition, we assumed shares from the legacy Bally equity plan. We were entitled under applicable NASDAQ rules to assume approximately 16 million shares for future awards to Bally employees. However, in order to reduce potential dilution, the Committee and the Board only assumed approximately 4.8 million of such available shares (1.4 million shares of which related to outstanding awards under the Bally plan and 3.4 million shares of which related to the issuance of future equity awards).

    See "—Objectives and Components of Compensation Program—Long-Term Incentive Compensation" below for additional information.

  •
  Stock ownership guidelines.  The Company's stock ownership guidelines apply to the Chief Executive Officer, his direct reports and non-employee directors. The guidelines encourage a long-term perspective in managing the Company and further align the interests of senior executives and non-employee directors with the interests of stockholders. See "—Certain Corporate Governance Policies—Stock Ownership Guidelines" below for additional information.

  •
  Clawback policy.  The Company's "clawback" policy subjects cash and equity incentive compensation paid to senior executives (including the named executive officers) to recovery in the event that the Company's financial statements are restated due to fraud or gross misconduct by the applicable executives. See "—Certain Corporate Governance Policies—Clawback Policy" below for additional information.

  •
  No-hedging policy.  The Company prohibits employees and directors from engaging in hedging transactions. See "—Certain Corporate Governance Policies—No Hedging Policy" below for additional information.

  •
  Independent compensation consulting firm.  The Committee benefits from its utilization of an independent compensation consulting firm, CAP, which provides no other services to the Company.

  •
  Periodic risk assessment.  The Committee has concluded that our executive compensation programs do not encourage behaviors that would create risks reasonably likely to have a material adverse effect on the Company.

  •
  Perquisites.  The Committee has eliminated most perquisites.

  •
  No excise tax gross-ups.  We do not agree to pay excise tax gross-ups.

  •
  No above-market returns.  We do not offer preferential or above-market returns on compensation deferred by our executive officers.

  •
  No loans to executive officers.  We do not make personal loans to our executive officers.

CEO Succession

        The Company entered into an employment agreement with Mr. Isaacs in connection with his appointment as President and Chief Executive Officer in June 2014. Under the agreement, Mr. Isaacs will receive an annual base salary of $1.5 million (pro-rated for any partial year). The term of Mr. Isaacs' employment agreement is scheduled to expire on June 9, 2017, subject to automatic renewals for one additional year at the end of the term and each anniversary thereof unless timely notice of non-renewal is given. Beginning in 2014, Mr. Isaacs will have the opportunity to earn up to 100% of his base salary (pro-rated for 2014) as incentive compensation upon achievement of target level financial performance goals for a given year and the opportunity to earn up to 200% of his base salary upon achievement of maximum financial performance goals for a given year. In addition, Mr. Isaacs is eligible to receive annual equity awards in the discretion of the Committee in accordance with the Company's plans and programs for senior executives of the Company. Mr. Isaacs received a sign-on equity award of 85,935 RSUs and 161,181 stock options, each subject to a four-year vesting schedule. In light of his sign-on equity award, the Committee did not grant Mr. Isaacs an annual equity award for 2014. For additional information regarding Mr. Isaacs' employment agreement, see "Employment Agreements; Severance and Change in Control Arrangements" below.

        The terms of Mr. Isaacs' employment agreement were the result of arm's length negotiations and were approved by the Committee and the Board. In connection with its approval of the terms of Mr. Isaacs' employment agreement, CAP provided the Committee with information comparing various elements of his compensation package with that of chief executive officers of companies in the Company's peer group and chief executive officers of comparably sized companies included in two sets of general industry survey data. See "Peer Group" below for additional information regarding the peer group. The Committee also compared Mr. Isaacs' compensation package with that of the prior Chief Executive Officer. Including the sign-on equity award but excluding his annual equity award opportunity, Mr. Isaacs' total direct compensation opportunity was slightly below the 75th percentile of the total direct compensation opportunity represented by the comparator group (based on a single reference point determined by a weighted average of the data sources). The Committee reviewed the comparative market information in connection with its decision to approve the terms of Mr. Isaacs' compensation, but did not use this information to set specific benchmark targets for individual components of his compensation or his total compensation.

        In connection with his departure as an employee of the Company in August 2014, the Company and Mr. D. Kennedy entered into a separation agreement under which Mr. D. Kennedy is entitled only to certain separation benefits contemplated by his employment agreement, as discussed in "Employment Agreements; Severance and Change in Control Arrangements—Separation Agreement with Mr. D. Kennedy" below.

Objectives and Components of Compensation Program

        The objectives of our executive compensation program are to attract and retain executive talent, to encourage and reward excellent performance by executives whose contributions drive the success of the Company and create value for our stockholders. The program is structured to provide compensation packages that are competitive with the marketplace and to reward executives based on both Company and, in certain circumstances, individual performance, to encourage long-term service and to align the interests of management and stockholders through incentives that encourage annual and long-term results.

        The principal components of the Company's compensation program consist of base salaries, annual performance-based incentive compensation and long-term incentive compensation. The Company also maintains employment agreements that include severance and change of control arrangements. The following is a description of the Company's compensation elements and the objectives they are designed to support:

Element of Compensation	Rationale	Linkage to Compensation Objective
Base Salary	Provides fixed level of compensation	• Attract and retain executive talent

Annual Incentive Compensation (cash bonuses)	Target level of annual incentive compensation provides an attractive total cash opportunity that incentivizes achievement of the Company's financial goals by tying payouts to Company financial performance, with actual annual incentive compensation payout depending upon Company and, in certain circumstances, individual performance

•

Foster excellent business performance

•

Align executive and stockholder interests by linking all or a portion of compensation to the annual performance of the Company

•

Attract and retain executive talent

Long-Term Incentive Compensation (stock options and RSUs)	Target level of long-term incentive compensation provides a market-competitive equity opportunity

Conditioning certain equity awards upon achievement of financial performance targets aligns executive pay with stockholder interests

•

Align executive and stockholder interests by linking a portion of compensation to long-term Company performance

•

Foster excellent business performance that creates value for stockholders

•

Attract and retain executive talent

•

Encourage long-term service

Employment Agreements with Severance Provisions and Employment Agreements and Equity Incentive Plans with Change in Control Provisions	Severance provisions under employment agreements provide benefits to ease an employee's transition in the event of an unexpected employment termination by the Company due to changes in the Company's employment needs

Change in control provisions under employment agreements and equity incentive plans encourage employees to remain focused on the best interests of the Company in the event of rumored or actual fundamental corporate changes

• Attract and retain executive talent • Encourage long-term service

Base Salary

        The base salaries of the Company's executive officers are reviewed on an annual basis in light of the competitive marketplace, the executive officer's responsibilities, experience and contributions and internal equity considerations. Internal equity in this context means ensuring that executives in comparable positions are rewarded comparably.

        Certain of the named executive officers received salary increases for 2014, as shown below:

Executive	Salary Increase	Effective Date	New Salary Rate
Mr. Schweinfurth	$76,497	04/01/14	$675,000
Mr. Huntley	$50,000	01/01/14	$700,000
Mr. J. Kennedy	$115,000	01/01/14	$675,000
Mr. Lipkin	$75,000	01/01/14	$625,000
Mr. Beason	$25,000	09/10/14	$510,000
Mr. Potts	$30,500	01/01/14	$500,000

        Mr. Schweinfurth's salary increase related to his promotion to Executive Vice President and Chief Financial Officer, and a three-year extension of the term of his employment agreement to March 31, 2017. Mr. Huntley's salary increase related to his promotion to Executive Vice President and Group Chief Executive of Gaming, and a two year extension of the term of his employment agreement to December 31, 2016. Mr. J. Kennedy's salary increase related to his promotion to Executive Vice President and Group Chief Executive of Lottery. Mr. Lipkin's salary increase related to his assumption of increased responsibilities as Chief Financial Officer following the acquisition of WMS. The increase for Mr. Beason was approved in connection with a new two-year employment agreement through August 31, 2016. The increase for Mr. Potts related to a two-year extension of the term of his employment agreement to December 31, 2015. In connection with his transition to Executive Vice Chairman of the Board, Mr. D. Kennedy's base salary was reduced in June 2014 from $1.5 million to $1.2 million.

Annual Incentive Compensation

        Annual cash bonuses under the MICP are based upon (1) the Company's performance relative to the achievement of financial targets (2) each business unit's performance relative to the achievement of financial targets for executives directly involved with the operation of those units, as well as (3) for certain executives, an assessment of the executive's performance and contribution, including factors not quantitatively measurable by financial results. If the applicable financial performance targets are met or exceeded, then participants are eligible to receive MICP cash bonuses based on a pre-established target percentage of their base salaries, which target percentage for the named executive officers, ranged from 66.7% to 100% of base salary for 2014.

        The Company's annual incentive compensation program is designed to align the executives' bonus opportunities with the Company's growth objectives. Cash bonuses were earned under the MICP based on the Company's (1) revenue, (2) attributable EBITDA and (3) attributable EBITDA less total capital expenditures (which include wagering systems expenditures and other intangible asset and software expenditures) ("AEBITDA less CapEx"), in each case, relative to pre-approved performance targets. "Attributable EBITDA," which is substantially based on (but not identical to) the definition of "attributable EBITDA" that we report in our earnings releases, is defined as our consolidated EBITDA plus (without duplication) our pro rata share of the EBITDA of our joint ventures and minority equity investments, subject to substantially the same adjustments contemplated by the EBITDA metric in our credit agreement and the EBITDA metric reported in our earnings releases, as well as certain additional adjustments in the discretion of the Committee (e.g., to take into account changes in applicable accounting rules during the year). The Committee has determined to use attributable EBITDA to promote consistency with the EBITDA-based metric that we publicly report and the EBITDA-based metric that determines our compliance with the financial covenants contained in our credit agreement.

        The Committee reviews the bonus program design each year with a view to realizing desired corporate objectives and in light of the recommendations of the Chief Executive Officer as to financial targets and payout structure (other than with respect to his own bonus). In recent years, this review has focused on structuring a bonus payout scale that the Committee deems appropriate in light of our growth objectives and our interest in managing incentive compensation costs. For 2014, the Committee approved a bonus payout structure under which achievement of budgeted financial performance would result in the payout of 70% of a named executive officer's target bonus opportunity (rather than a payout of 85% of a named executive officer's target bonus opportunity for budgeted financial performance, as in 2013). The revised payout structure was approved based on the recommendation of the former Chief Executive Officer and in light of the Committee's objectives to incentivize above-budget results and manage incentive compensation costs. In order for the eligible named executive officers with Company-wide responsibilities during 2014 (each named executive officer other than Messrs. Huntley and J. Kennedy) to earn 100% of their target bonus opportunities for 2014, we needed to achieve 104% of budgeted revenue, attributable EBITDA and AEBITDA less CapEx, representing meaningful year-over-year growth on a pro forma basis (11% increase in revenue, 11% increase in attributable EBITDA and 33% increase in AEBITDA less CapEx) relative to 2013 MICP results.

        No portion of the 2014 MICP cash bonus attributable to a particular financial metric was payable unless at least 88% of the budgeted amount was achieved, and the payout percentage at this minimum threshold level was 35% of an executive's target bonus opportunity. Bonuses in excess of an executive's target bonus opportunity were payable only if the financial results exceeded 104% of the budgeted amount for the applicable financial metric. Had the Company achieved 109% or 119% of budgeted amount for each of the financial metrics, the calculated bonus for each of the named executive officers with Company-wide responsibilities would have been multiplied by 130% and 200%, respectively. The multiplier would have been applied ratably for achievement between performance levels.

        The revenue, attributable EBITDA and AEBITDA less CapEx targets set at the beginning of 2014 for consolidated financial performance are shown below. For purposes of the MICP, 2014 targets and results excluded the financial impact of the acquisition of Bally, which was completed in late November 2014.

		% of Target Bonus Opportunity
		35%	70%	100%	130%	200%
Revenue	Target ($)	$1,621	$1,841	$1,907	$2,002	$2,193
	% of Budget	88%	100%	104%	109%	119%
Attributable EBITDA	Target ($)	$553	$627	$650	$683	$748
	% of Budget	88%	100%	104%	109%	119%
AEBITDA Less CapEx	Target ($)	$283	$321	$333	$350	$383
	% of Budget	88%	100%	104%	109%	119%

        The 2014 bonus amounts for the eligible named executive officers with Company-wide responsibilities (each named executive officer other than Messrs. Huntley and J. Kennedy) were determined based on attainment of the consolidated financial performance targets for the three metrics (each metric weighted equally). The bonus amounts for the named executive officers directly managing the operation of a business unit (Messrs. Huntley and J. Kennedy) were determined based on attainment of a combination of 20% consolidated financial performance and 80% business unit financial performance.

        Based on the 2014 MICP payout structure, eligible named executive officers had the following bonus opportunities:

Executive	Threshold Bonus Opportunity (as a % of Base Salary)	Target Bonus Opportunity (as a % of Base Salary)	Maximum Bonus Opportunity (as a % of Base Salary)
Mr. Isaacs(1)	35.0%	100.0%	200.0%
Mr. D. Kennedy	35.0%	100.0%	200.0%
Mr. Schweinfurth	26.3%	75.0%	150.0%
Mr. Lipkin	26.3%	75.0%	150.0%
Mr. J. Kennedy	26.3%	75.0%	150.0%
Mr. Beason	23.3%	66.7%	133.0%
Mr. Potts	23.3%	66.7%	133.0%
Mr. Huntley	26.3%	75.0%	150.0%
Mr. Tomback	23.3%	66.7%	133.0%

(1)
Based on Mr. Isaacs' hire date with the Company of June 9, 2014, his bonus was pro-rated based on the proportion of 2014 for which he was employed by the Company.

        As shown below, our budgeted results for 2014 revenue, attributable EBITDA, and AEBITDA less CapEx for MICP purposes increased significantly relative to 2013 actual results for MICP purposes due to the addition of WMS results in the Company's budgeted goals for the MICP for 2014. The actual results generated for MICP purposes for 2014 represented achievement of 88.8%, 84.3% and 83.5%, respectively, of our budgeted 2014 financial goals. Since no payout was earned if results for a given performance metric fell below 88% of budget, a payout was only earned based on performance achievement for revenues. Therefore, the overall 2014 annual bonuses paid to our eligible named executive officers with Company-wide responsibilities represented only 12.4% of their target annual bonus opportunities.

	2013	2014
								2014 MICP Results (as a % of 100% Budget Achievement)
	MICP Results	Reported Results(1)		88% Budget Achievement (35% payout)	100% Budget Achievement (70% payout)	MICP Results(1)			Actual Payout (as a % of Target Bonus Opportunity)
Revenue	$947.3	$1,786.4	(2)	$1,621.0	$1,841.0	$1,634.2	(2)	88.8%	37.1%
Attributable EBITDA	$350.8	$556.4	(3)	$553.0	$627.0	$528.7	(3)	84.3%	0.0%
AEBITDA Less CapEx	$210.7	$318.1	(4)	$283.0	$321.0	$268.0	(4)	83.5%	0.0%
Total:									12.4%

(1)
The 2014 revenue, attributable EBITDA and AEBITDA less CapEx amounts for MICP purposes were less than the revenue, attributable EBITDA and AEBITDA less CapEx amounts reported in our earnings release dated March 11, 2015, primarily due to the exclusion of Bally results post acquisition in calculating MICP results. Attributable EBITDA is a non-GAAP financial measure and is reconciled to the GAAP measure of net loss in the supplemental tables provided in the Company's earnings release filed in the 8-K on March 11, 2015.

(2)
2014 revenue for MICP purposes excluded approximately $151.5 million of revenue from Bally (representing the 40 days during 2014 following the acquisition).

(3)
2014 attributable EBITDA for MICP purposes (a) excluded approximately $62.7 million of attributable EBITDA from Bally (representing the 40 days during 2014 following the acquisition), (b) included approximately $35.0 million of addbacks allowed ($32.0 million of which was pursuant to the Company's credit agreements and the balance approved by the Committee) for MICP which were not reflected in our reported results.

(4)
AEBITDA less CapEx for MICP purposes excluded approximately $14.4 million of capital expenditures by Bally.

        For Mr. Huntley's 2014 bonus opportunity, 20% was based on consolidated revenue, attributable EBITDA and AEBITDA less CapEx and 80% was based on revenue, attributable EBITDA and AEBITDA less CapEx of a business unit comprised of our global gaming business. As shown below, the 2014 results of this business unit fell below 88% of budget for each performance measure and therefore no payout was earned for the 80% of his bonus opportunity that was determined by business unit results. Since this business unit did not earn a minimum payout on any performance measure, the Committee determined that no bonus payout would be earned for the component of the bonus opportunity based on consolidated financial results. This determination applied to all MICP participants in the business unit who had a component of their bonus opportunity based on consolidated financial results. Mr. Huntley therefore received no bonus payout in 2014 under the MICP.

	2014
							2014 MICP Results (as a % of 100% Budget Achievement)
	Reported Results(1)		88% Budget Achievement (35% payout)	100% Budget Achievement (70% payout)(5)	MICP Results(1)			Actual Payout (as a % of Target Bonus Opportunity)
Revenue	$806.4	(2)	$749.0	$850.0	$657.0	(2)	77.3%	0.0%
Attributable EBITDA	$291.7	(3)	$311.0	$353.0	$252.1	(3)	71.4%	0.0%
AEBITDA Less CapEx	N/R	(4)	$145.0	$164.0	$74.0	(4)	45.1%	0.0%
Total:								0.0%

(1)
The 2014 revenue, attributable EBITDA and AEBITDA less CapEx amounts for MICP purposes were less than the revenue, attributable EBITDA and AEBITDA less CapEx amounts reported in our earnings release dated March 11, 2015, primarily due to the exclusion of Bally results post acquisition in calculating MICP results. Attributable EBITDA is a non-GAAP financial measure and is reconciled to the GAAP measure of net loss in the supplemental tables provided in the Company's earnings release filed in the 8-K on March 11, 2015.

(2)
2014 revenue for MICP purposes excluded approximately $148.6 million of revenue from Bally (representing the 40 days during 2014 following the acquisition).

(3)
2014 attributable EBITDA for MICP purposes (a) excluded approximately $63.2 million of attributable EBITDA from Bally (representing the 40 days during 2014 following the acquisition), (b) included approximately $16.1 million of addbacks allowed (either pursuant to the Company's credit agreements or otherwise approved by the Committee) for MICP which were not reflected in our reported results.

(4)
Capital expenditures are not reported at the business unit level. For MICP purposes, AEBITDA less CapEx excluded approximately $14.0 million of capital expenditures by Bally.

(5)
Based on performance of the global gaming business unit over the first six months of 2014, there was little likelihood of earning any bonus payout against full-year budgeted goals. Consequently, in July 2014, the Committee approved revised revenue, attributable EBITDA and AEBITDA less CapEx MICP target numbers for this business unit for the second half of 2014. The revised MICP target numbers were intended to continue to motivate bonus plan participants by providing them the opportunity to earn half of their bonus opportunity based on performance goals for the last six months of the year. No bonus payouts were earned under these revised MICP numbers, and performance achievement in the table represents original full-year budgeted goals approved by the Committee.

        For Mr. J. Kennedy's 2014 bonus opportunity, 20% was based on consolidated revenue, attributable EBITDA and AEBITDA less CapEx and 80% was based on revenue, attributable EBITDA and AEBITDA less CapEx of a business unit comprised of our global lottery business. As shown below, this business unit achieved 98.4%, 97.5% and 104.3% of budgeted goals for revenue, attributable EBITDA and AEBITDA less CapEx, respectively, and earned an actual overall payout of 77.0% of target bonus opportunity for the component of Mr. J. Kennedy's bonus based on business unit performance achievement. When combined with the 20% of his bonus opportunity determined by consolidated financial results, the 2014 total payout to Mr. J. Kennedy was 64% of his target bonus opportunity.

	2014
							2014 MICP Results (as a % of 100% Budget Achievement)
	Reported Results(1)		88% Budget Achievement (35% payout)	100% Budget Achievement (70% payout)(5)	MICP Results(1)			Actual Payout (as a % of Target Bonus Opportunity)
Revenue	$835.5		$748.0	$849.0	$835.5		98.4%	65.3%
Attributable EBITDA	$332.9	(2)	$318.0	$360.0	$351.6	(2)	97.7%	62.7%
AEBITDA Less CapEx	N/R	(3)	$254.0	$288.0	$300.4	(3)	104.3%	102.9%
Total:								77.0%

(1)
The attributable EBITDA amount for MICP purposes was less than the attributable EBITDA amount reported in our earnings release dated March 11, 2015, primarily due to the exclusion of Bally results post-acquisition in calculating MICP results. Attributable EBITDA is a non-GAAP financial measure and is reconciled to the GAAP measure of net loss in the supplemental tables provided in the Company's earnings release filed in the 8-K on March 11, 2015.

(2)
2014 attributable EBITDA for MICP purposes included approximately $18.5 million of addbacks allowed (either pursuant the Company's credit agreements or otherwise approved by the Committee) for MICP which were not reflected in our reported results.

(3)
Capital expenditures are not reported at the business unit level.

        Based on the consolidated and relevant business unit financial performance described above, the Committee approved MICP cash bonuses for 2014 for the eligible named executive officers as shown below:

Executive	Bonus Award	Award as a % of Target Bonus	Award as a % of Salary
Mr. Isaacs(1)	$108,512	12.4%	7.2%
Mr. D. Kennedy(1)	$0	0%	0%
Mr. Schweinfurth	$61,003	12.4%	9.0%
Mr. Lipkin(1)	$24,046	12.4%	4.4%
Mr. J. Kennedy	$327,343	64.0%	48.5%
Mr. Beason	$40,807	12.4%	8.0%
Mr. Potts	$41,359	12.4%	8.3%
Mr. Huntley(2)	$0	0%	0%
Mr. Tomback(3)	$0	0%	0%

(1)
The amount for Messrs. Isaacs and Lipkin represented a pro rata portion of the 2014 bonus based on a partial year of service. Although Mr. D. Kennedy was eligible for a pro rata portion of his 2014 bonus pursuant to the terms of his separation agreement, Mr. D. Kennedy waived his right to receive a 2014 cash bonus.

(2)
Based on financial results of the Gaming group (excluding Bally), threshold performance was not achieved and thus no MICP cash bonuses were paid to employees of the Gaming group (excluding Bally), including Mr. Huntley.

(3)
Mr. Tomback was not entitled to a pro rata 2014 bonus following his termination of employment with the Company in September 2014.

  Bally Acquisition Bonuses

        Four named executive officers (Messrs. Isaacs, Schweinfurth, Beason and Potts) contributed substantially to the Bally acquisition and were awarded separate discretionary cash bonus payments for

2014 approved by the Committee, in recognition of their contributions. The Bally acquisition bonuses paid to the named executive officers are reflected in the table below:

Executive	Bonus Award	Award as a % of Salary
Mr. Isaacs	$641,488	43%
Mr. Schweinfurth	$363,997	54%
Mr. Beason	$134,193	26%
Mr. Potts	$183,641	37%

  Annual Equity Awards

        The Company's executive officers receive long-term incentive compensation awards, such as stock options and RSUs, which link their compensation with the long-term performance of the Company, align their interests with stockholders and encourage long-term service. Under the current equity award opportunity guidelines, eligible executives have a target annual equity award opportunity equal to a designated percentage of their base salary (with the actual award determined on or prior to the grant date, in the discretion of the Committee). As in prior years, the target equity award opportunity for 2014 was based on the participant's annual bonus opportunity, as shown below for the named executive officers eligible for a 2014 award:

Executive	Target Annual Bonus Opportunity for 2014 (Value as a % of Salary)	Target Equity Award Opportunity for 2014 (Value as a % of Salary)
Mr. Isaacs	100%	(1)
Mr. D. Kennedy	100%	(1)
Mr. Schweinfurth	75.0%	(1)
Mr. Lipkin	75.0%	125%
Mr. J. Kennedy	75.0%	125%
Mr. Beason	66.7%	95%
Mr. Potts	66.7%	95%
Mr. Huntley	75.0%	125%
Mr. Tomback	66.7%	95%

(1)
Messrs. Isaacs, Schweinfurth and D. Kennedy received sign-on equity grants in June 2014, April 2014 and December 2013, respectively, in lieu of annual grants for 2014, each scheduled to vest over a period of four years from their respective grant date.

        In 2014, the Committee awarded 25% of the value of the annual equity award for the above named executive officers in the form of stock options and 75% of the value in the form of RSUs. The mix of equity vehicles, which is weighted more heavily towards RSUs than stock options, reflects the Committee's objective to preserve shares available under the 2003 Plan. The stock options and RSUs are scheduled to vest over a period of four years, with the RSUs subject to the satisfaction of financial performance criteria for 2014.

        In the interest of preserving available shares under the 2003 Plan, the Committee has in recent years employed a practice under which annual equity awards have been reduced below an executive's target equity award opportunity. Award values were reduced by 10% in 2014, following reductions of 50% and 30%, respectively, in 2012 and 2013. The assumption of shares into the 2003 Plan as a result of the WMS and Bally acquisitions has alleviated share availability concerns.

        In 2014, the named executive officers listed below received an annual equity award consisting of stock options and RSUs based on their equity award opportunity and the discretionary reduction described above. Information regarding these equity awards is set forth below:

Executive	Date of Grants	Stock Options	Exercise Price	Time Vested RSUs	Performance Conditioned RSUs	Vesting Schedule of Awards
Mr. Schweinfurth	03/20/2014	10,679	$16.03	17,641	—	4 years
Mr. Lipkin	03/20/2014	19,914	$16.03	—	32,897	4 years
Mr. J. Kennedy	03/20/2014	21,506	$16.03	—	35,529	4 years
Mr. Beason	03/20/2014	11,745	$16.03	—	19,401	4 years
Mr. Potts	03/20/2014	12,108	$16.03	—	20,001	4 years
Mr. Huntley	03/20/2014	22,305	$16.03	—	36,844	4 years
Mr. Tomback	03/20/2014	15,739	$16.03	—	26,002	4 years

        The performance-conditioned RSUs awarded to the eligible named executive officers in 2014 were subject to achievement of at least 90% of the budgeted 2014 financial performance criteria (i.e., revenue of at least $1,657 million, attributable EBITDA of at least $564 million or AEBITDA less CapEx of at least $289 million). In March 2015, the Committee determined that the performance condition had not been met, resulting in the forfeiture of 100% of the performance-conditioned RSUs granted on March 20, 2014, except for the RSUs granted to Mr. Tomback, which were previously forfeited in connection with his termination of employment. At the time of grant, Mr. Schweinfurth was not an executive officer of the Company, and therefore, his awards were not made subject to the achievement of performance criteria. One-fourth of Mr. Schweinfurth's RSUs vested on March 20, 2015, and the remaining RSUs will vest in equal installment on March 20, 2016, 2017 and 2018, provided Mr. Schweinfurth remains in continuous employment with the Company through the applicable vesting dates.

  Sign-On and Special Equity Awards Granted in 2014

        As discussed above under "CEO Succession," Mr. Isaacs received a sign-on equity award of 161,181 stock options and 85,935 RSUs, each subject to a four-year vesting schedule, in connection with his appointment as President and Chief Executive Officer in June 2014. The award has an approximate grant date fair value of $1.5 million. The sign-on stock options have an exercise price of $8.73 per share, representing the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date.

        In January 2014, Mr. Beason received 7,000 RSUs with a four-year vesting schedule in connection with his assumption of additional duties for, and an expanded role with, the Company as Enterprise Chief Technology Officer. Mr. Schweinfurth received 33,650 RSUs with a four-year vesting schedule in connection with his appointment as Executive Vice President and Chief Financial Officer in April 2014.

  Special Performance-Conditioned Equity Awards

        In February 2012, the Company granted approximately 494,000 RSUs to certain senior executives (including 65,000 RSUs to Mr. J. Kennedy, 55,000 RSUs to Mr. Beason and 78,597 to Mr. Lipkin), which awards are scheduled to vest at the rate of 25% per year, but only if the Company's "adjusted EBITDA"

for a particular year equals or exceeds the adjusted EBITDA targets shown below, with the actual vesting date to be March 15 of the following year, assuming the target is met:

Year	Adjusted EBITDA Target
2012	$354 million
2013	$399 million
2014	$448 million
2015	$504 million

        The targets reflect an annual growth rate of approximately 12.5% over the four-year performance period. The portion of the performance-conditioned equity awards linked to 2012, 2013 and 2014 performance did not vest, as the Company's adjusted EBITDA during such years was less than the applicable targets. "Adjusted EBITDA" for purposes of the special performance-conditioned RSUs is not the same as the attributable EBITDA metric for purposes of the Company's credit agreement or the MICP, or the attributable EBITDA metric reported in the Company's earnings releases. The Adjusted EBITDA targets are neither a projection made by the Company nor indicative of the Company's future financial performance.

        Vesting of the special performance-conditioned RSUs is also subject to certain "carryover" vesting provisions intended to provide the senior executives with continued incentives if these challenging performance targets are achieved in later years than those specified above. If an Adjusted EBITDA target for a particular year is achieved in a later year, then the carryover RSUs with respect to such Adjusted EBITDA target will vest; provided that, if the Adjusted EBITDA target for that year is not achieved, then only one-half of the carryover RSUs will vest, with the remainder vesting, if at all, in the first year in which the Adjusted EBITDA target for that year is achieved.

        In the event the aggregate consideration paid by the Company in connection with acquisitions in any year exceeds $75 million (as such threshold may be increased to the extent that acquisitions in prior years did not exceed such annual threshold), the incremental EBITDA resulting from each such acquisition will be included in adjusted EBITDA subject to reduction during each applicable year by: (1) the annual interest cost for such year on the proceeds of any debt used to finance any such acquisition; provided that, in any year subsequent to the year of such acquisition, such debt shall be deemed to be repaid (and, accordingly, such interest cost will be appropriately reduced) in an amount equal to the free cash flow generated by the Company in the immediately preceding year that is attributable to such acquisition; (2) a "deemed" annual interest cost on any equity used as consideration to make such acquisition; and (3) an amount equal to the capital expenditures of the relevant business during the four quarters prior to the acquisition.

  Assumption of Legacy Bally Shares

        In connection with the Bally acquisition, we assumed certain shares under the 2003 Plan from the legacy Bally equity plan. We were entitled under applicable NASDAQ rules to assume approximately 16 million shares for future awards to Bally employees. However, in order to reduce potential dilution, the Committee and the Board assumed only 4.8 million shares (1.4 million shares of which related to outstanding awards under the Bally plan and 3.4 million shares of which related to the issuance of future equity awards).

        At the annual meeting, we are seeking stockholder approval of an amendment and restatement of, and re-approval of certain material terms of, the 2003 Plan in order to, respectively, (1) simplify administration of our equity compensation programs by consolidating shares assumed under the legacy Bally equity compensation plan with the pre-existing shares under the 2003 Plan and subjecting them to the same terms, (2) make the legacy Bally shares available for employees across the combined company (and not just Bally employees) and (3) permit the Company to continue to have the ability to grant awards to the Company's named executive officers that will be tax deductible. The proposed amendment and restatement of, and re-approval of certain material terms of, the 2003 Plan would not increase the aggregate number of shares available for awards under the 2003 Plan. See "Proposal 2: Approval of Amended and Restated 2003 Incentive Compensation Plan."

  Retirement Plans

        Executive officers are eligible to participate in our 401(k) retirement plan under the same rules that apply to other employees. Under the plan, eligible employees of the Company and our U.S. subsidiaries may elect to defer a percentage of their compensation each year subject to plan limits and caps imposed by the Internal Revenue Service ("IRS") (maximum contributions of $17,500 for 2014 (up to $23,000 if over age 50)). The Company made a matching contribution of 37.5% on the first 6% of participant contributions (for a match of up to 2.25% of eligible compensation). For Mr. Schweinfurth, who was covered under the WMS benefit programs for 2014, the Company made a matching contribution of 100% on the first 3% of his contributions and 50% of the next 3% of his contributions (for a match of up to 4.5% of eligible compensation).

        We also have a non-qualified deferred compensation plan that enables executive officers and other eligible employees to defer receipt of up to 50% of their base salary and up to 100% of their annual bonus under the MICP during their employment or for certain specified minimum deferral periods. The Company does not make any matching or profit sharing contributions under this plan. Accounts are maintained for participants, who elect to have their deferrals mirror the performance of investment options that we may offer from time to time. Although we have established a rabbi trust to assist us in meeting our obligations under the plan, account balances under the plan are unsecured under the rules of the IRS and remain part of the Company's general assets until distributed to the participants. The value of a participant's account balance is based solely on the participant's deferrals and the investment return on such deferrals given the performance of the investment options that they select. We do not guarantee any minimum return on those investments.

Certain Corporate Governance Policies

  Stock Ownership Guidelines

        The Committee approved stock ownership guidelines requiring our senior executives (including the named executive officers) and non-employee directors to acquire and maintain a meaningful ownership interest in the Company. These guidelines are intended to encourage a long-term perspective in managing the Company and to further align the interests of our senior executives with the interests of our stockholders. Covered individuals are required to own shares of our common stock with a market value equal to the lesser of a specified multiple of annual salary (or in the case of non-employee directors, annual retainer for Board service) and a minimum number of shares. The required stock ownership interest varies based on position, as shown in the table below. Shares of our common stock held directly or indirectly, including shares acquired upon the exercise of stock options, shares held within retirement and deferred compensation plans, time-vesting RSUs and shares owned by immediate family members will count for purposes of the policy, whereas outstanding (vested or unvested) stock options and performance-conditioned RSUs will not count. Covered individuals will have five years to comply from the later of the effective date of the policy and the date the individual became subject to the policy or to an increased level under the policy. We expect covered individuals who do not meet the ownership requirements to retain at least 50% of the shares of our common stock that vest or are acquired upon exercise of stock options until the ownership requirements are met.

Job Level	Minimum Required Ownership Interest
Chief Executive Officer	Lesser of five times annual salary or 475,000 shares
Group Chief Executives and Chief Financial Officer	Lesser of two times annual salary or 70,000 shares
Other Direct Reports to Chief Executive Officer	Lesser of annual salary or 25,000 shares

        The following table summarizes the ownership of our named executive officers against these guidelines as of December 31, 2014 (excluding named executive officers who are former employees of the Company and no longer subject to such guidelines).

Name	Ownership Requirement (Multiple of Annual Salary)	Ownership Requirement (# of Shares/ Units)	Current Ownership (Multiple of Annual Salary)	Current Ownership (# of Shares/ Units)
Mr. Isaacs	5.0x	475,000	0.73x	85,935
Mr. Schweinfurth	2.0x	70,000	2.22x	117,485
Mr. J. Kennedy	2.0x	70,000	3.10x	164,578
Mr. Beason	1.0x	25,000	3.20x	128,272
Mr. Potts	1.0x	25,000	3.67x	144,259

  Clawback Policy

        The Committee and the Board approved a cash and equity compensation "clawback" policy. Under the policy, the Committee may, in its discretion, take any one or more of the following actions in the event of a restatement of our financial statements that the Committee determines was due to an executive's fraud or gross misconduct:

  •
  cancel the executive's outstanding incentive compensation awards (defined as annual cash bonus and equity compensation, whether or not vested);

  •
  disqualify the executive from receiving future incentive compensation awards;

  •
  recoup incentive compensation paid or awarded to the executive from and after the date that is one year before the events giving rise to the restatement were discovered; and/or

  •
  recoup the executive's gains from the sale of shares awarded as incentive compensation or the exercise of stock options from and after the date that is one year before the events giving rise to the restatement were discovered.

  No Hedging Policy

        The Committee also approved a policy prohibiting employees and non-employee directors from hedging or engaging in similar transactions designed to protect against declines in the market price of our common stock. In particular, employees and directors may not:

  •
  purchase or sell options (e.g., puts, calls and collars) relating to our securities;

  •
  purchase or sell other derivative securities designed to hedge or offset any decrease in the market value of our securities; or

  •
  engage in short sales of Company stock.

Peer Group

        During 2013, in light of the expected significant impact of the WMS acquisition on the scope of our operations and on our revenue and attributable EBITDA, the Committee asked CAP to conduct a review of the companies comprising the Company's peer group for purposes of comparing executive and non-employee director compensation. Prior to this review, the Company's peer group included Bally Technologies, Inc., Boyd Gaming Corporation, International Game Technology, Penn National Gaming, Inc., Pinnacle Entertainment, Inc., WMS, Affiliated Computer Services, Inc., Fiserv, Inc., Mentor Graphics Corporation, Quest Software, Inc. and Verisign, Inc.

        In connection with its review of potential peer group companies, CAP considered revenue, market capitalization, industry and business. CAP also considered the peer groups used by certain proxy advisory services and the peer group previously used by WMS. Based on this review, CAP recommended, and the Committee approved, a peer group comprised of Bally Technologies, Inc., Boyd Gaming Corporation, International Game Technology, Penn National Gaming, Inc. and Pinnacle Entertainment, Inc., all of which were in the prior peer group, as well as Isle of Capri Casinos Inc., Electronic Arts Inc., Zynga Inc., Geo Group Inc., Cardtronics Inc., MICROS Systems Inc., Alliance Data Systems Corp. and Global Payments Inc. The Company's projected revenue for 2014 (giving effect to the WMS acquisition) was slightly above the 50th percentile of the revised peer group. As a result of the Company's acquisition of Bally in late 2014, the Committee again asked CAP to revise its peer group to give effect to that transaction, but a revised peer group to be used for 2015 and beyond has not yet been approved by the Committee.

        As a general matter, the Committee uses peer group compensation data as a general indicator of relevant market conditions, but does not set specific benchmark targets for total executive compensation or for individual elements of executive compensation.

Role of Management

        The Committee works directly with our Chief Human Resources Officer on our executive compensation program and receives recommendations from the Chief Executive Officer and other senior management regarding the compensation of executive officers, other than with respect to the applicable executive's own compensation. The Committee has the authority to follow these recommendations or make different determinations in its sole discretion.

Role of Compensation Consultant

        The Committee has the sole authority to select and retain outside compensation consultants or any other consultants, legal counsel or other experts to provide independent advice and assistance in connection with the execution of its responsibilities. The Committee has engaged CAP to provide such independent advice.

        At the Committee's request, CAP assisted the Committee during 2014 by:

  •
  attending scheduled meetings of the Committee and providing advice and context on matters discussed in the meetings;

  •
  as discussed above, reviewing and recommending updates to our compensation peer group in light of the impact of the Bally acquisition on the size and scope of our operations;

  •
  conducting a competitive compensation review with respect to senior executives and non-employee directors, including in connection with our Chief Executive Officer succession;

  •
  advising on long-term incentive programs generally, as well as on alternatives to historical equity grant practices in light of the limited availability of shares under our equity incentive plans;

  •
  advising the Committee on legal and regulatory developments regarding compensation committee independence and compensation committee consultant independence;

  •
  advising on certain policies, including policies relating to stock ownership guidelines, compensation clawback and hedging prohibitions;

  •
  advising on the design of annual incentives under the MICP; and

  •
  assisting in the review of the Company's compensation policies and practices, with a focus on incentive programs, from a risk management perspective.

        CAP generally attends meetings of the Committee, is available to participate in executive sessions and communicates directly with the Committee's chairman or its other members outside of meetings. CAP was retained by and reports directly to the Committee, which determines the scope of requested services and approves fee arrangements for its work, and does not provide any other services to, or receive any other fees from, the Company.

        In July 2014, the Committee reviewed the independence of CAP in light of the criteria set forth in the final rules relating to compensation consultant independence that were issued by the SEC in June 2012. Based on this review, the Committee determined that no conflicts of interest exist that interfere with the independence of CAP and is satisfied that CAP is fully able to provide to the Committee independent advice regarding executive and director compensation.

Compensation Program as it Relates to Risk

        The Company's management and the Committee, with the assistance of CAP, periodically review the Company's compensation policies and practices, focusing particular attention on incentive programs, so as to ensure that they do not encourage excessive risk taking by the Company's employees. Specifically, this review includes the cash and equity components of the MICP (in which executives generally participate) and the Company's business unit bonus and commission plans (in which other employees participate). As discussed below, the cash bonus programs are generally designed to reward achievement of annual results when measured against performance metrics, whereas the equity incentive program is designed to link a portion of compensation to long-term Company performance. Management and the Committee do not believe that the Company's compensation programs create risks that are reasonably likely to have a material adverse impact on the Company for the following reasons:

  •
  our incentive programs appropriately balance short- and long-term incentives, with a significant percentage of total compensation for the senior executive team provided in the form of incentive compensation focused on the Company's long-term performance;

  •
  the MICP and many of our business unit plans (which often "mirror" the MICP) use multiple financial performance metrics that encourage executives and other employees to focus on the overall health of the business rather than on a single financial measure;

  •
  a qualitative assessment of individual performance is generally a component of individual compensation payments;

  •
  cash bonuses under the MICP and business unit plans are generally capped;

  •
  as discussed above, the Committee approved stock ownership guidelines applicable to senior executives and non-employee directors, a clawback policy with respect to cash and equity incentive compensation, and a prohibition on hedging our stock;

  •
  executive officers and certain other key employees with access to material nonpublic information must obtain permission from the Company's General Counsel to trade in shares of our common stock, even during an open trading period;

  •
  Board and management processes are in place to oversee risk associated with the MICP and business unit plans, including periodic business performance reviews by management and regular bonus accrual updates to the Committee; and

  •
  the Company's risk management processes—including the Company's enterprise risk management program, Code of Business Conduct (and related training), strong ethics and compliance function that includes suitability reviews of customers and other persons and entities with which the Company does business, internal approval processes and legal department review of contracts—mitigate the potential for undue risk-taking.

Employment Agreements; Severance and Change in Control Arrangements

        We have entered into employment agreements with our executive officers. The agreements specify duties and minimum compensation commitments. The agreements also provide for severance benefits in certain circumstances and impose restrictive covenants that relate to, among other things, confidentiality and competition. The Committee believes that employment agreements with our executive officers are desirable as a means to attract executive talent, to encourage long-term service, to obtain a measure of assurance as to the executive's continued employment in light of prevailing market competition, to impose the restrictive covenants described above and, where practicable, to provide comparable severance and other terms and conditions to similarly situated executives.

        The severance protection provided under employment agreements assists the Company in attracting and retaining executives and is designed to ease an executive's transition in the event of an unexpected termination by the Company due to changes in the Company's employment needs. Severance provisions that are included in the agreements do not generally enhance an employee's current income, and therefore are generally independent of the direct compensation decisions made by the Committee from year to year.

        The employment agreements with our named executive officers provide for enhanced severance payments if the named executive officer's employment is terminated in connection with a change in control (as defined in the employment agreements). The Committee views these enhanced severance provisions as appropriate because they encourage executives to remain focused on the Company's business in the event of rumored or actual fundamental corporate changes, allow executives to assess potential change in control transactions objectively without regard to the potential impact on their own job security and are not triggered in connection with a change in control unless an executive's employment is terminated without "cause" or the executive terminates for "good reason" within certain timeframes.

        The Company has change in control provisions in its equity incentive plans such that unvested stock options, RSUs and other equity awards would generally accelerate upon a change in control (as defined in the plans). These provisions apply to all plan participants. The Committee believes that these provisions are appropriate given that an employee's position could be adversely affected by a change in control even if he or she is not terminated.

        We entered into new employment agreements in 2014 with Messrs. Isaacs and Schweinfurth in connection with the assumption of their new roles as Chief Executive Officer and Chief Financial Officer, respectively. As result of Mr. Beason's expanded role with the Company in 2014 as Enterprise Chief Technology Officer, the Company entered into a new employment agreement with him. In addition, the Company also extended the employment agreement with Mr. Potts through 2015 pursuant to a letter agreement. The Company also entered into separation agreements with four departing named executive officers (Messrs. D. Kennedy, Lipkin, Huntley and Tomback). For additional information regarding these employment and severance agreements, see "Potential Payments Upon Termination or Change in Control" below.

Tax Deductibility of Executive Compensation

        In implementing the Company's compensation programs, the Committee's general policy is to consider any significant effects of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which limits a public company's tax deduction for certain compensation in excess of $1.0 million paid to the chief executive officer and certain of the other highest paid executive officers. The Committee has taken steps so that annual bonuses under the MICP as well as stock options and RSUs granted to senior executive officers may be eligible to qualify as "performance-based" compensation, which is excluded from the $1.0 million deductibility cap imposed under Section 162(m). Some forms of compensation, however, such as salary, guaranteed minimum bonuses and RSUs awarded without performance-based vesting conditions do not qualify for tax deductibility in aggregate amounts in excess of $1.0 million per year. While the Committee generally seeks to take advantage of favorable tax treatment in implementing the Company's executive compensation programs, the Committee has authorized and may in the future authorize compensation that does not qualify for tax deductibility in circumstances in which the Committee believes it is necessary or appropriate to give priority to other objectives of the Company.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company's management. Based on that review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company's Annual Report on Form 10-K.

Compensation Committee
Peter A. Cohen, Chairman Paul M. Meister Barry F. Schwartz

Summary Compensation Table

        The table below shows the compensation of our President and Chief Executive Officer, our former President and Chief Executive Officer, our Chief Financial Officer, our former Chief Financial Officer, the other three most highly compensated executive officers who were serving as executive officers on December 31, 2014, and two former executive officers who would have been among our three most highly compensated executive officers but were no longer serving as executive officers as of December 31, 2014. These nine individuals are the named executive officers for 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
M. Gavin Isaacs	2014	853,846	641,488	750,213	755,020	108,512	5,192	3,114,271
President and Chief Executive Officer
David L. Kennedy(6)	2014	831,923	—	—	—	—	—	831,923
Former President and Chief Executive	2013	183,908	—	2,656,500	—	—	—	2,840,408
Officer	2012	168,582	—	—	—	—	—	168,582
Scott D. Schweinfurth	2014	658,766	363,997	749,511	94,626	61,003	11,700	1,939,603
Executive Vice President and Chief
Financial Officer and Corporate
Secretary
Jeffrey S. Lipkin(7)	2014	259,615	—	527,339	176,457	24,046	604,729	1,592,186
Former Senior Vice President and	2013	550,000	—	737,192	—	213,886	5,738	1,506,816
Chief Financial Officer	2012	541,365	—	1,357,786	—	304,258	5,625	2,209,034
James C. Kennedy	2014	675,000	—	569,530	190,564	327,343	5,850	1,768,286
Executive Vice President, Group Chief	2013	560,000	—	760,842	—	290,611	5,738	1,617,191
Executive of Lottery	2012	485,000	—	1,142,956	—	272,466	5,625	1,906,047
Steven W. Beason(8)	2014	495,327	134,193	421,108	104,072	40,807	5,850	1,201,357
Enterprise Chief Technology Officer	2013	485,000	11,404	541,496	—	197,152	5,738	1,240,790
	2012	485,000	—	1,016,756	—	272,466	5,625	1,779,847
Larry A. Potts(9)	2014	500,000	183,641	320,616	107,288	41,359	5,639	1,158,543
Sr. Vice President, Chief Compliance
Officer and Corporate Director of
Security
William J. Huntley(10)	2014	700,000	—	590,609	197,643	—	5,850	1,494,103
Former Executive Vice President,	2013	650,000	—	1,212,717	—	314,968	5,738	2,183,423
Group Chief Executive Gaming	2012	575,000	—	382,525	—	342,603	5,625	1,305,753
Andrew E. Tomback(11)	2014	487,500	—	416,812	139,462	—	775,000	1,818,775
Former Senior Vice President and	2013	54,789	—	1,771,000	2,018,450	—	—	3,844,239
General Counsel

(1)
The amounts in the "bonus" column for 2014 reflect discretionary cash bonus payments made to reward the applicable named executive officers for their contributions to close the Bally acquisition. See the "Bally Acquisition Bonuses" section of the CD&A for additional information.

(2)
The amounts in the "stock awards" column reflect the aggregate grant date fair value of RSUs awarded during the applicable year to the named executive officers, computed in accordance with FASB ASC Topic 718. The fair value of the RSUs was determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date. For a discussion of valuation assumptions, see Note 18 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2014. Where applicable, the value of performance-conditioned RSUs has been calculated assuming target level performance, which provides for the maximum payout possible with respect to such RSUs.

(3)
The amounts in the "option awards" column reflect the aggregate grant date fair value of the stock options awarded during the applicable year to the named executive officers, computed in accordance with FASB ASC Topic 718. The fair value of the stock options is estimated on the date of grant using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 18 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2014.

(4)
The amounts in the "non-equity incentive plan compensation" column reflect the annual performance bonuses awarded under the MICP. For 2013, 50% of the bonus amounts reflected in the table above for Messrs. Lipkin, J. Kennedy, Beason and Huntley were awarded in the form of RSUs (in lieu of cash), such RSUs are scheduled to vest over two years at the rate of 25% every six months. The amounts shown in the table for 2013 constitute 100% of the value of the 2013 bonuses. The number of

  RSUs awarded in respect of 50% of the 2013 bonuses for Messrs. Lipkin, J. Kennedy, Beason and Huntley was determined by dividing 50% of the total bonus amount by the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date of March 14, 2014, rounded down to the nearest whole share, which resulted in a grant of 6,577 RSUs to Mr. Lipkin, 8,936 RSUs to Mr. J. Kennedy, 6,062 RSUs to Mr. Beason and 9,685 RSUs to Mr. Huntley.

(5)
The amounts indicated in the "all other compensation" column for 2014 include the following:

(a)
Company contributions to a 401(k) plan for Messrs. Isaacs ($5,192), Schweinfurth ($11,700), Lipkin ($5,638), J. Kennedy ($5,850), Beason ($5,850) and Potts ($5,639).

(b)
Severance amounts paid in 2014 to Messrs. Lipkin ($536,110) and Tomback ($775,000), in accordance with the terms of their separation agreements.

(c)
For Mr. Lipkin, a transition bonus of $12,500 and a payout of $50,481 for accrued but unused vacation, in accordance with the terms of his separation agreement.

(6)
Mr. D. Kennedy served as Chief Executive Officer until June 2014 and as Executive Vice Chairman of the Board until August 2014. Effective August 1, 2014, Mr. D. Kennedy is no longer an executive officer of the Company and continues to serve as Vice Chairman of the Board in a non-employee capacity.

(7)
Mr. Lipkin ceased serving as Senior Vice President and Chief Financial Officer in April 2014 and as an employee in May 2014.

(8)
Mr. Beason was not a named executive officer for 2013, but was a named executive officer for 2012. As such, information for all three years is disclosed in accordance with SEC rules.

(9)
Mr. Potts was not a named executive officer in 2012 and 2013. Mr. Potts' current position is Senior Vice President, Chief Compliance Officer and Corporate Director of Security.

(10)
Mr. Huntley ceased serving as an executive officer of the Company in November 2014 and as an employee in December 2014.

(11)
Mr. Tomback ceased serving as Senior Vice President and General Counsel in September 2014.

Grants of Plan-Based Awards for Fiscal Year 2014

        The table below provides information regarding the performance bonuses, stock options and RSUs granted to the named executive officers during 2014.

					Estimated Future Payouts Under Equity Incentive Plan Awards(2)
	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)					All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)		Grant Date Fair Value of Stock and Option Awards ($)(6)
								Exercise or Base Price of Option Awards ($/Sh)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)
M. Gavin Isaacs	—	306,250	875,000	1,750,000	—	—	—	—	—
	06/09/2014	—	—	—	—	85,935	—	—	750,213
	06/09/2014	—	—	—	—	—	161,181	8.73	755,020
David L. Kennedy	—	465,740	1,330,685	2,661,370	—	—	—	—	—
Scott D. Schweinfurth	—	172,167	491,907	983,814	—	—	—	—	—
	03/20/2014	—	—	—	—	17,641	—	—	282,785
	03/20/2014	—	—	—	—	—	10,679	16.03	94,626
	04/01/2014	—	—	—	—	33,650	—	—	466,726
Jeffrey S. Lipkin	—	164,063	468,750	937,500	—	—	—	—	—
	03/20/2014	—	—	—	32,897	—	—	—	527,339
	03/20/2014	—	—	—	—	—	19,914	16.03	176,457
James C. Kennedy	—	177,188	506,250	1,012,500	—	—	—	—	—
	03/20/2014	—	—	—	35,529	—	—	—	569,530
	03/20/2014	—	—	—	—	—	21,506	16.03	190,564
Steven W. Beason	—	115,169	329,053	658,107	—	—	—	—	—
	01/14/2014	—	—	—	—	7,000	—	—	110,110
	03/20/2014	—	—	—	19,401	—	—	—	310,998
	03/20/2014	—	—	—	—	—	11,745	16.03	104,072
Larry A. Potts	—	116,725	333,500	667,000	—	—	—	—	—
	03/20/2014	—	—	—	20,001	—	—	—	320,616
	03/20/2014	—	—	—	—	—	12,108	16.03	107,288
William J. Huntley	—	183,750	525,000	1,050,000	—	—	—	—	—
	03/20/2014	—	—	—	36,844	—	—	—	590,609
	03/20/2014	—	—	—	—	—	22,305	16.03	197,643
Andrew E. Tomback	—	151,743	433,550	867,100	—	—	—	—	—
	03/20/2014	—	—	—	26,002	—	—	—	416,812
	03/20/2014	—	—	—	—	—	15,739	16.03	139,462

(1)
The amounts shown under the "estimated future payouts under non-equity incentive plan awards" column represent the performance cash bonus opportunity approved for 2014 for each of the named executive officers under the MICP. The actual amounts awarded under the program for 2014 are shown in the Summary Compensation Table above under the "non-equity incentive plan compensation" column. As discussed above, based on Mr. Isaacs' hire date with the Company of June 9, 2014, his bonus target was pro-rated at 58.3% for 2014.

(2)
The amounts shown under the "estimated future payouts under equity incentive plan awards" column include the annual award of performance-conditioned RSUs granted under the MICP based upon each named executive officer's equity award opportunity for 2014 subject to a 10% discretionary reduction approved by the Committee. These awards vest over a period of four years subject to the satisfaction of minimum performance criteria for 2014 and are subject to accelerated vesting in certain circumstances under the applicable executive officer's employment agreement. In the event of performance below 90% of target, none of the RSUs will vest, and the awards do not provide an opportunity to earn additional shares in the event of performance above 90% of target. The performance-conditioned RSUs granted to Mr. Tomback were forfeited in connection with his termination of employment, and the remaining performance-conditioned RSUs granted to the named executive officers were forfeited in early 2015 when the Compensation Committee determined that the performance criteria had not been met.

(3)
The amounts shown under the "all other stock awards" column reflect sign-on RSU awards for Mr. Isaacs and special RSU awards to Messrs. Schweinfurth and Beason and Mr. Schweinfurth's annual RSU grant, which was not subject to performance conditions because Mr. Schweinfurth was not an executive officer of the Company at the time of the grant. For additional information regarding these awards, see "Compensation Discussion and Analysis—Objectives and Components of Compensation Program—Long-Term Incentive Compensation—Sign-On and Special Equity Awards Granted in 2014."

(4)
The amount shown under the "all other option awards" column for Mr. Isaacs reflects sign-on stock options that were granted to him upon his joining the Company.

(5)
The exercise price shown under the "exercise or base price of option awards" column represents the market value of our common stock on the grant date (which was calculated based on the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date).

(6)
The amounts indicated as the "grant date fair value" of the awards were computed in accordance with FASB ASC Topic 718. In the case of RSUs, the fair value was determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date. In the case of stock options, the fair value of the stock options is estimated on the grant date using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 18 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2014.

Outstanding Equity Awards at Fiscal Year-End

        The table below provides information with respect to the stock options and RSUs held by the named executive officers as of December 31, 2014.

		Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
M. Gavin Isaacs	06/09/2014	—		161,181	(2)	—	8.73	06/08/2024	—		—	—		—
	06/09/2014	—		—		—	—	—	85,935	(3)	1,093,953	—		—
David L. Kennedy	01/04/2010	—		—		—	—	—	747	(4)	9,509	—		—
	03/22/2011	85,102	(5)	28,368	(5)	—	8.90	03/21/2021	—		—	—		—
	03/22/2011	—		—		—	—	—	7,367	(6)	93,782	—		—
	06/05/2012	—		—		—	—	—	4,741	(7)	60,353	—		—
	06/04/2013	—		—		—	—	—	5,175	(8)	65,878	—		—
	12/05/2013	—		—		—	—	—	112,500	(9)	1,432,125	—		—
Scott D. Schweinfurth	09/25/2013	—		—		—	—	—	17,742	(10)	225,856	—		—
	11/25/2013	—		—		—	—	—	18,750	(11)	238,688	—		—
	03/20/2014	—		10,679	(11)	—	16.03	03/20/2021	—		—	—		—
	03/20/2014	—		—		—	—	—	17,641	(13)	224,570	—		—
	04/01/2014	—		—		—	—	—	33,650	(14)	428,365	—		—
Jeffrey S. Lipkin	03/20/2014	—		—		—	—	—	—		—	32,897	(15)	418,779
James C. Kennedy	03/22/2011	25,297	(5)	8,433	(5)	—	8.90	03/21/2021	—		—	—		—
	03/22/2011	—		—		—	—	—	4,380	(6)	55,757	—		—
	02/22/2012	—		—		—	—	—	—		—	65,000	(16)	827,450
	02/22/2012	—		—		—	—	—	12,784	(17)	162,740	—		—
	01/01/2013	—		—		—	—	—	22,500	(18)	286,425	—		—
	03/25/2013	—		—		—	—	—	22,479	(19)	286,158	—		—
	12/20/2013	—		—		—	—	—	11,250	(20)	143,213	—		—
	03/14/2014	—		—		—	—	—	6,702	(21)	85,316	—		—
	03/20/2014	—		21,506	(12)	—	16.03	03/20/2024	—		—	—		—
	03/20/2014	—		—		—	—	—	—		—	35,529	(15)	452,284
Steven W. Beason	03/22/2011	22,845	(5)	7,616	(5)	—	8.90	03/21/2021	—		—	—		—
	03/22/2011	—		—		—	—	—	3,956	(6)	50,360	—		—
	02/22/2012	—		—		—	—	—	—		—	55,000	(16)	700,150
	02/22/2012	—		—		—	—	—	12,784	(17)	162,740	—		—
	03/25/2013	—		—		—	—	—	19,468	(19)	247,828	—		—
	01/14/2014	—		—		—	—	—	7,000	(22)	89,110	—		—
	03/14/2014	—		—		—	—	—	4,547	(21)	57,883	—		—
	03/20/2014	—		11,745	(12)	—	16.03	03/20/2024	—		—	—		—
	03/20/2014	—		—		—	—	—	—		—	19,401	(15)	246,975
Larry A. Potts	03/22/2011	24,489	(5)	8,163	(5)	—	8.90	03/21/2021	—		—	—		—
	03/22/2011	—		—		—	—	—	4,240	(6)	53,975	—		—
	02/22/2012	—		—		—	—	—	12,375	(17)	157,534	—		—
	03/25/2013	—		—		—	—	—	18,846	(19)	239,910	—		—
	12/20/2013	—		—		—	—	—	7,500	(20)	95,475	—		—
	03/14/2014	—		—		—	—	—	4,192	(21)	53,364	—		—
	03/20/2014	—		12,108	(12)	—	16.03	03/20/2024	—		—	—		—
	03/20/2014	—		—		—	—	—	—		—	20,001	(15)	254,613
William J. Huntley	03/22/2011	29,991	(5)	9,998	(5)	—	8.90	03/31/2016	—		—	—		—
	03/22/2011	—		—		—	—	—	5,193	(6)	66,107	—		—
	08/16/2011	200,000	(23)	—		—	9.98	03/31/2016	—		—	—		—
	02/22/2012	—		—		—	—	—	15,156	(17)	192,936	—		—
	01/01/2013	—		—		—	—	—	37,500	(18)	477,375	—		—
	03/25/2013	—		—		—	—	—	26,091	(19)	332,138	—		—
	12/20/2013	—		—		—	—	—	22,500	(20)	286,425	—		—
	03/14/2014	—		—		—	—	—	7,264	(21)	92,471	—		—
	03/20/2014	—		22,305	(12)	—	16.03	03/20/2024	—		—	—		—
	03/20/2014	—		—		—	—	—	—		—	36,844	(15)	469,024

(1)
The value shown was calculated by multiplying the number of RSUs by the closing price of our common stock on December 31, 2014 ($12.73).

(2)
These stock options are scheduled to vest and become exercisable in equal installments on each of the first four anniversaries of the date of grant.

(3)
These RSUs are scheduled to vest in equal installments on each of the first four anniversaries of the date of grant.

(4)
These RSUs were awarded with a five-year vesting schedule. The first, second, third and fourth installments vested on the first, second, third and fourth anniversaries of the date of grant. These RSUs were awarded to Mr. D. Kennedy in connection with his service as a non-employee director. On May 13, 2014, the balance of these RSUs vested upon a qualifying change in control, triggered when the Company's largest shareholder, MacAndrews & Forbes Incorporated, acquired shares of Class A common stock resulting in ownership exceeding 40% of such outstanding shares. Pursuant to an amendment to equity agreements that was entered into by Mr. D. Kennedy, shares that vested upon such a change in control were treated as follows: (a) one-half vested and were distributed immediately upon the change in control, and (b) one-half were subject to a transfer restriction, lapsing upon the earlier of the original vesting date or the director's termination as a result of death or disability and forfeited if the director terminated for any reason other than death or disability prior to the original vesting date. Therefore, while these shares were distributed on January 4, 2015, they are shown as unvested in the table above, which provides information as of December 31, 2014, due to the transfer restrictions and potential forfeiture of such awards.

(5)
These stock options were awarded with a four-year vesting schedule. The first, second and third installments vested and became exercisable on the first three anniversaries of the date of grant, and the fourth installment vested and became exercisable on the fourth anniversary of the date of the grant (but is shown as unexercisable in the table above, which provides information as of December 31, 2014). In the case of Mr. D. Kennedy, pursuant to his agreement with the Company when he resigned as Chief Administrative Officer in March 2012, his unvested options at the time continued to vest per this vesting schedule. In the case of Mr. Huntley, the unvested options continued to vest per this vesting schedule and all vested options remain exercisable through the first 90 days of 2016 in accordance with the terms of his separation agreement.

(6)
These RSUs were awarded with a four-year vesting schedule, subject to the satisfaction of minimum performance criteria for 2011. The first installment vested in March 2012 based on attainment of the 2011 performance goal, the second and third installments vested on the second and third anniversaries of the date of grant. On May 13, 2014, the balance of these RSUs vested upon the qualifying change in control as described in footnote (4). Pursuant to amendments to equity agreements that were entered into by Messrs. D. Kennedy, J. Kennedy, Beason, and Potts in April 2013, shares that vested upon such a change in control were subject to transfer restrictions and were not distributed until the earlier of: (a) the original vesting date, or (b) the date employment is terminated by the Company without cause or by the employee for good reason (in the case of Mr. D. Kennedy, one-half of such shares were distributed immediately and the remaining half were subject to the aforementioned transfer restrictions). In addition, if employment was terminated by the Company for cause or by the employee without good reason prior to the applicable delivery date, such undelivered shares would be forfeited. Therefore, while these shares were distributed on March 22, 2015, they are shown as unvested in the table above due to the transfer restrictions and potential forfeiture of such awards, which provides information as of December 31, 2014).

(7)
These RSUs were awarded with a four-year vesting schedule. The first and second installments vested on the first two anniversaries of the date of grant, and the balance is scheduled to vest in equal installments on the third and fourth anniversaries of the date of grant. These RSUs were awarded to Mr. D. Kennedy in connection with his service as a non-employee director.

(8)
These RSUs were awarded with a four-year vesting schedule. The first installment vested on the first anniversary of the date of grant and the balance is scheduled to vest in three equal installments on the second, third and fourth anniversaries of the date of grant. These RSUs were awarded to Mr. D. Kennedy in connection with his service as a non-employee director.

(9)
These RSUs were awarded with a four-year vesting schedule. The first installment vested on the first anniversary of the date of grant and the balance is scheduled to vest in three equal installments on the second, third and fourth anniversaries of the date of grant. Although Mr. D. Kennedy is no longer an employee of the Company, it was determined that in recognition of the services he continues to provide the Company as a non-employee director, these RSUs would continue to vest in accordance with their terms during the period of Mr. D. Kennedy's service on the Board.

(10)
These RSUs were awarded with a four-year vesting schedule. The first installment vested on the first anniversary of the date of grant and the balance is scheduled to vest in three equal installments on the second, third and fourth anniversaries of the date of grant.

(11)
These RSUs were awarded with a four-year vesting schedule. The first installment vested on the first anniversary of the date of grant and the balance is scheduled to vest in three equal installments on the second, third and fourth anniversaries of the date of grant.

(12)
These stock options were awarded with a four-year vesting schedule. The first installment became exercisable on the first anniversary of the date of grant (but is shown as unexercisable in the table above, which provides information as of December 31, 2014) and the balance is scheduled to vest in three equal installments on the second, third and fourth anniversaries of the date of grant. In the case of Mr. Huntley, the unvested options continue to vest per this vesting schedule in accordance with the terms of his separation agreement.

(13)
These RSUs were awarded with a four-year vesting schedule. The first installment vested on the first anniversary of the date of grant (but is shown as unvested in the table above, which provides information as of December 31, 2014), and the balance is scheduled to vest in three equal installments on the second, third and fourth anniversaries of the date of grant.

(14)
These RSUs were awarded with a four-year vesting schedule. The first installment vested on the first anniversary of the date of grant (but is shown as unvested in the table above, which provides information as of December 31, 2014), and the balance is scheduled to vest in three equal installments on the second, third and fourth anniversaries of the date of grant.

(15)
These RSUs were scheduled to vest in equal installments on each of the first four anniversaries of the date of grant, subject to the satisfaction of minimum performance criteria for 2014. All four installments were forfeited in March 2015 as the 2014 performance goal criteria were not met (but are shown as unvested in the table above, which provides information as of December 31, 2014). Pursuant to the terms of Mr. Lipkin's separation agreement, these unvested RSUs would have fully vested upon determination that the performance criteria had been met. In the case of Mr. Huntley, these unvested RSU amounts would have continued to vest per this vesting schedule, had the minimum performance criteria been met, pursuant to the terms of his separation agreement.

(16)
These special performance-conditioned RSUs were awarded with a four-year vesting schedule, with one-fourth scheduled to vest in four equal annual installments beginning on March 15, 2013 subject to the satisfaction of multi-year performance criteria and certain "carryover" vesting provisions. No RSUs have vested as the performance targets for 2012, 2013 and 2014 were not achieved. See "Compensation Discussion and Analysis—Objectives and Components of Compensation Program—Long-Term Incentive Compensation—Special Performance-Conditioned Equity Awards" for additional information.

(17)
These RSUs were awarded with a four-year vesting schedule, subject to the satisfaction of minimum performance criteria for 2012. The first installment vested in March 2013 based on attainment of the 2012 performance goal, the second installment vested on the second anniversary of the date of grant, the third installment vested on the third anniversary of the date of grant (but is shown as unvested in the table above, which provides information as of December 31, 2014) and the balance is scheduled to vest on the fourth anniversary of the date of grant. In the case of Mr. Huntley, the third installment vested per this vesting schedule and 50% of the fourth installment will vest on December 31, 2015 in accordance with the terms of his separation agreement.

(18)
These RSUs were awarded with a four-year vesting schedule. The first installment vested on the first anniversary of the date of grant, the second installment vested on the second anniversary of the date of grant (but is shown as unvested in the table above, which provides information as of December 31, 2014), and the balance is scheduled to vest in two equal installments on the third and fourth anniversaries of the date of grant. In the case of Mr. Huntley, the unvested RSUs continue to vest per this vesting schedule in accordance with the terms of his separation agreement.

(19)
These RSUs were awarded with a four-year vesting schedule, subject to the satisfaction of minimum performance criteria for 2013. The first installment vested in March 2014 based on attainment of the 2013 performance goal, the second installment vested on the second anniversary of the date of grant (but is shown as unvested in the table above, which provides information as of December 31, 2014) and the balance is scheduled to vest in two equal installments on the third and fourth anniversaries of the date of grant. In the case of Mr. Huntley, the unvested RSUs continue to vest per this vesting schedule in accordance with the terms of his separation agreement.

(20)
These RSUs were awarded with a four-year vesting schedule. The first installment vested on the first anniversary of the date of grant and the balance is scheduled to vest in three equal installments on the second, third and fourth anniversaries of the date of grant. In the case of Mr. Huntley, the unvested RSUs continue to vest per this vesting schedule in accordance with the terms of his separation agreement.

(21)
These RSUs were awarded with a two-year vesting schedule. The first installment vested six months after the grant of grant, the second installment vested on the first anniversary of the date of grant (but is shown as unvested in the table above, which provides information as of December 31, 2014), and the balance is scheduled to vest in two equal installments eighteen months after the date of grant and on the second anniversary of the date of grant. In the case of Mr. Huntley, the unvested RSUs continue to vest per this vesting schedule in accordance with the terms of his separation agreement.

(22)
These RSUs were awarded with a four-year vesting schedule. The first installment vested on the first anniversary of the date of grant (but is shown as unvested in the table above, which provides information as of December 31, 2014), and the balance is scheduled to vest in three equal installments on the second, third and fourth anniversaries of the date of grant.

(23)
These stock options were awarded with a four-year vesting schedule. The first, second and third installments vested and became exercisable on the first three anniversaries of the date of grant. Pursuant to Mr. Huntley's separation agreement the fourth installment immediately vested, with a vesting date of December 31, 2014. In accordance with Mr. Huntley's separation agreement, all vested options remain exercisable through the first 90 days of 2016.

Option Exercises and Stock Vested for Fiscal Year 2014

        The table below provides information for the named executive officers with respect to stock options that were exercised and RSUs that vested during 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David L. Kennedy	—	—	74,363	900,239
Scott D. Schweinfurth	—	—	12,164	156,905
Jeffrey S. Lipkin(1)	33,730	39,992	117,966	1,257,233
James C. Kennedy	—	—	42,888	608,375
Steven W. Beason	—	—	29,288	404,612
Larry A. Potts	—	—	32,331	444,441
William J. Huntley	—	—	43,888	648,067

(1)
Includes the vesting of 77,531 RSUs in accordance with the terms of Mr. Lipkin's separation agreement (valued at $696,228 based on the average of the high and low sales prices of our common stock on the trading day immediately prior to the effective date of the separation agreement). See "Employment Agreements; Severance and Change in Control Arrangements—Separation Agreement with Mr. Lipkin" above for additional information.

2014 Nonqualified Deferred Compensation

        The following table sets forth detail about activity for the named executive officers in our nonqualified deferred compensation plan. All named executive officers are eligible to participate in the plan, which is designed to allow highly compensated and management employees to make contributions in excess of certain limits imposed by the Internal Revenue Code that apply to our tax-qualified 401(k) plan. The plan only allows employee contributions and the Company does not provide matching contributions under the plan (although the employee contributions are eligible for earnings on the deferred amounts).

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
M. Gavin Isaacs	—	—	—	—	—
David L. Kennedy	—	—	—	—	—
Scott D. Schweinfurth(1)	34,173	—	(10,202)	936,216	55,492
Jeffrey S. Lipkin	—	—	—	—	—
James C. Kennedy	—	—	—	—	—
Steven W. Beason	—	—	—	—	—
Larry A. Potts	—	—	—	—	—
William J. Huntley	—	—	—	—	—
Andrew E. Tomback	237,500	—	2,955	240,455	—

(1)
Mr. Schweinfurth received a distribution from the WMS Industries Inc. Nonqualified Deferred Compensation Plan in connection with a change in control that was triggered by the Company's acquisition of WMS Industries, Inc. in 2014.

Potential Payments Upon Termination or Change in Control

Employment Agreements and Equity Award Agreements

        We have employment agreements with our named executive officers. The information below describes and quantifies certain compensation that would become payable under these agreements if the named executive officer's employment had terminated on December 31, 2014 under the various termination events contemplated in the agreements. Under the terms of our standard equity award agreement, unvested stock options and RSUs held by an employee (including a named executive officer) would generally vest upon the termination of such employee's employment by reason of death or "disability" (as such term is defined in the applicable agreement). The amounts described below are estimates and the actual amounts to be paid can only be determined at the time of the executive's separation. The amounts described below would be in addition to amounts the individual would receive under accrued plans, such as the non-qualified deferred compensation plan, the 401(k) plan, and previously vested equity or bonus awards, as to which neither the named executive officer's employment agreement nor the plans provide for enhanced benefits or payments upon termination. The value shown below for equity awards that would have accelerated had the specified termination event occurred on the last business day of the year was calculated by multiplying the number of shares subject to the acceleration by the closing price of our common stock on that day, which was $12.73 (and, in the case of stock options, subtracting the exercise price for the shares from that value).

Employment Agreement with Mr. Isaacs

        In June 2014, we entered into an employment agreement with Mr. Isaacs in connection with his appointment as President and Chief Executive Officer. The term of Mr. Isaacs' employment agreement is scheduled to expire in June 2017, subject to automatic renewals for one additional year at the end of the term and each anniversary thereof unless timely notice of non-renewal is given. In the event Mr. Isaacs'

employment is terminated as a result of the expiration of the term without any renewal, the final tranche of his sign-on equity award shall immediately and fully vest as of the expiration date.

        If Mr. Isaacs' employment is terminated by the Company without "cause" or by Mr. Isaacs for "good reason" (as such terms are defined in the agreement), then he would be entitled to receive: (i) a pro rata bonus (if any) for the year of termination; (ii) an amount equal to one (1) times the sum of his base salary and "severance bonus amount" (i.e., an amount equal to the highest annual incentive compensation paid to Mr. Isaacs in respect of the two most recent fiscal years but not more than his target bonus for the then-current fiscal year, but which will be equal to Mr. Isaacs' target bonus in the case of a termination in 2014 or 2015), payable over a period of twelve (12) months; (iii) full vesting of his equity awards; provided, however, that any performance-conditioned awards would only vest at the time, and only to the extent, that the Compensation Committee determined that the applicable targets had been achieved; and (iv) payment of COBRA premiums for twelve (12) months if Mr. Isaacs elects to continue medical coverage under the Company's group health plan in accordance with COBRA. If Mr. Isaacs' employment is terminated by the Company without "cause" or by Mr. Isaacs for "good reason" upon, or within one (1) year after, a "change in control" (as such term is defined in the agreement), then he would be entitled to receive the payments and benefits described in the preceding sentence, except that he would receive two (2) times the sum of his base salary and "severance bonus amount," payable over a period of twenty-four (24) months and his equity awards, including performance-conditioned awards, would vest immediately and in full upon the change in control.

        In the event of Mr. Isaacs' death, his beneficiary or estate would be entitled to receive any benefits that may be payable under any life insurance benefit of Mr. Isaacs for which the Company pays premiums and full vesting of his equity awards. In the event Mr. Isaacs is terminated due to his "total disability" (as such term is defined in the agreement), he would be entitled to receive an amount equal to his base salary (less any disability payments provided to him under the Company's disability plans) and full vesting of his equity awards.

        Mr. Isaacs' employment agreement also contains, among other things, covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of twelve (12) months after termination. Incentive-based compensation and benefits provided under the agreement will be subject to recovery under the Company's "clawback" policy, described above. The terms of Mr. Isaacs' employment agreement were the result of arm's length negotiations and were approved by the Compensation Committee.

        The following describes the estimated amounts Mr. Isaacs would have received if the termination event specified occurred at December 31, 2014:

	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason		Termination Without Cause or for Good Reason (w/ Change in Control)(a)		Termination Due to Death		Termination Due to Disability
Cash Payments
Base Salary	$0	$0	$1,500,000	(b)	$3,000,000	(g)(h)	$0		$1,500,000	(j)
Severance Bonus Amount	$0	$0	$875,000	(c)	$1,750,000	(h)(i)	$0		$0
Pro Rata Bonus for Year of Termination	$0	$0	$108,512	(d)	$108,512	(d)	$0		$0

Total Cash Payments	$0	$0	$2,483,512		$4,858,512		$0		$1,500,000
Benefits & Perquisites
Health and Welfare Benefits	$0	$0	$17,866	(e)	$17,866	(e)	$1,000,000	(e)	$0

Total Benefits & Perquisites	$0	$0	$17,866		$17,866		$1,000,000		$0
Long-Term Incentive Compensation
"Spread" Value of Accelerated Options	$0	$0	$644,724	(f)	$644,724	(f)	$644,724	(f)	$644,724	(f)
Value of Accelerated RSUs	$0	$0	$1,093,953	(f)	$1,093,953	(f)	$1,093,953	(f)	$1,093,953	(f)

Total Value of Accelerated Equity Awards	$0	$0	$1,738,677		$1,738,677		$1,738,677		$1,738,677
Total Value of Payments and Benefits	$0	$0	$4,240,055		$6,615,055		$2,738,677		$3,238,677

(a)
Termination without "cause" or for "good reason" upon or within one year immediately following a "change in control" (as such terms are defined in the agreement).

(b)
Amount reflects one times base salary. Paid over 12 months.

(c)
Amount reflects one times "severance bonus amount" (i.e., higher of last two bonuses but not higher than target bonus for year of termination and, for 2014 and 2015, the target bonus for the then current fiscal year). Amount shown is one times target 2014 bonus. Paid over 12 months.

(d)
Amount reflects pro rata amount of bonus that would have been received for year of termination (amount shown is actual 2014 bonus). Paid in lump sum.

(e)
Upon termination other than due to death, amount reflects payment of COBRA premiums for 12 months. Upon termination due to death, amount reflects Company-provided life insurance benefits available to all benefit-eligible employees (equal to 1.5 times base salary up to $1,000,000).

(f)
Reflects full vesting of options and RSUs.

(g)
Amount reflects two times base salary.

(h)
Paid over 24 months (or in a lump sum if such "change in control" constitutes a "change in control" under Section 409A of the Internal Revenue Code).

(i)
Amount reflects two times "severance bonus amount" (i.e., higher of last two bonuses but not higher than target bonus for year of termination). Amount shown is two times target 2014 bonus.

(j)
Paid over 12 months. Amounts to be reduced by any disability payments to executive under any Company disability plan.

Employment Agreement with Mr. Schweinfurth

        In April 2014, we entered into an employment agreement with Mr. Schweinfurth in connection with his appointment as Executive Vice President and Chief Financial Officer. The term of Mr. Schweinfurth's employment agreement is scheduled to expire in March 2017, subject to automatic renewals for one additional year at the end of the term and each anniversary thereof unless timely notice of non-renewal is given. If Mr. Schweinfurth's employment is terminated as a result of non-renewal by the Company or by Mr. Schweinfurth, then he would be entitled to full vesting of all equity awards granted to him prior to January 1, 2014 and continued vesting of all other equity awards granted to him in accordance with the original vesting schedule applicable to such equity awards; provided, however, that any performance-conditioned awards would only vest at the time, and only to the extent, that the Compensation Committee determined that the applicable target had been achieved.

        If Mr. Schweinfurth's employment is terminated by the Company without "cause" or by Mr. Schweinfurth for "good reason" (as such terms are defined in the agreement), then he would be entitled to receive: (i) a pro rata bonus (if any) for the year of termination; (ii) an amount equal to one (1) times the sum of his base salary and "severance bonus amount" (i.e., an amount equal to the highest annual incentive compensation paid to Mr. Schweinfurth in respect of the two most recent fiscal years but not more than his target bonus for the then-current fiscal year, but which will be equal to Mr. Schweinfurth's target bonus in the case of a termination in 2014); (iii) full vesting of his equity awards; provided, however, that any performance-conditioned awards would only vest at the time, and only to the extent, that the Compensation Committee determined that the applicable target had been achieved; and (iv) payment of COBRA premiums for twelve (12) months if Mr. Schweinfurth elects to continue medical coverage under the Company's group health plan in accordance with COBRA. If Mr. Schweinfurth's employment is terminated by the Company without "cause" or by Mr. Schweinfurth for "good reason" upon, or within one (1) year after, a "change in control" (as such term is defined in the agreement), then he would be entitled to receive the payments and benefits described in the preceding sentence, except that he would receive two (2) times the sum of his base salary and "severance bonus amount", payable over a period of twenty-four (24) months and his equity awards, including performance-conditioned awards, would vest immediately and in full upon the change in control.

        In the event of Mr. Schweinfurth's death, his beneficiary or estate would be entitled to receive a death benefit of $1.0 million, through any benefits that may be payable under any life insurance benefit of Mr. Schweinfurth for which the Company pays premiums with any remainder funded by the Company, and full vesting of his equity awards. In the event Mr. Schweinfurth is terminated due to his "total disability" (as such term is defined in the agreement), he would be entitled to receive an amount equal to his base salary (less any disability payments provided to him under the Company's disability plans), payable over a period of twelve (12) months, and full vesting of his equity awards.

        Mr. Schweinfurth's employment agreement also contains, among other things, covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of twelve (12) months after termination. Incentive-based compensation and benefits provided under the agreement will be subject to recovery under the Company's "clawback" policy. The terms of Mr. Schweinfurth's employment agreement were the result of arm's length negotiations and were approved by the Compensation Committee.

        The following describes the estimated amounts Mr. Schweinfurth would have received if the termination event specified occurred at December 31, 2014:

	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason		Termination Without Cause or for Good Reason (w/ Change in Control)(a)		Termination Due to Death		Termination Due to Disability
Cash Payments
Base Salary	$0	$0	$675,000	(b)	$1,350,000	(g)(h)	$0		$675,000	(j)
Severance Bonus Amount	$0	$0	$491,907	(c)	$983,814	(h)(i)	$0		$0
Pro Rata Bonus for Year of Termination	$0	$0	$61,003	(d)	$61,003	(d)	$0		$0

Total Cash Payments	$0	$0	$1,227,910		$2,394,817		$0		$675,000
Benefits & Perquisites
Health and Welfare Benefits	$0	$0	$20,671	(e)	$20,671	(e)	$1,000,000	(e)	$0

Total Benefits & Perquisites	$0	$0	$20,671		$20,671		$1,000,000		$0
Long-Term Incentive Compensation
"Spread" Value of Accelerated Options	$0	$0	$0	(f)	$0	(f)	$0	(f)	$0	(f)
Value of Accelerated RSUs	$0	$0	$1,117,478	(f)	$1,117,478	(f)	$1,117,478	(f)	$1,117,478	(f)

Total Value of Accelerated Equity Awards	$0	$0	$1,117,478		$1,117,478		$1,117,478		$1,117,478
Total Value of Payments and Benefits	$0	$0	$2,366,058		$3,532,966		$2,117,478		$1,792,478

(a)
Termination without "cause" or for "good reason" upon or within one year immediately following a "change in control" (as such terms are defined in the agreement).

(b)
Amount reflects one times base salary. Paid over 12 months.

(c)
Amount reflects one times "severance bonus amount" (i.e., higher of last two bonuses but not higher than target bonus for year of termination and, if not employed by the Company during the prior fiscal year, the target bonus for the then current fiscal year). Amount shown is one times target 2014 bonus. Paid over 12 months.

(d)
Amount reflects pro rata amount of bonus that would have been received for year of termination (amount shown is actual 2014 bonus). Paid in lump sum.

(e)
Upon termination other than due to death, amount reflects payment of COBRA premiums for 12 months. Upon termination due to death, amount reflects a lump sum cash payment equal to 1.5 times base salary up to $1,000,000.

(f)
Reflects full vesting of options and RSUs.

(g)
Amount reflects two times base salary.

(h)
Paid over 24 months (or in a lump sum if such "change in control" constitutes a "change in control" under Section 409A of the Code).

(i)
Amount reflects two times "severance bonus amount" (i.e., higher of last two bonuses but not higher than target bonus for year of termination and, if not employed by the Company during the prior fiscal year, the target bonus for the then current fiscal year). Amount shown is two times target 2014 bonus.

(j)
Paid over 12 months. Amounts to be reduced by any disability payments to executive under any Company disability plan.

Employment Agreement with Mr. J. Kennedy

        In December 2012, the Company entered into an employment agreement with Mr. J. Kennedy. The term of Mr. J. Kennedy's employment agreement is scheduled to expire in December 31, 2015, subject to automatic renewals for one additional year at the end of the term and each anniversary thereof unless timely notice of non-renewal is given. In the event the employment agreement expires at the end of its term, Mr. J. Kennedy would receive accelerated vesting of 50% of his unvested equity awards granted prior to January 1, 2013 and continued vesting of his unvested equity awards granted on or after January 1, 2013 in accordance with the original vesting schedule of such awards without regard to his termination of employment; provided, however, that any performance-conditioned awards would only vest at the time, and only to the extent, that the Compensation Committee determined that the applicable target had been achieved.

        If Mr. J. Kennedy's employment is terminated by the Company "without cause" or by Mr. J. Kennedy for "good reason" (as such terms are defined in the agreement), Mr. J. Kennedy would be entitled to receive (i) a pro rata bonus for the year of termination, (ii) an amount equal to the sum of his base salary and "severance bonus amount" (i.e., an amount equal to the highest annual incentive compensation paid to Mr. J. Kennedy in respect of the two most recent fiscal years but not more than his target bonus for the then-current fiscal year), payable over a period of twelve (12) months, (iii) full vesting of his equity awards; provided, however, that his performance-conditioned awards would only vest at the time, and only to the extent, that the Compensation Committee determined that the applicable target had been achieved; and (iv) payment of COBRA premiums for twelve (12) months if Mr. J. Kennedy elects to continue medical coverage under the Company's group health plan in accordance with COBRA. If Mr. J. Kennedy's employment is terminated by the Company "without cause" or by him for "good reason" upon, or within one (1) year after, a "change in control" (as such term is defined in the agreement), then he would be entitled to receive the benefits described in the preceding sentence, except that he would receive two times the sum of his base salary and "severance bonus amount", payable over a period of twenty-four (24) months and any equity awards, including performance-conditioned awards, would vest immediately and in full upon the change in control.

        In the event of Mr. J. Kennedy's death, his beneficiary or estate would be entitled to receive any benefits that may be payable under any life insurance benefit of Mr. J. Kennedy for which the Company pays premiums and full vesting of his equity awards; provided, however, that his special performance-conditioned RSUs would only vest at the time, and only to the extent, that the Compensation Committee determined that the applicable target had been achieved. In the event Mr. J. Kennedy is terminated due to his "total disability" (as such term is defined in the agreement), he would be entitled to receive an amount equal to his base salary (less any disability payments provided under the Company's disability plans) and full vesting of his equity; provided, however, that his special performance-conditioned RSUs would only vest at the time, and only to the extent, that the Compensation Committee determined that the applicable target had been achieved.

        Mr. J. Kennedy's employment agreement also contains, among other things, covenants imposing on him certain obligations with respect to confidentiality and proprietary information and restricting his ability to engage in certain activities in competition with the Company during the term of his employment and for a period of eighteen (18) months after termination. Incentive-based compensation and benefits provided under the agreement will be subject to recovery under the Company's "clawback" policy. The revised terms of Mr. J. Kennedy's employment agreement, including the higher salary, were the result of arm's length negotiations and were approved by the Compensation Committee.

        The following describes the estimated amounts Mr. J. Kennedy would have received if the termination event specified occurred at December 31, 2014:

	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason		Termination Without Cause or for Good Reason (w/ Change in Control)(a)		Termination Due to Death		Termination Due to Disability
Cash Payments
Base Salary	$0	$0	$675,000	(b)	$1,350,000	(g)(h)	$0		$675,000	(k)
Severance Bonus Amount	$0	$0	$290,611	(c)	$581,222	(h)(i)	$0		$0
Pro Rata Bonus for Year of Termination	$0	$0	$327,343	(d)	$327,343	(d)	$0		$0

Total Cash Payments	$0	$0	$1,292,954		$2,258,565		$0		$675,000
Benefits & Perquisites
Health and Welfare Benefits	$0	$0	$17,866	(e)	$17,866	(e)	$1,000,000	(e)	$0

Total Benefits & Perquisites	$0	$0	$17,866		$17,866		1,000,000		$0
Long-Term Incentive Compensation
"Spread" Value of Accelerated Options	$0	$0	$32,298	(f)	$32,298	(f)	$32,298	(f)	$32,298	(f)
Value of Accelerated RSUs	$0	$0	$1,019,609	(f)	$1,019,609	(f)	$1,471,894	(j)	$1,471,894	(j)

Total Value of Accelerated Equity Awards	$0	$0	$1,051,908		$1,051,908		$1,504,192		$1,504,192
Total Value of Payments and Benefits	$0	$0	$2,362,728		$3,328,339		$2,504,192		$2,179,192

(a)
Termination without "cause" or for "good reason" upon or within one year immediately following a "change in control" (as such terms are defined in the agreement).

(b)
Paid over 12 months.

(c)
Amount reflects "severance bonus amount" (i.e., higher of last two bonuses but not higher than target bonus for year of termination). Amount shown is actual 2013 bonus. Paid over 12 months.

(d)
Amount reflects pro rata amount of bonus that would have been received for year of termination (amount shown is actual 2014 bonus). Paid in lump sum.

(e)
Upon termination other than due to death, amount reflects payment of COBRA premiums for 12 months. Upon termination due to death, amount reflects Company-provided life insurance benefits available to all benefit-eligible employees (equal to 1.5 times base salary up to $1,000,000).

(f)
Reflects full vesting of options and RSUs other than special performance-conditioned RSUs.

(g)
Amount reflects two times base salary.

(h)
Paid over 24 months (or in a lump sum if such "change in control" constitutes a "change in control" under Section 409A of the Internal Revenue Code).

(i)
Amount reflects two times "severance bonus amount" (i.e., higher of last two bonuses but not higher than target bonus for year of termination). Amount shown is two times actual 2013 bonus.

(j)
Reflects full vesting of RSUs other than special performance-conditioned RSUs granted on February 22, 2012.

(k)
Paid over 12 months. Amount to be reduced by any disability payments to executive under any Company disability plan.

Employment Agreement with Mr. Beason

        In August 2014, we entered into an employment agreement with Mr. Beason in connection with his expanded role for the combined Company as Enterprise Chief Technology Officer. The term of

Mr. Beason's employment agreement is scheduled to expire on August 31, 2016, subject to automatic renewals for one additional year at the end of the term and each anniversary thereof unless timely notice of non-renewal is given. In the event the employment agreement expires at the end of its term, Mr. Beason would receive accelerated vesting of his unvested equity awards granted prior to September 1, 2014 and continued vesting of his unvested equity awards granted on or after September 1, 2014 in accordance with the original vesting schedule of such awards without regard to his termination of employment; provided, however, that any performance-conditioned awards would only vest at the time, and only to the extent, that the Compensation Committee determined that the applicable target had been achieved.

        If Mr. Beason's employment is terminated by the Company without "cause" or by Mr. Beason for "good reason" (as such terms are defined in the agreement), then he would be entitled to receive: (i) a pro rata bonus (if any) for the year of termination; (ii) an amount equal to one (1) times the sum of his base salary and "severance bonus amount" (i.e., an amount equal to the highest annual incentive compensation paid to Mr. Beason in respect of the two most recent fiscal years but not more than his target bonus for the then-current fiscal year), payable over a period of twelve (12) months;; and (iii) payment of COBRA premiums for twelve (12) months if Mr. Beason elects to continue medical coverage under the Company's group health plan in accordance with COBRA. If Mr. Beason's employment is terminated by the Company without "cause" or by Mr. Beason for "good reason" upon, or within one (1) year after, a "change in control" (as such term is defined in the agreement), then he would be entitled to receive the payments and benefits described in the preceding sentence, except that he would receive two (2) times the sum of his base salary and "severance bonus amount", payable over a period of twenty-four (24) months and any equity awards, including performance-conditioned awards, would vest immediately and in full upon the change in control.

        In the event of Mr. Beason's death, his beneficiary or estate would be entitled to receive any benefits that may be payable under any life insurance benefit of Mr. Beason for which the Company pays premiums and full vesting of his equity awards; provided however, that his special performance-conditioned RSUs would only vest at the time, and only to the extent, that the Compensation Committee determined that the applicable target had been achieved. In the event Mr. Beason is terminated due to his "total disability" (as such term is defined in the agreement), he would be entitled to receive an amount equal to his base salary (less any disability payments provided to him under the Company's disability plans) and full vesting of his equity awards; provided however, that his special performance-conditioned RSUs would only vest at the time, and only to the extent, that the Compensation Committee determined that the applicable target had been achieved.

        Mr. Beason's employment agreement also contains, among other things, covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of twelve (12) months after termination. Incentive-based compensation and benefits provided under the agreement will be subject to recovery under the Company's "clawback" policy.

        The following describes the estimated amounts Mr. Beason would have received if the termination event specified occurred at December 31, 2014:

	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason		Termination Without Cause or for Good Reason (w/ Change in Control)(a)		Termination Due to Death		Termination Due to Disability
Cash Payments
Base Salary	$0	$0	$510,000	(b)	$1,020,000	(g)(h)	$0		$510,000	(k)
Severance Bonus Amount	$0	$0	$272,466	(c)	$544,932	(h)(i)	$0		$0
Pro Rata Bonus for Year of Termination	$0	$0	$40,807	(d)	$40,807	(d)	$0		$0

Total Cash Payments	$0	$0	$823,273		$1,605,739		$0		$510,000
Benefits & Perquisites
Health and Welfare Benefits	$0	$0	$17,866	(e)	$17,866	(e)	$765,000	(e)	$0

Total Benefits & Perquisites	$0	$0	$17,866		$17,866		$765,000		$0
Long-Term Incentive Compensation
"Spread" Value of Accelerated Options	$0	$0	$0		$29,169	(f)	$29,169	(f)	$29,169	(f)
Value of Accelerated RSUs	$0	$0	$0		$1,555,046	(f)	$854,896	(j)	$854,896	(j)

Total Value of Accelerated Equity Awards	$0	$0	$0		$1,584,215		$884,065		$884,065
Total Value of Payments and Benefits	$0	$0	$841,139		$3,207,820		$1,649,065		$1,394,065

(a)
Termination without "cause" or for "good reason" upon or within one year immediately following a "change in control" (as such terms are defined in the agreement).

(b)
Amount reflects one times base salary. Paid over 12 months.

(c)
Amount reflects one times "severance bonus amount" (i.e., higher of last two bonuses but not higher than target bonus for year of termination and, for 2014 and 2015, the target bonus for the then current fiscal year). Amount shown is one times actual 2012 bonus. Paid over 12 months.

(d)
Amount reflects pro rata amount of bonus that would have been received for year of termination (amount shown is actual 2014 bonus). Paid in lump sum.

(e)
Upon termination other than due to death, amount reflects payment of COBRA premiums for 12 months. Upon termination due to death, amount reflects Company-provided life insurance benefits available to all benefit-eligible employees (equal to 1.5 times base salary up to $1,000,000).

(f)
Reflects full vesting of options and RSUs.

(g)
Amount reflects two times base salary.

(h)
Paid over 24 months (or in a lump sum if such "change in control" constitutes a "change in control" under Section 409A of the Internal Revenue Code).

(i)
Amount reflects two times "severance bonus amount" (i.e., higher of last two bonuses but not higher than target bonus for year of termination). Amount shown is two times actual 2012 bonus.

(j)
Reflects full vesting of RSUs other than special performance-conditioned RSUs granted on February 22, 2012.

(k)
Paid over 12 months. Amounts to be reduced by any disability payments to executive under any Company disability plan.

Employment Agreement with Mr. Potts

        In April 2014, we entered into an extension of the existing employment agreement with Mr. Potts in connection with his current role as Senior Vice President, Chief Compliance Officer and Director of Corporate Security. The term of Mr. Potts's employment agreement is scheduled to expire on December 31, 2015, subject to automatic renewals for one additional year at the end of the term and each anniversary thereof unless timely notice of non-renewal is given.

        If Mr. Potts' employment is terminated by the Company without "cause" or by Mr. Potts for "good reason" (as such terms are defined in the agreement), then he would be entitled to receive: (i) a pro rata bonus "severance bonus amount" (i.e., an amount equal to the highest annual incentive compensation paid to Mr. Potts in respect of the two most recent fiscal years but not more than his target bonus for the then-current fiscal year); (ii) an amount equal to one (1) times the sum of his base salary and "severance bonus amount", payable over a twelve (12) month period; (iii) full vesting of his equity awards; and (iv) payment of COBRA premiums for eighteen (18) months if Mr. Potts elects to continue medical coverage under the Company's group health plan in accordance with COBRA. If Mr. Potts's employment is terminated by the Company without "cause" or by Mr. Potts for "good reason" upon, or within one (1) year after, a "change in control" (as such term is defined in the agreement), then he would be entitled to receive the payments and benefits described in the preceding sentence, except that he would receive two (2) times the sum of his base salary and "severance bonus amount" and any equity awards would vest immediately and in full upon the change in control. In addition, upon non-renewal of the term by the Company, Mr. Potts will receive full vesting of his equity awards; provided, however, that the Compensation Committee determined that the applicable target had been achieved.

        In the event of Mr. Potts' death, his beneficiary or estate would be entitled to receive any benefits that may be payable under any life insurance benefit of Mr. Potts for which the Company pays premiums and full vesting of his equity awards. In the event Mr. Potts is terminated due to his "total disability" (as such term is defined in the agreement), he would be entitled to receive the same payments described above as if he had terminated without "cause."

        Mr. Potts' employment agreement also contains, among other things, covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of eighteen (18) months after termination. Incentive-based compensation and benefits provided under the agreement will be subject to recovery under the Company's "clawback" policy.

        The following describes the estimated amounts Mr. Potts would have received if the termination event specified occurred at December 31, 2014:

	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason		Termination Without Cause or for Good Reason (w/ Change in Control)(a)		Termination Due to Death		Termination Due to Disability
Cash Payments
Base Salary	$0	$0	$500,000	(b)	$1,000,000	(g)(h)	$500,000		$500,000	(j)
Severance Bonus Amount	$0	$0	$263,758	(c)	$527,516	(h)(i)	$0		$263,758	(c)
Pro Rata Bonus for Year of Termination	$0	$0	$263,758	(d)	$263,758	(d)	$0		$263,758	(d)

Total Cash Payments	$0	$0	$1,027,516		$1,791,274		$500,000		$1,027,516
Benefits & Perquisites
Health and Welfare Benefits	$0	$0	$0	(e)	$0	(e)	$0		$0	(e)

Total Benefits & Perquisites	$0	$0	$0		$0		$0		$0
Long-Term Incentive Compensation
"Spread" Value of Accelerated Options	$0	$0	$31,264	(f)	$31,264	(f)	$31,264	(f)	$31,264	(f)
Value of Accelerated RSUs	$0	$0	$854,870	(f)	$854,870	(f)	$854,870	(f)	$854,870	(f)

Total Value of Accelerated Equity Awards	$0	$0	$886,134		$886,134		$886,134		$886,134
Total Value of Payments and Benefits	$0	$0	$1,913,650		$2,677,408		$1,386,134		$1,913,650

(a)
Termination without "cause" or for "good reason" upon or within one year immediately following a "change in control" (as such terms are defined in the agreement).

(b)
Amount reflects one times base salary. Paid over 12 months.

(c)
Amount reflects one times "severance bonus amount" (i.e., higher of last two bonuses but not higher than target bonus for year of termination and, for 2014 and 2015, the target bonus for the then current fiscal year). Amount shown is one times actual 2012 bonus. Paid over 12 months.

(d)
Amount reflects pro rata severance bonus amount, paid in lieu of any bonus for the year in which termination occurs. Amount shown is the full severance bonus amount based on an assumed termination date of December 31, 2014.

(e)
Upon termination other than due to death, amount reflects payment of COBRA premiums for 18 months. Mr. Potts does not currently receive health coverage through the Company's program.

(f)
Reflects full vesting of options and RSUs.

(g)
Amount reflects two times base salary.

(h)
Paid over 24 months (or in a lump sum if such "change in control" constitutes a "change in control" under Section 409A of the Internal Revenue Code).

(i)
Amount reflects two times "severance bonus amount" (i.e., higher of last two bonuses but not higher than target bonus for year of termination). Amount shown is two times actual 2012 bonus.

(j)
Paid over 12 months. Amounts to be reduced by any disability payments to executive under any Company disability plan.

Separation Agreement with Mr. D. Kennedy

        On July 31, 2014, Mr. D. Kennedy resigned as an executive of the Company effective August 1, 2014. Mr. Kennedy continues to serve on the Board as Vice Chairman, in a non-executive capacity. Pursuant to his separation agreement, Mr. Kennedy's sign-on restricted stock units granted to him in December 2013 will continue to vest in accordance with their terms during the period of his service on the Board.

Separation Agreement with Mr. Lipkin

        On May 8, 2014, we entered into a separation agreement with Mr. Lipkin, pursuant to which, he received $929,258 in severance payments (representing his base salary plus a "severance bonus amount," as contemplated by his employment agreement). Pursuant to the separation agreement, Mr. Lipkin also received a pro rata bonus for 2014 ($24,046 as described above), a transition bonus of $12,500 and full vesting of his outstanding equity awards (except, with respect to awards subject to performance conditions, only following certification by the Committee that such conditions were met). In addition, Mr. Lipkin will receive payment of COBRA premiums for twelve (12) months following his separation date if Mr. Lipkin elects to continue medical coverage under the Company's group health plan in accordance with COBRA. Mr. Lipkin's separation agreement also contains covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company for a period of twelve (12) months after his separation date.

Separation Agreement with Mr. Tomback

        On September 30, 2014, Mr. Tomback resigned from the Company to pursue other professional opportunities. In connection with Mr. Tomback's resignation, the Company and Mr. Tomback entered into an agreement and general release dated September 30, 2014 that provides for, among other things, a lump sum payment to Mr. Tomback in an amount equal to $775,000 and forfeiture of all unvested stock options and restricted stock units held by Mr. Tomback. Mr. Tomback continues to be bound by certain covenants imposing on him obligations with respect to confidentiality and proprietary information.

Separation Agreement with Mr. Huntley

        On January 6, 2015, we entered into a separation agreement with Mr. Huntley, pursuant to which, following his separation date of December 31, 2014, Mr. Huntley will receive $1,014,968 in severance payments (representing his base salary plus a "severance bonus amount," as contemplated by his employment agreement). The separation agreement also provides that (i) 50,000 unvested sign-on stock options granted to Mr. Huntley in January 2011 will be accelerated and become exercisable on his separation date and all vested sign-on stock options will remain exercisable until March 31, 2016, (ii) any unvested stock options or RSUs granted to Mr. Huntley between January 1, 2011 and December 31, 2012 will continue to vest until December 31, 2015 at which time the vesting of fifty percent (50%) of any such remaining unvested stock options or RSUs will be accelerated and all such vested stock options will remain exercisable until March 31, 2016, and (iii) any unvested stock options or RSUs granted to Mr. Huntley on or after January 1, 2013 will continue to vest in accordance with their original vesting schedules, including any applicable performance criteria, and any such stock options may be exercised until the scheduled expiration date of such stock options. In addition, Mr. Huntley will receive payment of COBRA premiums for twelve (12) months following his separation date if Mr. Huntley elects to continue medical coverage under the Company's group health plan in accordance with COBRA. Mr. Huntley's separation agreement also contains covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company for a period of eighteen (18) months after his separation date.

Change in Control

        As discussed above, the employment agreements that we have with the named executive officers provide for enhanced severance payments if employment is terminated by the Company "without cause" or by the executive for "good reason" in connection with a change in control. In general, under such agreements, a change in control would be deemed to occur if: (i) a person (excluding the Company, a subsidiary or affiliate or any current holder of 20% or more of our common stock) becomes the beneficial owner of 40% or more of the Company's voting securities; (ii) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization, or the consummation of such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 60% of the voting securities outstanding immediately after the transaction being owned by persons who owned at least 80% of the voting power of the securities of the Company outstanding immediately before such transaction; (iii) the stockholders of the Company approve a plan of liquidation or sale of all or substantially all of the Company's assets or the Company sells all or substantially all the stock of the Company to a person other than an affiliate; or (iv) during any period of two consecutive years, the individuals who constitute the Board, together with any new director whose election was approved by at least two-thirds of the directors in office who were directors at the beginning of the period, cease to constitute at least a majority of the Board.

        In addition, pursuant to the terms of the 2003 Plan and predecessor plans, unvested stock options and other equity awards held by the participants in such plans would generally accelerate upon the occurrence of a "change in control" in which a person becomes the beneficial owner of 40% of more of the Company's voting securities or the consummation of a transaction requiring stockholder approval for the acquisition of the Company by merger or otherwise or for the purchase of substantially all of the Company's assets (provided that a "change in control" under the 2003 Plan will not occur as to equity awards granted under such plan after June 7, 2011 in the event that MacAndrews & Forbes Incorporated (or certain related persons) becomes the beneficial owner of 40% or more of the Company's voting securities). If a "change in control" (not triggered by MacAndrews & Forbes Incorporated (or certain related persons) becoming the beneficial owner of 40% or more of the Company's voting securities) had occurred on the last business day of the year, the named executive officers would have received an acceleration of unvested awards held under such plans in the following aggregate amounts:

Executive	Stock Options	RSUs
Mr. Isaacs	$644,724	$1,093,953
Mr. D. Kennedy	$108,649	$1,661,647
Mr. Schweinfurth	$0	$1,117,478
Mr. Lipkin	$0	$0
Mr. J. Kennedy	$32,298	$1,019,609
Mr. Beason	$29,169	$1,555,046
Mr. Potts	$31,264	$854,870
Mr. Huntley	$38,292	$1,916,476

        The amounts are calculated based on the closing price of our common stock on the last trading day of 2014, which was $12.73.

        In addition, if a "change in control" were to occur, participants in the Company's non-qualified deferred compensation plan would receive their account balances as soon as practicable following such event.

Certain Relationships and Related Person Transactions

        The Company has written policies and procedures relating to related party transactions. The Audit Committee, with assistance from the General Counsel, is responsible for reviewing and approving related person transactions that are subject to SEC disclosure requirements, including transactions in which the Company is a participant, the amount exceeds $120,000 and a related person has a direct or indirect material interest. A related person includes a director, executive officer, nominee for election as a director, person holding more than 5% of our stock and any immediate family member of any of the foregoing persons, or any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. The Company's policy is not to enter into a related party transaction unless both the Audit Committee and the Board approve the transaction as specified in the Audit Committee's charter. Transactions with related persons at lower thresholds as well as certain material changes in previously approved relationships also require the Audit Committee's approval.

PROPOSAL 2
TO AMEND AND RE-APPROVE THE AMENDED AND RESTATED
2003 INCENTIVE COMPENSATION PLAN

Introduction

        At the annual meeting, we will ask stockholders to (1) approve an amendment and restatement of the Company's 2003 Incentive Compensation Plan, as Amended and Restated November 21, 2014 (the "2003 Plan"), which will consolidate the shares originally reserved and available for issuance under the Bally Technologies, Inc. 2010 Long-Term Incentive Plan (such plan, the "Legacy Bally Plan", and such shares, the "Legacy Bally Shares"), a sub-plan of the 2003 Plan, with the shares originally reserved and available for issuance under the 2003 Plan and approved by stockholders and remove the terms of the Legacy Bally Plan from the 2003 Plan, and (2) re-approve certain material terms of performance-based awards under the 2003 Plan, which is intended to preserve the opportunity to grant awards that could qualify for the performance exception from the limits on our tax deductions for certain compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

        When we acquired Bally in November 2014, we assumed the Legacy Bally Plan, consolidating it with and into the 2003 Plan, at which time the Legacy Bally Plan became a sub-plan of the 2003 Plan. The Legacy Bally Plan was an omnibus plan providing for discretionary grants of a wide range of equity awards and cash incentive awards, similar to the 2003 Plan in its scope and terms. Bally stockholders had approved the Legacy Bally Plan and the number of shares reserved for issuance thereunder. As contemplated by our merger agreement with Bally, most Bally equity awards outstanding at the time of our acquisition were settled by payment of cash in November 2014, but certain of the more recently granted equity awards were assumed and adjusted to become awards relating to Company common stock. Such adjustments were effected in a manner intended to preserve (without enlarging) the economic value of the award to the holder of the award.

        Under the NASDAQ Stock Market rules, we currently are permitted to grant new equity and incentive awards under the 2003 Plan with respect to the Legacy Bally Shares to persons who, at the time of the acquisition, were employed by or providing services to Bally, but persons working for Scientific Games before the acquisition and persons hired since the acquisition are not eligible for equity and incentive awards with respect to the Legacy Bally Shares.

        Based on the shares available under the Legacy Bally Plan at the time of our acquisition of Bally, but giving effect to the acquisition (and applying a customary exchange ratio based on the stock prices of Bally and the Company at the time of the acquisition), we were entitled under applicable NASDAQ Stock Market rules to assume approximately 16 million shares for future awards to Bally employees. However, in order to manage potential dilution in connection with future equity awards, the Compensation Committee and the Board determined to assume only approximately 4.8 million of such available shares, a substantial reduction from the number of shares that could have been assumed.

        The Compensation Committee has concluded that the administration of our equity and cash incentive programs would be simpler if it were not necessary to maintain two separate share pools, one of which can only be used to grant awards to a certain group of employees. Moreover, if the share pools are consolidated, uniform processes will make for easier and less costly administration of the equity and cash incentive programs. In consolidating the two share pools, we are not asking for approval of any increase in the overall number of shares reserved and available for equity awards currently under the 2003 Plan.

        The Legacy Bally Plan contains a share counting rule that counts each actual share delivered in settlement of a "full-value" award—that is, an award other than an option or stock appreciation right—with respect to Legacy Bally Shares as 1.75 shares against the remaining Legacy Bally Shares reserved under the 2003 Plan. In order to account for this rule, only 57.14% of the Legacy Bally Shares that are currently available for future grants under the 2003 Plan will be retained under the 2003 Plan following the consolidation of the share pools, since, for share counting purposes, the 2003 Plan treats shares other than Legacy Bally Shares underlying full-value awards the same as shares underlying options or stock appreciation rights. Accordingly, only 2,081,505 of the 3,642,816 Legacy Bally Shares available as of March 31, 2015 for future grants under the 2003 Plan will be retained following the consolidation of the share pools under the 2003 Plan. Following consolidation, all shares under the 2003 Plan will be recaptured from outstanding awards, to the extent the shares are not delivered to participants, in accordance with the share counting rules in the 2003 Plan, which are less restrictive than those in the Legacy Bally Plan, which remain applicable to Legacy Bally Shares.

        The consolidation of the share pools under the 2003 Plan will not change the terms of any outstanding awards under the 2003 Plan, including awards with respect to Legacy Bally Shares, although these awards will become subject to the general share counting provisions under the 2003 Plan instead of the Legacy Bally Plan.

        The Compensation Committee and the Board approved the amendment and restatement of the 2003 Plan consolidating the share pools under the 2003 Plan and removing the provisions of the Legacy Bally Plan on April 23, 2015 and April 24, 2015, respectively. The Board and Compensation Committee believe that the amended 2003 Plan will continue to help us:

  •
  attract, retain, motivate and reward executives, employees, directors and other persons who provide services to Scientific Games and its subsidiaries;

  •
  provide for equitable and competitive compensation opportunities to participants;

  •
  encourage long-term service by participants;

  •
  recognize individual contributions and reward achievement of our goals; and

  •
  promote the creation of long-term value for stockholders by closely aligning the interests of participants with those of our stockholders.

        The Board and the Compensation Committee believe that awards linked to common stock and awards with terms tied to our performance provide incentives for the achievement of important business objectives and promote the long-term success of the Company. In this regard, the 2003 Plan has been, and will continue to be, a key element of our overall compensation program.

Shares Reserved and Available under Our Equity Compensation Plans

        Information on the total number of shares available under our existing equity compensation plans (including our 2002 Employee Stock Purchase Plan, as amended November 3, 2005 (the "ESPP")) and unissued shares deliverable under outstanding options and RSUs as of the end of the last fiscal year is presented below under the caption "Equity Compensation Plan Information." The following table reflects the aggregate number of shares subject to outstanding equity awards (excluding the shares available under the ESPP), and the shares that would be available for future awards if stockholders approve this proposal—referred to as "overhang"—as of March 31, 2015. Because the aggregate number of shares will not be increased under the proposed amendment and restatement of the 2003 Plan, the level of overhang reflected in the table would be the same (based on awards and shares outstanding as of March 31, 2015) even if stockholders did not approve the amendment and restatement of the 2003 Plan:

Shares subject to outstanding awards(1)	5,678,940
Shares available/to be available for future equity awards(2)	7,466,305
Total shares	13,145,245
Percentage of outstanding shares (diluted)(3)	13.3%

(1)
Includes 1,406,009 outstanding stock options with a weighted average exercise price of $11.92 and a weighted average remaining term of 7.4 years and 4,272,931 outstanding RSUs with a weighted average remaining term of 1.7 years.

(2)
This number represents shares available for delivery in connection with full-value awards under the 2003 Plan at March 31, 2015, of which 2,081,505 represent Legacy Bally Shares. Under the share counting provisions of the Legacy Bally Plan, if future awards were entirely in the form of stock options or stock appreciation rights rather than full-value awards, the number of shares available for future grants under the 2003 Plan would be 3,642,816 shares. Assuming stockholder approval of the proposed amendment and restatement of the 2003 Plan consolidating the share pools under the 2003 Plan, the number of shares available at March 31, 2015 would be 7,446,305 (which includes only 57.14% of the Legacy Bally Shares in order to take into account the share counting rule discussed above), with all such shares available for all types of awards and with no provision for granting a greater number of stock options.

(3)
Outstanding shares (the denominator in this calculation) include all common stock outstanding at March 31, 2015 and include potential dilution from issuance of unissued shares reserved for outstanding awards or future full-value awards under the 2003 Plan.

        For additional information concerning our historical granting practices and outstanding equity-based compensation awards, see Note 18 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2014 and other information in this Proxy Statement.

2012 - 2014 "Burn Rate"

        The following table presents information on our "burn rate," showing the rate at which equity awards have been newly granted or earned during the past three years. For this purpose, equity award usage in a given year includes (1) the number of new equity awards granted solely with service-based vesting terms plus (2) the number of performance-based equity awards as to which, in the given year, the performance conditions were satisfied. The burn rate excludes equity awards granted in connection with our 2014 acquisition of Bally to directly replace equity awards previously granted by Bally.

	2012		2013		2014
	Options	RSUs	Options	RSUs	Options	RSUs
Aggregate number of equity awards reported as granted(1)	30,000	1,697,631	235,287	2,723,175	623,654	3,158,099
Additions:
Performance-based awards earned in year	100,000	100,000	—	—	—	—
Eliminations:
Awards granted in option exchange program	—	—	—	—	—	—
Performance-based awards not earned in grant year	—	(493,597)	—	—	—	—
Awards replacing assumed awards in acquisition	—	—	(35,287)	(454,266)	—	(1,414,656)

Total equity awards for burn rate calculation	130,000	1,304,034	200,000	2,268,909	623,654	1,743,443
Weighted average common shares outstanding	90,011,259		84,992,309		84,572,989
Burn rate, annual	1.59%		2.90%		2.80%

(1)
As reported in the notes to our financial statements filed with our annual reports on Form 10-K (see note 18 for 2014 and 2013 and note 16 for 2012). The aggregate number of equity awards granted included (1) performance-based awards at grant (rather than upon satisfaction of performance conditions) and (2) equity awards replacing prior Bally equity awards in 2014.

        Based on the burn rates shown in the table above, the average burn rate for the period 2012-2014 was 2.43%. An alternative burn rate methodology, used by a proxy voting advisory firm, counts each RSU as using two shares rather than one, to account for the higher grant date fair value of RSUs as compared to stock options. Using that methodology and based on the equity grants shown in the table above, the average annual burn rate for the period 2012-2014 was 4.49%.

Grants for 2014 under Current Plans

        The selection of the individuals who will receive grants under the proposed amended 2003 Plan, and the number of shares to be granted to such individuals, are determined by the Compensation Committee in its discretion. Therefore, it is not possible to predict the amounts that will actually be received by or allocated to particular individuals or groups of individuals under the 2003 Plan as proposed to be amended. The following table sets forth information with respect to options and other awards granted under the 2003 Plan during 2014:

Name	Number of Options Granted (#)	Number of Restricted Shares and Restricted Stock Units Granted (#)
Named Executive Officers:
M. Gavin Isaacs	—	—
David L. Kennedy	—	—
Scott D. Schweinfurth	10,679	51,291
Jeffrey S. Lipkin	19,914	39,474
James C. Kennedy(2)	21,506	44,465
Steven W. Beason(2)	11,745	32,465
Larry A. Potts(2)	12,108	25,590
William J. Huntley(2)	22,305	46,529
Andrew E. Tomback	15,739	26,002
All current executive officers as a group (9 persons)	113,996	265,814
All current directors as a group (12 persons)(1)	20,000	111,840
All employees, excluding current executive officers and other named executive officers	328,477	1,279,854

(1)
This total does not include awards granted under the 2003 Plan to Mr. Isaacs or Mr. D. Kennedy during the period in which he was an employee of the Company, both of which are reflected above in the applicable individual's total.

(2)
The amounts in the "Number of Restricted Shares and Restricted Stock Units Granted" column include RSUs that were granted on March 14, 2014 in lieu of cash for 50% of 2013 annual performance bonuses awarded under the MICP. The number of RSUs granted was as follows for each executive: 6,577 RSUs to Mr. Lipkin, 8,936 RSUs to Mr. J. Kennedy, 6,062 RSUs to Mr. Beason, 5,589 RSUs to Mr. Potts and 9,685 RSUs to Mr. Huntley.

Reasons for Stockholder Approval

        We seek approval of the proposed amendment and restatement of, and re-approval of certain material terms relating to performance-based awards under, the 2003 Plan by our stockholders in order to, respectively, meet requirements of the NASDAQ Stock Market and to preserve the opportunity to grant awards that could qualify for the performance exception from the limits on our tax deduction for certain compensation under Section 162(m) of the Code as stockholder re-approval of certain material terms, including the general business criteria upon which performance objectives for awards are based and eligibility and annual per-person limits, of a plan must be generally obtained at least every five years in order for awards to qualify as performance-based compensation.

        Section 162(m) of the Code limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the chief executive officer and the three other most highly compensated executive officers serving on the last day of the fiscal year, excluding the chief financial officer. "Performance-based" compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible.

        As discussed above, we believe that the proposed amendment and restatement of, and re-approval of certain material terms of performance-based awards under, the 2003 Plan will facilitate the administration of the Company's equity compensation program. The proposed amendment and restatement of, and re-approval of certain material terms relating to performance-based awards under, the 2003 Plan will not increase the overall number of shares reserved and available for equity awards currently under the 2003 Plan.

Description of the 2003 Plan

        The principal terms of the 2003 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2003 Plan. You may obtain a copy of the 2003 Plan free of charge by writing to the Corporate Secretary, Scientific Games Corporation, 6650 South El Camino Road, Las Vegas, Nevada 89118. If stockholders decline to approve the proposed amendment and restatement of the 2003 Plan, the 2003 Plan, as previously approved by stockholders, and including the Legacy Bally Plan as a sub-plan, would remain in effect.

        Overview of 2003 Plan Awards.    The 2003 Plan authorizes a broad range of awards, including:

  •
  stock options;

  •
  stock appreciation rights ("SARs");

  •
  restricted stock, or a grant of actual shares subject to a risk of forfeiture and restrictions on transfer;

  •
  deferred stock, or a contractual commitment to deliver shares at a future date, which may or may not be subject to a risk of forfeiture (shares of forfeitable deferred stock are sometimes called "restricted stock units" or RSUs);

  •
  performance shares or other stock-based performance awards (these include deferred stock or restricted stock awards that may be earned by achieving specific performance objectives);

  •
  other awards based on common stock;

  •
  dividend equivalents;

  •
  cash-based performance awards tied to achievement of specific performance objectives; and

  •
  shares issuable in lieu of rights to cash compensation.

        Restriction on Repricing.    The 2003 Plan includes a restriction providing that, without stockholder approval, the Company will not amend or replace options or SARs previously granted under the 2003 Plan or other equity plans in a transaction that constitutes a "repricing." For this purpose, a "repricing" means amending the terms of an option or SAR after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles, or repurchasing for cash or canceling an option or SAR at a time when its exercise or base price is equal to or greater than the fair market value of the underlying stock, in exchange for another option (including on a delayed basis), restricted stock or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to the exercise price or number of shares subject to an option to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a "repricing."

        Shares Available under the 2003 Plan.    If this proposal is approved, and the share pools under the 2003 Plan are consolidated as described above, the number of shares subject to outstanding awards at March 31, 2015 and remaining available for future awards at that date under the 2003 Plan is 12,828,972 shares.

        Shares that are subject to awards under the 2003 Plan that expire, terminate or are cancelled or forfeited or settled in cash, and shares that are tendered by a participant or withheld by the Company as full or partial payment of the exercise price relating to an option or shares subject to a SAR in excess of the number delivered upon exercise of the SAR, and shares withheld in satisfaction of tax obligations relating to any award, will not be deemed to be deliverable or delivered and therefore will be available for other awards under the 2003 Plan. This share counting rule could result in the recapture of a greater number of shares after the consolidation of the share pools under the 2003 Plan than would be the case prior to such consolidation, since until such time, recapture of any Legacy Bally Shares will be in accordance with the share counting rule in the Legacy Bally Plan. Under the 2003 Plan, shares repurchased in the open market with the proceeds from the exercise of an option do not become available for awards. Awards may be outstanding relating to a greater number of shares than the aggregate remaining available under the 2003 Plan so long as the Committee ensures that awards will not result in delivery and vesting of shares in excess of the number then available under the 2003 Plan. Shares delivered under the 2003 Plan may be either newly issued or treasury shares.

        On March 31, 2015, the last reported sale price of the Company's common stock on the NASDAQ Stock Market was $10.47 per share.

        Per-Person Award Limitations.    The 2003 Plan includes limitations on the amount of awards that may be granted to a participant in a given year in order to qualify awards as "performance-based" compensation not subject to the limitation on deductibility under Section 162(m) of the Code. Under this annual per-person limitation, a participant may in any year be granted share-based awards of each type authorized under the 2003 Plan—options, SARs, restricted stock, deferred stock, bonus stock or stock in lieu of other compensation obligations, dividend equivalents and other stock-based awards—relating to no more than his or her "Annual Limit." The Annual Limit equals 1,500,000 shares plus the amount of the participant's unused Annual Limit relating to that type of share-based awards as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. With respect to incentive awards not valued by reference to common stock at the date of grant (i.e., cash-based awards), the 2003 Plan limits such performance awards that may be earned by a participant to the participant's defined Annual Limit, which for this purpose equals $3,000,000 plus the amount of the participant's unused cash Annual Limit as of the close of the previous year. The per-person limits for each type of stock-based award are independent of one another and independent of the limit on cash-denominated performance awards. These limits apply only to awards under the 2003 Plan, and do not limit the Company's ability to enter into compensation arrangements outside of the 2003 Plan.

        Adjustments to Shares Reserved, Awards and Award Limits.    Adjustments to the number and kind of shares subject to the share limitations and specified in the share-based Annual Limit are authorized in the event of a large and non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, other similar corporate transaction, equity restructuring, as defined under applicable accounting rules, or other similar event affecting our common stock. We are also obligated to adjust outstanding awards (and share-related performance terms, such as share-price targets) upon the occurrence of events (such as these) that constitute an "equity restructuring" under accounting rules to preserve (without enlarging) the rights of 2003 Plan participants with respect to their awards. The Compensation Committee may adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to awards intended to qualify as "performance-based" generally must conform to requirements imposed by Section 162(m) of the Code.

        Eligibility.    Executive officers and other officers and full-time employees of the Company and its subsidiaries (including directors), non-employee directors of the Company, and other persons who provide substantial services are eligible to be granted awards under the 2003 Plan. A prospective employee may be granted an award, but no value may be realized under it if such person does not become an employee. As discussed above, the effect of this proposal would be to make the Legacy Bally Shares, for which eligibility is more restricted, available to the wider eligible group under the 2003 Plan. As of April 1, 2015, we had approximately 8,700 full-time employees (including 8 executive officers) and 11 directors (excluding

Mr. Isaacs) who are potentially eligible for awards under the 2003 Plan. The number of non-employee service providers currently eligible for grants cannot be readily determined. Approximately 670 individuals held outstanding awards under the 2003 Plan, including awards in respect of Legacy Bally Shares, as of April 1, 2015.

        Administration.    The 2003 Plan is administered by the Compensation Committee, except that the Board may itself act in place of the Compensation Committee to administer the 2003 Plan, and determinations with respect to grants to non-employee directors must be made by the Board. The 2003 Plan provides that the composition and governance of the Compensation Committee will be established in the Compensation Committee's charter adopted by the Board. Subject to the terms and conditions of the 2003 Plan, the Compensation Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of an annual or long-term incentive award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2003 Plan and make all other determinations which may be necessary or advisable for the administration of the 2003 Plan. Nothing in the 2003 Plan precludes the Compensation Committee from authorizing payment of compensation outside of the 2003 Plan, including bonuses based upon performance, to executive officers and other employees. The Compensation Committee is permitted to delegate authority to executive officers for the granting of awards, but action pursuant to delegated authority generally will be limited to grants to employees who are below the executive officer level. The 2003 Plan provides that Compensation Committee members will not be personally liable, and will be fully indemnified, in connection with any action, determination or interpretation taken or made in good faith under the 2003 Plan.

        Stock Options and SARs.    The Compensation Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR's designated "base price." The exercise price of an option and the base price of a SAR are determined by the Compensation Committee, but may not be less than the fair market value of the shares on the date of grant (except as described below under "Other Terms of Awards"). The maximum term of each option or SAR will be ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options (and in some cases gains realized upon an earlier exercise) at or following termination of employment or upon the occurrence of other events generally are fixed by the Compensation Committee. Options may be exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding awards or other property having a fair market value equal to the exercise price, as the Compensation Committee may determine. This may include withholding of option shares to pay the exercise price if that would not result in additional accounting expense. The Compensation Committee also is permitted to establish procedures for broker-assisted cashless exercises. Methods of exercise and settlement and other terms of SARs will be determined by the Compensation Committee. SARs may be exercisable for shares or for cash, as determined by the Compensation Committee. The Compensation Committee can require that outstanding options be surrendered in exchange for a grant of SARs with economically matching terms.

        Restricted and Deferred Stock/Restricted Stock Units.    The Compensation Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Compensation Committee will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends (which may be forfeitable or non-forfeitable), unless otherwise determined by the Compensation Committee.

        Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of RSUs. The Compensation Committee will establish any vesting requirements for deferred stock/RSUs granted for continuing services. One advantage of RSUs, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Compensation Committee can require or permit a participant to continue to hold an interest tied to common stock on a tax-deferred basis. Prior to settlement, deferred stock awards, including RSUs, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents (which may be forfeitable or non-forfeitable) will be paid or accrue if authorized by the Compensation Committee.

        Other Stock-Based Awards, Stock Bonus Awards and Awards in Lieu of Other Obligations.    The 2003 Plan authorizes the Compensation Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to common stock. The Compensation Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Compensation Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.

        Performance-Based Awards.    The Compensation Committee may grant performance awards, which may be cash-denominated awards or share-based awards (for example, performance shares). Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Compensation Committee. If so determined by the Compensation Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code, the business criteria used by the Compensation Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the following:

  •
  earnings per share (basic or fully diluted);

  •
  revenues;

  •
  earnings, before or after taxes, from operations (generally or specified operations), before or after interest expense, depreciation, amortization, incentives, capital expenses, extraordinary or special items or other adjustments, including without limitation strategic equity investments, or adjustments to earnings contemplated by any credit agreement;

  •
  cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

  •
  return on net assets, return on assets, return on investment, return on capital or return on equity;

  •
  economic value created;

  •
  operating margin or operating expense;

  •
  net income;

  •
  stock price or total stockholder return; and

  •
  strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, new products, ventures or facilities, cost targets, internal controls, compliance, customer satisfaction and service, human resources management, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates, joint ventures or facilities.

        The Compensation Committee retains discretion to set the level of performance for a given business criteria that will result in the earning of a specified amount under a performance award. These goals may be set with fixed, quantitative targets, targets relative to past Company performance, targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Compensation Committee for comparison, or in such other form as the Compensation Committee may determine. Performance goals may be specified for the Company on a consolidated basis, or for specified subsidiaries or affiliates, or other business units, lines of business or specific products, and may be based on audited or unaudited results. The Compensation Committee may specify that these performance measures will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense or other financial and general and administrative expenses for the performance period.

        Annual Incentive Awards.    One type of performance award that may be granted under the 2003 Plan is annual incentive awards, settleable in cash or in shares upon achievement of pre-established performance objectives achieved during a specified period of up to one year. The Compensation Committee generally must establish the terms of annual incentive awards, including the applicable performance goals and the corresponding amounts payable (subject to per-person limits), and other terms of settlement, and all other terms of these awards, not later than 90 days after the beginning of the fiscal year. As stated above, annual incentive awards granted to named executive officers generally are intended to constitute "performance-based compensation" not subject to the limitation on deductibility under Section 162(m) of the Code. In order for such an annual incentive award to be earned, one or more of the performance objectives described in the preceding paragraph will have to be achieved. The Compensation Committee may specify additional requirements for the earning of such awards.

        Other Terms of Awards.    Awards may be settled in cash, shares, other awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an award, in accordance with such terms and conditions as the Compensation Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. Vested but electively deferred awards may be paid out to the participant in the event of an unforeseeable emergency. The Compensation Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the 2003 Plan. The Compensation Committee may condition awards on the payment of taxes, and may provide for mandatory or elective withholding of a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards granted under the 2003 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Compensation Committee may permit transfers of awards other than ISOs on a case-by-case basis for estate planning purposes.

        The Compensation Committee is authorized to impose non-competition, non-solicitation, confidentiality, non-disparagement and other requirements as a condition on the participant's right to retain an award or gains realized by exercise or settlement of an award. Awards under the 2003 Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Compensation Committee may, however, grant awards in substitution for, exchange for or as a buyout of other awards under the 2003 Plan, awards under other Company plans or other rights to payment from the Company, and may exchange or buy out outstanding awards for cash or other property; provided, however, that any such substitution or exchange may only occur in a manner that would not be considered a repricing under the 2003 Plan. The Compensation Committee also may grant awards in addition to and in tandem with other awards or rights.

        Dividend Equivalents.    The Compensation Committee may grant dividend equivalents. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of common stock while an award is outstanding. These amounts may be in the form of cash or rights to receive additional awards or additional shares of common stock having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award, and the Compensation Committee may specify whether the dividend equivalents will be forfeitable or non-forfeitable. Typically, rights to dividend equivalents are granted in connection with RSUs or deferred stock, so that the participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding. Dividend equivalents credited on performance-based equity awards must be forfeitable based on performance to at least the same extent as the underlying award, and no dividend equivalents may be credited on unexercised options and SARs.

        Vesting, Forfeitures, and Related Award Terms.    The Compensation Committee may in its discretion determine the vesting schedule of options and other awards, the circumstances that will result in forfeiture of the awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.

        The 2003 Plan provides that, upon a change in control (as defined in the 2003 Plan), unless the Compensation Committee has limited these rights in the grant agreement, awards will become vested and exercisable and restrictions thereon will lapse. In addition, any option that was not vested and exercisable throughout the 60-day period prior to the change in control may be surrendered for a cash payment equal to the spread at the date of the surrender. The definition of "change in control" provides that our current largest stockholder, MacAndrews & Forbes Incorporated, and certain related persons, are permitted to acquire more than 40% of the outstanding voting power without triggering a change in control. The Committee may also specify in any award agreement that performance conditions will be deemed met upon a change in control.

        Amendment and Termination of the 2003 Plan.    The Board may amend, suspend, discontinue or terminate the 2003 Plan or the Compensation Committee's authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the NASDAQ Stock Market rules. NASDAQ Stock Market rules require stockholder approval of material modifications to plans such as the 2003 Plan. Under these rules, however, stockholder approval will not necessarily be required for amendments which might increase the cost of the 2003 Plan or broaden eligibility.

        Unless earlier terminated, the 2003 Plan will terminate at such time that no shares reserved under the 2003 Plan remain available and the Company has no further obligation with respect to any outstanding award.

Federal Income Tax Implications of the 2003 Plan

        We believe that under current law the following U.S. federal income tax consequences generally would arise with respect to awards under the 2003 Plan.

        The grant of an option or a SAR will create no U.S. federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option that is an ISO, except that the alternative minimum tax may apply. Upon exercising an option that is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable or non-forfeitable shares acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

        Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (1) the fair market value of the ISO shares at the date of exercise minus the exercise price and (2) the amount realized upon the disposition of the ISO shares minus the exercise price. For all options, a participant's sale of shares acquired by exercise of the option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax "basis" in such shares. The tax "basis" normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option's exercise (or upon sale of the option shares in the case of an ISO). A participant's sale of shares acquired by exercise of a SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax "basis" in the shares, which normally is the amount he or she recognized as ordinary income in connection with the SAR's exercise.

        We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with the exercise of an option or SAR, but no tax deduction relating to a participant's capital gains. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to selling the shares.

        Awards other than options and SARs that result in a transfer to the participant of cash or shares or other property generally will have terms intended to meet applicable requirements under Section 409A of the Code, which regulates deferred compensation. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if we grant an award of RSUs that has vested or requires or permits deferral of receipt of cash or shares under a vested award, the participant should not become subject to income tax until the time at which shares or cash are actually distributed, and we would become entitled to claim a tax deduction at that time.

        On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, we can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

        Any award that is deemed to be a deferral arrangement (that is, not excluded or exempted under the tax regulations) will be subject to Section 409A of the Code. Participant elections to defer compensation under such awards and as to the timing of distributions relating to such awards must meet requirements under Section 409A of the Code in order for income taxation to be deferred upon vesting of the award and tax penalties to be avoided by the participant.

        Some options and SARs may be subject to Section 409A of the Code, which regulates deferral arrangements. In such case, the distribution to the participant of shares or cash relating to the award would have to be restricted in order for the participant not to be subject to tax and a tax penalty at the time of vesting. In particular, the participant's discretionary exercise of the option or SAR could not be permitted over a period extending more than a year in most cases. If the distribution and other award terms meet Section 409A of the Code's requirements, the participant would realize ordinary income at the time of distribution of shares or cash rather than exercise, with the amount of ordinary income equal to the distribution date value of the shares or cash less any exercise price actually paid. We would not be entitled to a tax deduction at the time of exercise, but would become entitled to a tax deduction at the time shares are delivered at the end of the deferral period.

        As discussed above, compensation that qualifies as "performance-based" compensation is excluded from the $1 million deductibility cap under Section 162(m) of the Code, and therefore remains fully deductible by the company that pays it. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2003 Plan will be fully deductible under all circumstances. In addition, certain awards under the 2003 Plan generally will not qualify as "performance-based" compensation under Section 162(m) of the Code. Compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under Sections 4999 and 280G of the Code.

        The foregoing provides only a general description of the application of U.S. federal income tax laws to certain awards under the 2003 Plan. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to participants in the 2003 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2003 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address in any detail the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local or foreign tax laws.

New Plan Benefits Under the 2003 Plan

        Because future awards under the 2003 Plan will be granted in the discretion of the Compensation Committee, the type, number, recipients and other terms of such awards cannot be determined at this time, except as described below. Information regarding the Company's recent practices with respect to annual incentive awards and stock-based compensation under the 2003 Plan is presented in the "Summary Compensation Table" and "Grants of Plan-Based Awards for Fiscal Year 2014" elsewhere in this Proxy Statement and in the financial statements in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2014.

        No awards have been granted at this time subject to the approval of the proposed amendment and restatement of, and re-approval of certain material terms relating to performance-based awards under, the 2003 Plan. If stockholders do not approve the proposed amendment and restatement of, or re-approve such terms under, the 2003 Plan, the 2003 Plan will remain in effect in accordance with its current terms.

Equity Compensation Plan Information

        The following table provides information about the shares of our common stock that may be issued upon the exercise of stock options, warrants and other stock rights under all of our equity compensation plans as of December 31, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights(3) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
	(in thousands, except for per share amounts)
Equity compensation plans approved by security holders(1)	6,286,386	$11.87	8,843,146
Equity compensation plans not approved by security holders(2)	247,116	$8.73	69,157

Total	6,533,502	$11.56	8,912,303

(1)
The "Equity compensation plans approved by security holders" consist of the 1997 Incentive Compensation Plan, the 2002 Employee Stock Purchase Plan and the 2003 Plan (prior to the amendment and restatement thereof contemplated by Proposal 2 in this Proxy Statement, and which currently includes 3,516,830 Legacy Bally Shares approved by the Bally stockholders). Under the 2003 Plan, as of December 31, 2014 8,714,986 of the shares remaining available for future awards could be used for options or SARs, but if instead those shares are used for RSUs or other "full-value" awards (i.e., awards other than options and SARs), the number available would be 7,207,773 shares.

(2)
The "Equity compensation plans not approved by security holders" consist of employment inducement equity awards comprised of 161,181 options and 85,935 RSUs granted during 2014 and our 1995 Equity Incentive Plan (discussed below).

(3)
The weighted average exercise price of outstanding awards does not take into account the shares issuable upon vesting of RSUs which have no exercise price. At December 31, 2014, there was a total of 4,836,687 shares subject to RSUs which were outstanding under the 2003 Plan, including 118,696 vested RSUs that are subject to deferral. Had those RSUs been included in calculating the weighted average exercise price (treating them in effect as options with an exercise price of $0), the weighted average exercise price for awards under security holder-approved plans would have been $2.74, the weighted average exercise price for awards under non-security holder-approved plans would have been $5.69, and the weighted average exercise price for all outstanding awards would have been $2.85.

        Inducement Stock Options.    At December 31, 2014, 85,935 options and 161,181 RSUs granted during 2014 under an employment inducement award agreement to newly hired employees remained outstanding. The options were granted at an exercise price of $8.73 per share and have a ten-year term. The options become exercisable and the RSUs vest in four equal annual installments on the first four anniversaries of the date of grant.

        1995 Equity Incentive Plan.    The 1995 Equity Incentive Plan (the "1995 Plan"), which was originally adopted by our Board in May 1995, authorizes grants of non-qualified options, deferred stock and other stock-related awards to employees who are not executive officers or directors. As of December 31, 2014, no shares were subject to outstanding awards under the 1995 Plan and 69,157 shares remained available for grant under the 1995 Plan. The 1995 Plan is administered by the Compensation Committee, which is authorized to select the participants, determine the type of awards to be granted and the number of shares of common stock to which awards will relate, specify times at which awards will be exercisable, set other terms and conditions of such awards, interpret and specify rules and regulations relating to the 1995 Plan and make all other determinations that may be necessary or advisable for the administration of the 1995 Plan. The Board may amend, suspend, discontinue or terminate the 1995 Plan or the Compensation Committee's authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the NASDAQ Stock Market rules which would require stockholder approval for material modifications of the 1995 Plan. Unless earlier terminated, the 1995 Plan will terminate at such time that no shares reserved under the 1995 Plan remain available and we have no further obligation with respect to any outstanding award.

THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL TO APPROVE
AN AMENDMENT AND RESTATEMENT, AND RE-APPROVAL, OF THE 2003 INCENTIVE
COMPENSATION PLAN, AS AMENDED AND RESTATED

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee operates under a written charter adopted by the Board that is available on the Company's website at www.scientificgames.com.

        The Audit Committee oversees the accounting, auditing and financial reporting processes of the Company. As part of its oversight responsibilities, the Audit Committee reviewed and discussed the Company's financial statements for the year ended December 31, 2014 with management and Deloitte & Touche LLP, the independent auditor for the Company. The Committee also discussed and reviewed with Deloitte & Touche LLP all communications required under generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (the "PCAOB"), including the matters required to be discussed by Deloitte & Touche LLP with the Committee under PCAOB standard AU 380, Communication With Audit Committee, and SEC Rule 2-07 of Regulation S-X.

        In addition, Deloitte & Touche LLP provided to the Committee a formal written statement describing all relationships between Deloitte & Touche LLP and the Company that might bear on Deloitte & Touche LLP's independence as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The Committee reviewed and discussed with Deloitte & Touche LLP any matters that could have impacted Deloitte & Touche LLP's objectivity and independence from the Company and management, including the provision of non-audit services to the Company. Nothing came to the Committee's attention as a result of its review of Deloitte & Touche LLP's statement or its discussions with Deloitte & Touche LLP that would indicate that Deloitte & Touche LLP lacked such objectivity or independence. Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board that the audited financial statements for the Company be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

Audit Committee
Michael J. Regan, Chairman Peter A. Cohen Gerald J. Ford

 PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

        The Audit Committee has appointed Deloitte & Touche LLP as independent auditor for the fiscal year ending December 31, 2015 and stockholders are being asked to ratify such appointment at the annual meeting.

        Representatives of Deloitte & Touche LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

        Approval of the proposal to ratify the appointment of the independent auditor requires the affirmative vote of a majority of the shares entitled to vote represented at the meeting. If the appointment is not ratified by stockholders, the Audit Committee will reconsider such appointment.

Fees Paid to Independent Auditor

        Aggregate fees billed to us for the fiscal years ended December 31, 2013 and 2014 by our independent auditors, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates were approximately:

	2013 Fees	2014 Fees
Audit Fees:	$2,711,715	$4,123,311
Audit-Related Fees:	$479,984	$794,701
Tax Fees:	$142,111	$659,352
All Other Fees:	$1,271,483	$716,900

        The Audit Fees listed above were billed in connection with the audit of our annual consolidated financial statements, the reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q, Sarbanes-Oxley Section 404 attestation and statutory audits of foreign subsidiary financial statements. The Audit-Related Fees listed above were billed in connection with the professional services performed in 2014 in connection with an SEC comment letter response, a Form S-8, debt issuances in May and November and a Form 8-K/A required due to our acquisition of Bally. The Tax Fees listed above were billed for tax compliance, planning and advice. All Other Fees listed above were billed for services provided in connection with agreed-upon procedures and related reports for lottery games. All of the fees set forth in the table above were pre-approved by the Audit Committee in accordance with the procedures described below.

Pre-Approval Policy for Services Performed by Independent Auditor

        The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent auditor.

        The Audit Committee has adopted an auditor pre-approval policy that sets forth the procedures and conditions pursuant to which pre-approval may be given for services performed by the independent auditor. Under the policy, the Audit Committee must give prior approval for any amount or type of service within four categories—audit, audit-related, tax services or, to the extent permitted by law, other services—that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories at maximum pre-approved fee levels. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC's rules on auditor independence, whether the auditor is best-positioned to provide the most cost-effective and efficient service and whether the service might enhance the Company's ability to manage or control risk or improve audit quality. The Audit Committee may delegate to one or more of its members authority to approve a request for pre-approval, provided the member reports any approval so given to the Audit Committee at its next scheduled meeting.

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF
DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2015

 OTHER MATTERS

        We are not aware of any matter other than those described in this Proxy Statement that will be acted upon at the annual meeting. In the event that any other matter properly comes before the meeting for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matter.

        We will pay the costs of proxy solicitation. Proxies are being solicited primarily by mail, but, in addition, our officers and employees may solicit proxies in person, by telephone or electronically.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

        Pursuant to Rule 14a-8 under the Exchange Act, if a stockholder wants to submit a proposal for inclusion in our proxy materials for the next annual meeting of stockholders, it must be received at our principal executive offices, 6650 S. El Camino Road, Las Vegas, Nevada 89118, Attention: Corporate Secretary, not later than December 31, 2015. In order to avoid controversy, stockholders should submit proposals by means, including electronic means, which permit them to prove the date of delivery.

        If a stockholder intends to present a proposal for consideration at the next annual meeting outside of the processes of Rule 14a-8 under the Exchange Act, we must receive notice of such proposal at the address given above by March 16, 2016, or such notice will be considered untimely under Rule 14a-4(c)(1) under the Exchange Act, and our proxies will have discretionary voting authority with respect to such proposal, if presented at the annual meeting, without including information regarding such proposal in our proxy materials.

        The deadlines described above are calculated by reference to the mailing date of the proxy materials for this year's annual meeting. If the Board changes the date of next year's annual meeting by more than 30 days, the Board will, in a timely manner, inform stockholders of such change and the effect of such change on the deadlines given above by including a notice in our annual report on Form 10-K, our quarterly reports on Form 10-Q, or a current report on Form 8-K or by any other means reasonably calculated to inform the stockholders.

        Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By Order of the Board of Directors

SCOTT SCHWEINFURTH Executive Vice President, Chief Financial Officer and Corporate Secretary
Dated: April 30, 2015

Appendix A

SCIENTIFIC GAMES CORPORATION

2003 Incentive Compensation Plan
As Amended and Restated June 10, 2015

        1.    Purpose.    The purpose of this 2003 Incentive Compensation Plan, as amended and restated (the "Plan"), is to assist Scientific Games Corporation, a Delaware corporation (the "Company"), and its subsidiaries in attracting, retaining, motivating and rewarding executives, directors, employees, and other persons who provide services to the Company and/or its subsidiaries, to provide for equitable and competitive compensation opportunities, to encourage long-term service, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of participants with those of stockholders. The Plan authorizes stock-based and cash-based performance incentives for participants, to encourage such persons to expend their maximum efforts in the creation of stockholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Internal Revenue Code to the extent deemed appropriate by the Committee which administers the Plan.

        2.    Definitions.    For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

        (a)   "Annual Incentive Award" means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

        (b)   "Annual Limit" means a Participant's annual limit on each type of Award authorized under the Plan, as specified in Section 5(b).

        (c)   "Award" means any award of an Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, or Performance Award (including an Annual Incentive Award) together with any other right or interest granted to a Participant under the Plan.

        (d)   "Bally Merger Agreement" means the Agreement and Plan of Merger, dated as of August 1, 2014 by and among the Company, Scientific Games Nevada, Inc., Scientific Games International, Inc. and Bally Technologies, Inc.

        (e)   "Bally Stock" means shares of common stock of Bally Technologies, Inc., par value $0.10 per share.

        (f)    "Beneficiary" means the person, persons, trust, or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death to the extent permitted under Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.

        (g)   "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

        (h)   "Board" means the Company's Board of Directors.

        (i)    "Change in Control" means Change in Control as defined with related terms in Section 9 of the Plan. (h) "Change in Control Price" means the amount calculated in accordance with Section 9(c) of the Plan.

        (j)    "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations, proposed regulations and other applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

        (k)   "Committee" means the Compensation Committee of the Board of Directors, the composition and governance of which is established in the Committee's Charter as approved from time to time by the Board and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan.

        (l)    "Covered Employee" means a person designated by the Committee as likely to be a "covered employee," as defined under Code Section 162(m), with respect to a specified fiscal year or other performance period.

        (m)  "Deferred Stock" means a conditional right, granted to a Participant under Section 6(e) hereof, to receive Stock, at the end of a specified deferral period.

        (n)   "Dividend Equivalent" means a conditional right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock.

        (o)   "Effective Date" means June 23, 2003.

        (p)   "Effective Time" shall have the meaning set forth in the Bally Merger Agreement.

        (q)   "Eligible Person" means each executive officer and other officer or full-time employee of the Company or of any subsidiary, including each such person who may also be a director of the Company, each non-employee director of the Company, each other person who provides substantial services to the Company and/or its subsidiaries and who is designated as eligible by the Committee, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Plan.

        (r)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

        (s)   "Fair Market Value" means the fair market value of Stock, Awards, or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the average of the high and low sales prices of Stock on a given date or, if there are no sales on that date, on the latest previous date on which there were sales, reported for composite transactions in securities listed on the principal trading market on which Stock is then listed. Fair Market Value relating to the exercise price or grant price of any Non-409A Option or SAR shall conform to requirements under Code Section 409A.

        (t)    "409A Awards" means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder. "Non-409A Awards" means Awards other than 409A Awards; an Award granted before January 1, 2005 which is eligible for "grandfathering" under Code Section 409A (generally such an Award must be vested before January 1, 2005 in order to be grandfathered) constitutes a Non-409A Award unless the Committee instead designates it as a 409A Award. Although the Committee retains authority under the Plan to grant Options, SARs and Restricted Stock on terms that will qualify those Awards as 409A Awards, Options, SARs, and Restricted Stock will be Non-409A Awards (with conforming terms, as provided in Section 10(h)) unless otherwise expressly specified by the Committee.

        (u)   "Incentive Stock Option" or "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto that may be granted to Eligible Persons who are employees.

        (v)   "Legacy Bally Awards" means awards of restricted stock units granted under the Legacy Bally Plan prior to the Merger Closing Date, and which remain outstanding as of the Effective Time.

        (w)  "Legacy Bally Plan" means the Bally Technologies, Inc. 2010 Long-Term Incentive Plan (amended and restated as of October 22, 2013), which was consolidated with and into the Plan and became a sub-plan under the Plan as of the Effective Time.

        (x)   "Legacy Bally Shares" means Stock equal to the sum of (A) 3,400,000 (which represents that number of shares of Bally Stock from the Legacy Bally Plan, as converted, assumed under the Plan and not related to Legacy Bally Awards) and (B) the product of (i) the number of shares of Bally Stock subject to outstanding Legacy Bally Awards as of the Effective Time and (ii) the quotient of (x) the per share closing price of Bally Stock on the Merger Closing Date (or if such day is not a trading day, the trading day immediately preceding the Merger Closing Date and (y) the per share closing price of Stock on the Merger Closing Date (or if such day is not a trading day, the trading day immediately preceding the Merger Closing Date), with any fractional shares rounded down to a whole number of shares of Stock.

        (y)   "Legacy WMS Plan" means the Scientific Games Corporation Incentive Plan (2013 Restatement), which was assumed by the Company upon consummation of the merger in which WMS Industries, Inc. became a subsidiary of the Company (on October 18, 2013).

        (z)   "Limited SAR" means a conditional right granted to a Participant under Section 6(c) hereof.

        (aa) "Mafco" means each of MacAndrews & Forbes Incorporated, Ronald O. Perelman (or any of his Permitted Transferees) or any of their respective affiliates.

        (bb) "Merger Closing Date" shall have the meaning set forth in the Bally Merger Agreement.

        (cc) "Option" means a conditional right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

        (dd) "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h) hereof.

        (ee) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

        (ff)  "Performance Award" means a conditional right, granted to a Participant under Section 7, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.

        (gg) "Permitted Transferees" means, with respect to any person that is a natural person (and any Permitted Transferee of such person), (a) such person's immediate family, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants and (b) any trust or other legal entity the beneficiary of which is such person's immediate family, including his or her spouse, ex-spouse, children, stepchildren or their respective lineal descendants and which is controlled by such person.

        (hh) "Plan Merger Date" means the date on which Company stockholders approve the 2013 amendment and restatement of the Plan, which will be the effective date of the merger of the Legacy WMS Plan into the Plan.

         (ii)  "Plan Consolidation Date" means the date on which the Company stockholders approve the amendment to the Plan, which was approved by the Board on April 24, 2015.

        (jj)   "Preexisting Plan" mean the Company's 1997 Incentive Compensation Plan, as amended and restated.

        (kk) "Restricted Stock" means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

        (ll)   "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

        (mm)  "Stock" means the Company's Class A Common Stock, $.01 par value, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

        (nn) "Stock Appreciation Rights" or "SAR" means a conditional right granted to a Participant under Section 6(c) hereof.

        3.    Administration.

        (a)   Authority of the Committee.    Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number, and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions, or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors, and may perform any function of the Committee under the Plan for any other purpose (subject to Nasdaq Listing Rule 5635(c)), including for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof, or other persons claiming rights from or through a Participant, and stockholders.

        (b)   Manner of Exercise of Committee Authority.    The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may otherwise act with members of the Committee abstaining or recusing themselves to ensure compliance with regulatory requirements or to promote effective governance, as determined by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the fullest extent permitted under Section 157 and other applicable provisions of the Delaware General Corporation Law. The Committee may appoint agents to assist it in administering the Plan.

        (c)   Limitation of Liability.    The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

        4.    Shares Available Under the Plan.

        (a)   Number of Shares Available for Delivery.    Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be equal to the sum of (i) 13,500,000 plus the number of shares that, under the Preexisting Plan, were available at the Effective Date or thereafter have or will become available plus, (ii) from and after the Plan Merger Date, the number of shares that, under the Legacy WMS Plan, were available at the Plan Merger Date for delivery in connection with outstanding awards and 0.555 times the number of shares that, under the Legacy WMS Plan, remained available for future grants of equity awards, plus (iii) the Legacy Bally Shares. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

        (b)   Share Counting Rules.    Subject to the provisions of this Section 4(b), the Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Any shares which are (i) underlying an Option or SAR which is cancelled or terminated without having been exercised, including due to expiration or forfeiture, (ii) subject to an Award (other than an Option or SAR) which is cancelled, terminated or forfeited, (iii) not delivered to a Participant because all or a portion of the Award is settled in cash, (iv) withheld upon exercise of an Option to satisfy the exercise price (including the Option shares equal to the number of shares separately surrendered to pay the exercise price), (v) subject to an SAR but in excess of the number of shares actually delivered to the Participant upon exercise of the SAR, or (vi) withheld in connection with an Award to satisfy tax withholding obligations, shall in each case again be available for Awards under the Plan. Shares repurchased on the open market with the proceeds from the exercise of an Option may not again be made available for Awards under the Plan. For purposes of determining the number of shares that become available under the Preexisting Plan or the Legacy WMS Plan, the share counting rules applicable to outstanding Awards under this Plan shall apply in the same way to outstanding awards originally granted under the Preexisting Plan or the Legacy WMS Plan. The payment of cash dividends and Dividend Equivalents in conjunction with outstanding Awards shall not be counted against the shares available for Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company's assumption of the plan or arrangement of the acquired company or business (however, the shares subject to outstanding Awards granted under the Legacy WMS Plan and the Legacy Bally Awards are not subject to this provision as a result of the merger of the Legacy WMS Plan and the Legacy Bally Plan into this Plan). This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code. This Section 4(b) will apply to Awards and awards outstanding, and transactions and events relating to Awards and awards, on and after June 7, 2011; with regard to transactions and events relating to Awards and awards before June 7, 2011, the share counting rules in the 2003 Plan as then in effect applied. Because shares will count against the number reserved in Section 4(a) upon delivery (or later vesting) and subject to the share counting rules under this Section 4(b), the Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.

        5.    Eligibility; Per-Person Award Limitations.

        (a)   Grants to Eligible Persons.    Awards may be granted under the Plan only to Eligible Persons.

        (b)   Annual Per-Person Award Limitations.    In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), and 6(h) (including Performance Awards under Section 7 based on Awards authorized by each referenced subsection) relating to a number of shares of Stock up to his or her Annual Limit. A Participant's Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 1,500,000 shares plus the amount of the Participant's unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 10(c). In the case of a cash-denominated Award for which the limitation set forth in the preceding sentence would not operate as an effective limitation satisfying Treasury Regulation § 1.162-27(e)(4) (including a cash Performance Award under Section 7), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Participant's Annual Limit, which for this purpose shall equal $3,000,000 plus the amount of the Participant's unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) "earning" means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant's Annual Limit is used to the extent a cash amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

        6.    Specific Terms of Awards.

        (a)   General.    Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 10(e) and 10(h)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan, subject to Section 10(h) and the rules thereunder. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

        (b)   Options.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

            (i)  Exercise Price.    The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option except as provided under Section 8(a) hereof. In addition, in connection with a merger, consolidation or reorganization of the Company or any of its subsidiaries, the Committee may grant Options with an exercise price per share less than the market value of the Common Stock on the date of grant if such Options are granted in exchange for, or upon conversion of, options to purchase capital stock of any other entity which is a party to such merger, consolidation or reorganization, and such Option so granted does not enlarge the aggregate in-the-money value of the original award at the acquisition date.

           (ii)  Time and Method of Exercise.    The Committee shall determine the term of the Option, subject to Section 8(b), and the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment (subject to Section 10(h) and (i)), including, without limitation, cash, Stock (including Stock deliverable upon exercise, if such withholding will not result in additional accounting expense to the Company), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through broker-assisted "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including, to the extent permitted under Code Section 409A, deferred delivery of shares as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

          (iii)  ISOs.    The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code Section 422, unless the Participant has first consented to the change that will result in such disqualification. ISOs may be granted only to employees of the Company or any of its subsidiaries. To the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which ISOs granted under this Plan and all other plans of the Company and any subsidiary are first exercisable by any employee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under Code Section 422, such Options shall be treated as Options that are not ISOs.

        (c)   Stock Appreciation Rights.    The Committee is authorized to grant SARs to Participants on the following terms and conditions:

            (i)  Right to Payment.    A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a "Limited SAR," the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof) over (B) the grant price of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR.

           (ii)  Other Terms.    The Committee shall determine, at the date of grant or thereafter, the term of each SAR, subject to Section 8(b), the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, whether or not the SAR will be a 409A Award or Non-409A Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control, termination of service following a Change in Control, or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

        (d)   Restricted Stock.    The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

            (i)  Grant and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Participant.

           (ii)  Forfeiture.    Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

          (iii)  Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and/or that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

          (iv)  Dividends and Splits.    As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

        (e)   Deferred Stock.    The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock at the end of a specified deferral period, subject to the following terms and conditions:

            (i)  Award and Restrictions.    Settlement of an Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.

           (ii)  Forfeiture.    Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock. Deferred Stock subject to a risk of forfeiture may be called "restricted stock units" or otherwise designated by the Committee.

          (iii)  Dividend Equivalents.    Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

        (f)    Bonus Stock and Awards in Lieu of Obligations.    The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

        (g)   Dividend Equivalents.    The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify. The foregoing notwithstanding, (i) dividends and dividend equivalents will not be credited or payable with respect to an Option or SAR, except that this provision will not limit adjustments authorized under Section 10(c); and (ii) Dividend Equivalents relating to a Performance Awards at minimum shall be forfeitable to the extent the related Performance Award remains forfeitable upon failure to achieve the specified performance conditions.

        (h)   Other Stock-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

        7.    Performance Awards, Including Annual Incentive Awards

        (a)   Performance Awards Generally.    The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, or the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except (i) as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as "performance-based compensation" under Code Section 162(m); and (ii), in the case of any Performance Award denominated in shares at the grant date (i.e., an Award classified as equity under Financial Accounting Standards Board (FASB) Accounting Standards Codification 718 ("FASB ASC Topic 718")), no discretion to reduce or increase the amounts payable (except as provided under Section 10(c)) shall be reserved unless such reservation of discretion is expressly stated by the Committee at the time it acts to authorize or approve the grant of such Performance Award.

        (b)   Performance Awards Granted to Covered Employees.    If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

            (i)  Performance Goals Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Treasury Regulation § 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

           (ii)  Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units or lines of business or specific products of the Company (on an audited or unaudited basis) shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items or other adjustments; (4) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value created; (7) operating margin or operating expense; (8) net income; (9) Stock price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, new products, ventures or facilities, cost targets, internal controls, compliance, customer satisfaction and services, human resources management, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates, joint ventures or facilities. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

          (iii)  Performance Period; Timing for Establishing Performance Goals; Per-Person Limit. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed. In all cases, the maximum Performance Award of any Participant shall be subject to the limitation set forth in Section 5(b).

          (iv)  Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company or a business unit in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(i). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

           (v)  Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, and subject to Section 7(a) hereof, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b) to the extent that such discretion would increase the amount payable above that amount designated as potentially payable upon achievement of the performance goal intended to qualify the Award as "performance-based compensation" under Code Section 162(m). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards; any resulting payments need not qualify as performance-based compensation under Section 162(m) if the authorization of such non-qualifying payments would not otherwise disqualify the Performance Award apart from the termination or change in control.

        (c)   Annual Incentive Awards Granted to Designated Covered Employees.    The Committee may grant a Performance Award in the form of an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as "performance-based compensation" for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of preestablished performance goals and shall comply with the other requirements set forth in Section 7(b).

        (d)   Written Determinations.    Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

        8.    Certain Provisions Applicable to Awards.

        (a)   Stand-Alone, Additional, Tandem, and Substitute Awards.    Subject to the restrictions on "repricing" set forth in Section 10(e), Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

        (b)   Term of Awards.    The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or, in the case of an ISO, such shorter term as may be required under Code Section 422).

        (c)   Form and Timing of Payment under Awards; Deferrals.    Subject to the terms of the Plan (including Sections 10(h) and (i)) and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in cash, Stock, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control, subject to Sections 10(h) and (i)). Installment or deferred payments may be required by the Committee (subject to Sections 10(e) and 10(h) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any payment deferred pursuant to this Section 8(c) shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the Participant in the future. In the case of any 409A Award that is vested and no longer subject to a risk of forfeiture (within the meaning of Code Section 83) and deferred at the election of the Participant, such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), in accordance with Section 409A(a)(2)(B)(ii).

        (d)   Additional Award Forfeiture Provisions.    The Committee may condition a Participant's right to receive a grant of an Award, to exercise the Award, to retain Stock acquired in connection with an Award, or to retain the profit or gain realized by a Participant in connection with an Award, including cash received upon sale of Stock acquired in connection with an Award, upon compliance by the Participant with specified conditions relating to non-competition, confidentiality of information relating to the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its officers, directors and affiliates, the absence of a restatement of the Company's financial statements, and other restrictions upon or covenants of the Participant, including during specified periods following termination of employment or service to the Company.

        (e)   Exemptions from Section 16(b) Liability.    With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b), except that this provision shall not limit sales by such a Participant, and such a Participant may elect to engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Section 10(i)) in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

        (f)    Prohibition on Loans.    No term of an Award shall provide for a personal loan to a Participant.

        9.    Change in Control.

        (a)   Effect of "Change in Control."    In the event of a "Change in Control," the following provisions shall apply unless otherwise provided in the Award agreement:

            (i)  Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control;

           (ii)  If any optionee holds an Option immediately prior to a Change in Control that was not previously exercisable and vested in full throughout the 60-day period preceding the Change in Control, he shall be entitled to elect, during the 60-day period following the Change in Control, in lieu of acquiring the shares of Stock covered by the portion of the Option that was not vested and exercisable within such 60-day period, to receive, and the Company shall be obligated to pay, in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such portion of the Option;

          (iii)  The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

          (iv)  With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee in the Award agreement relating to such Award.

        The foregoing notwithstanding, any benefit or right provided under this Section 9 in the case of any non-409A Award shall be limited to those benefits and rights permitted under Code Section 409A, and any benefit or right provided under this Section 9 that would result in a distribution of a 409A Award at a time or in a manner not permitted by Section 409A shall be limited to the extent necessary so that the distribution is permitted under Section 409A. For this purpose, the distribution of a 409A Award (i) triggered by a Change in Control will remain authorized if the Change in Control also constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v), and (ii) triggered by a termination of employment with or service to the Company or a subsidiary following a Change in Control by a specified employee, within the meaning of Code Section 409A(a)(2)(B)(i), will remain authorized to occur six months after such termination.

        (b)   Definition of "Change in Control."    A "Change in Control" shall mean the occurrence of any of the following:

            (i)  when any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing at least 40% (or such greater percentage as the Committee may specify in connection with the grant of any Award) of the combined voting power of the Company's then-outstanding securities; provided, however, that a Change in Control shall not be deemed to have occurred under this Section 9(b)(i) if Mafco, directly or indirectly, becomes the "beneficial owner" of securities of the Company representing 40% or more of the combined voting power of the Company's then-outstanding securities; or

           (ii)  the consummation of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary by merger or otherwise or for the purchase by an entity other than the Company or a subsidiary of substantially all of the assets of the Company;

    provided, however, that, for an Award granted before June 7, 2011, unless otherwise provided in an applicable Award agreement, the definition of Change in Control that will apply will be that definition in effect at the time of grant of such Award.

        (c)   Definition of "Change in Control Price."    The "Change in Control Price" means (i), in the case of an Option or SAR (including any Limited SAR) granted in 2005 or thereafter, or granted before 2005 but not "grandfathered" under Code Section 409A, the Fair Market Value of a share on the date of exercise of such Option or SAR; and (ii), in the case of an Option or SAR "grandfathered" under Code Section 409A, an amount in cash equal to the higher of (A) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control, or (B) the highest Fair Market Value per share at any time during the 60-day period preceding the Change in Control.

        10.    General Provisions.

        (a)   Compliance with Legal and Other Requirements.    The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 10(h), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

        (b)   Limits on Transferability; Beneficiaries.    No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred for estate planning purposes to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any term and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

        (c)   Adjustments.    In the event that any large and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate or, in the case of any outstanding Award, necessary in order to prevent dilution or enlargement of the rights of the Participant, then the Committee shall, in such equitable manner as it may determine, adjust any or all of (A) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (B) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5(b), (C) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (D) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Sections 10(h) and (i)). In furtherance of the foregoing, a Participant who has a legally binding right to compensation under an outstanding Award shall have a legal right to an adjustment to such Award if the Award constitutes a "share-based payment arrangement" and there occurs an "equity restructuring" as such terms are defined under FASB ASC Topic 718. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (A) would cause Options, SARs, or Performance Awards granted under Section 7 to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder, or (B) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation § 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder; and provided further, that adjustments to Non-409A Awards will be made only to the extent permitted under 409A.

        (d)   Taxes.    The Company and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis, in the discretion of the Committee, or in satisfaction of other tax obligations if such withholding will not result in additional accounting expense to the Company. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of Stock will not result in additional accounting expense to the Company.

        (e)   Changes to the Plan and Awards.    The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's stockholders not later than the annual meeting the record date for which is at or following the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. (For this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant.) The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award agreement relating thereto; provided that the Committee shall have no authority to waive or modify any Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification; and provided further, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Without the prior approval of stockholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes a "repricing." For this purpose, a "repricing" means: (1) amending the terms of an Option or SAR after it is granted to lower its exercise price, except pursuant to Section 10(c) hereof; (2) any other action that is treated as a repricing under generally accepted accounting principles; and (3) repurchasing for cash or canceling an Option or SAR at a time when its exercise or grant price is equal to or greater than the fair market value of the underlying Stock, in exchange for another Option, Restricted Stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. A cancellation and exchange described in clause (3) of the preceding sentence will be considered a repricing regardless of whether the Option, Restricted Stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the Option holder.

        (f)    Limitation on Rights Conferred under Plan.    Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary, (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Person's or Participant's employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

        (g)   Unfunded Status of Awards; Creation of Trusts.    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

        (h)   Certain Limitations on Awards to Ensure Compliance with Section 409A .    For purposes of this Plan, references to an Award term or event (including any authority or right of the Company or a Participant) being "permitted" under Section 409A mean, for a 409A Award, that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Section 409A and, for a Non-409A Award, that the term or event will not cause the Award to be treated as subject to Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Section 409A, and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A, any distribution subject to Section 409A(a)(2)(A)(i) (separation from service) to a "specified employee" as defined under Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Section 409A(a)(2)(B)(i), and any authorization of payment of cash to settle a Non-409A Award shall apply only to the extent permitted under Section 409A for such Award. Non-409A Awards that are "grandfathered" under Section 409A and that, but for such grandfathered status, would be deemed 409A Awards shall be subject to the terms and conditions of the Plan as amended and restated as of May 5, 2005 other than Sections 6(b)(ii) and 6(c)(ii), provided that if any provision adopted by amendment to the Plan or an Award Agreement after October 3, 2004, would constitute a material modification of a grandfathered Non-409A Award, such provision will not be effective as to such Award unless so stated by the Committee in writing with specific reference to this provision of Section 10(h). To further ensure compliance with the requirements of Code Section 409A, Awards other than grandfathered Awards shall be subject to the Company's Section 409A Compliance Rules.

        (i)    Certain Limitations Relating to Accounting Treatment of Awards.    At any time that the Company is accounting for Awards that constitute "share-based payment arrangements" under FASB ASC Topic 718, the Company intends that, with respect to such Awards, the compensation measurement date for accounting purposes shall occur at the inception of the arrangement, unless the Committee specifically determines otherwise. Therefore, other provisions of the Plan notwithstanding, in order to preserve this fundamental objective of the Plan, if any authority granted to the Committee hereunder or any provision of the Plan or an Award agreement would result, under FASB ASC Topic 718, in an Award inadvertently being classified as a "liability" or a measurement date other than the date of inception of the arrangement, if the Committee was not specifically aware of such accounting consequence at the time such Award was approved, such authority shall be limited and such provision shall be automatically modified and reformed to the extent necessary to preserve the accounting treatment of the award intended by the Committee, subject to Section 10(e) of the Plan. This provision shall cease to be effective if and at such time as the Company is no longer account for equity compensation under FASB ASC Topic 718.

        (j)    Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

        (k)   Payments in the Event of Forfeitures; Fractional Shares.    Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

        (l)    Awards to Participants Outside the United States.    The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 10(l) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

        (m)  Governing Law.    The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the Delaware General Corporation Law, the contract and other laws of the State of New York without giving effect to principles of conflicts of laws, and applicable federal law.

        (n)   Preexisting Plan.    Upon stockholder approval of the Plan as of the Effective Date, no further grants of Awards will be made under the Preexisting Plan.

        (o)   Authorization of Option Exchange.    At June 7, 2011, the Company's stockholders approved the authorization of a "value-for-value" exchange of certain outstanding Options for Deferred Stock. Such approval met the requirements of Section 10(e) of the Plan (relating to "repricing" transactions). Any Option exchange implemented under this authorization must be commenced prior to the Company's Annual Meeting of Stockholders in 2012, and must conform to the terms of the option exchange as described in the Company's Proxy Statement dated April 25, 2011 (subject to any permitted modifications as described in such Proxy Statement). For purposes of Sections 4(a) and (b), any shares deliverable or delivered in connection with Deferred Stock granted in exchange for Options in such option exchange shall not be counted against the limitation on shares available for delivery in connection with Full-Value Awards, but will be counted against the aggregate limit on shares available for delivery under the Plan.

        (p)   Plan Merger.    At the Plan Merger Date, the Legacy WMS Plan will be merged with the Plan. The effects of this merger are:

  (i)
  shares reserved and available under the Legacy WMS Plan are incorporated into the reserved Shares under this Plan and available for Awards, as provided in Section 4 above;

  (ii)
  the authorization for further grants under the Legacy WMS Plan (as a separate plan) is terminated; and

        (iii)  outstanding awards under the Legacy WMS Plan are deemed to be Awards under the Plan; provided, however, that the terms and conditions of such Awards are not modified as a result of the merger of the Legacy WMS Plan into the Plan. In order that the terms and conditions of such Awards will not be changed, the Legacy WMS Plan (subject to Section 10(p) (ii) above) shall be deemed to be a sub-plan under the Plan for so long as any Award originally granted under the Legacy WMS Plan remains outstanding, and any agreement evidencing or governing such an Award shall be deemed to be an agreement under this Plan. If a term or condition specified in other provisions of this Plan is inconsistent with a term or condition of such an outstanding Award as in effect immediately before the Plan Merger Date, the term or condition of such outstanding Award shall govern, unless the Award is modified by the Committee by action specifically referencing the modified Award and taken on or after the Plan Merger Date.

        (q)   Legacy Bally Plan.    As of the Plan Consolidation Date, the Legacy Bally Shares will be consolidated with and subjected to the same terms as the other reserved Shares under this Plan. The effects of this consolidation are:

  (i)
  the Legacy Bally Shares are available for Awards to Eligible Participants, as provided in Section 5 above, and are subject to Section 4 of the Plan; and

         (ii)  Legacy Bally Awards and other awards granted in respect of Legacy Bally Shares prior to the Plan Consolidation Date (collectively, "Bally Plan Awards") will continue to be Awards under the Plan, and the terms and conditions of such Awards are not modified as a result of the consolidation. In order that the terms and conditions of such Awards will not be changed, the Legacy Bally Plan shall be deemed to be a sub-plan under the Plan for so long as any Bally Plan Award remains outstanding, and any agreement evidencing or governing such an Award shall be deemed to be an agreement under this Plan;

provided that, as of the Effective Time, no further grants of equity awards will be made under the Legacy Bally Plan. If a term or condition specified in other provisions of this Plan is inconsistent with a term or condition of such an outstanding Award as in effect immediately before the Plan Consolidation Date, the term or condition of such outstanding Award shall govern, unless the Award is modified by the Committee by action specifically referencing the modified Award and taken on or after the Plan Consolidation Date.

        (r)   Plan Effective Date and Termination.    The Plan was adopted by the Board of Directors on April 24, 2003 and became effective upon its approval by the Company's stockholders on the Effective Date. The Plan was amended and restated upon its approval by the Company's stockholders on each of June 14, 2005, June 10, 2008, June 17, 2009, June 7, 2011 and June 11, 2014. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan; provided, however, that no new Awards may be granted more than ten years after the date of the latest approval of the Plan by stockholders of the Company.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. M93364-P61678 ! ! ! ! ! ! ! ! ! For All Withhold All For All Except For Against Abstain To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. SCIENTIFIC GAMES CORPORATION 6650 S. El CAMINO ROAd lAS vEGAS, Nv 89118 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ElEcTRONIc DElIVERY OF FuTuRE PROXY MATERIAlS If you would like to reduce the costs incurred by Scientific Games Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIl Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 2. To approve an Amended and Restated 2003 Incentive Compensation Plan and to re-approve certain material provisions of such plan. 3. To ratify the appointment of Deloitte & Touche LLP as independent auditor for the fiscal year ending December 31, 2015. NOTE: To consider and act upon any other matter that may properly come before the meeting or any adjournment thereof. 01) Ronald O. Perelman 02) M. Gavin Isaacs 03) Richard Haddrill 04) Peter A. Cohen 05) David L. Kennedy 06) Gerald J. Ford 07) Judge Gabrielle K. McDonald 08) Paul M. Meister 09) Michael J. Regan 10) Barry F. Schwartz 11) Frances F. Townsend 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR proposals 2 and 3. ScIENTIFIc GAMES cORPORATION

M93365-P61678 ScIENTIFIc GAMES cORPORATION 6650 S. El Camino Road, Las Vegas, NV 89118 THIS PROXY IS SOlIcITED ON BEHAlF OF THE BOARD OF DIREcTORS ANNUAL MEETING OF STOCKHOLDERS - JUNE 10, 2015 The undersigned hereby appoints Scott D. Schweinfurth and Kathryn S. Lever, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to act for the undersigned and to vote the full number of shares of the Class A Common Stock of Scientific Games Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Scientific Games Corporation to be held at Latham & Watkins LLP, 885 Third Avenue, 12th floor, New York, New York at 10:00 a.m. EDT on Wednesday, June 10, 2015, and at any adjournments or postponements thereof, in accordance with the instructions set forth on this proxy card, and in their discretion, with respect to all other matters that may properly come before the meeting. Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com. (continued and to be signed on reverse side)